As filed with the U.S. Securities and Exchange Commission on March 3, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GP-Act III Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 Park Avenue, 2nd Floor
New York, New York 10022
United States of America
Telephone: +1 (212) 430-4340

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Antonio Bonchristiano
Chief Executive Officer
c/o GP-Act III Acquisition Corp.
300 Park Avenue, 2nd Floor
New York, New York 10022
United States of America
Telephone: +1 (212) 430-4340

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Mathias von Bernuth Skadden, Arps, Slate, Meagher & Flom LLP Av. Brigadeiro Faria Lima, 3311, 7th Floor 04538-133 São Paulo, SP Brazil +55 11 3708 1820	Manuel Garciadiaz Derek J. Dostal Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-third of one redeemable warrant(2)	28,750,000	10.00	$287,500,000	$31,367
Class A ordinary shares included as part of the units(3)	28,750,000	—		—	(4)
Redeemable warrants included as part of the units(3)	9,583,333	—		—	(4)
Total			$287,500,000	$31,367

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,750,000 units, consisting of 3,750,000 Class A ordinary shares and 1,250,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED MARCH 3, 2021

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

$250,000,000

GP-Act III Acquisition Corp.

25,000,000 Units

GP-Act III Acquisition Corp. is a newly incorporated blank check company, incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we may pursue an initial business combination target in any industry or geographic location (subject to certain limitations described in this prospectus), we intend to focus our search on high potential consumer-facing businesses based in the United States.

We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” beginning on page 43. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to Us
Per Unit	$10.00	$0.55	$9.45
Total	$250,000,000	$13,750,000	$236,250,000

(1)	$0.20 per unit, or $5,000,000 in the aggregate (or $5,750,000 in the aggregate if the underwriters’ option to purchase additional units is exercised in full) is payable upon the closing of this offering. $0.35 per unit, or $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on, and concurrently with, completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of Class A ordinary shares sold as part of the units in this offering, as described in this prospectus. Does not include certain fees and expenses payable to the underwriters in connection with this offering. See also “Underwriting” for a description of underwriting compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $250.0 million or $287.5 million if the underwriters’ over-allotment option is exercised in full ($10.00 per unit), will be deposited into a U.S.-based trust account maintained by with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

The underwriters are offering the units for sale on a firm commitment basis. Delivery of the units will be made on or about ,          2021.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Joint Book-Running Managers

Citigroup	Cantor
Co-Managers
Nomura	TD Securities

The date of this prospectus is         , 2021.

(Prospectus cover continued from preceding page.)

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. We have also granted the underwriters a 45-day option to purchase up to an additional 3,750,000 units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below calculated as of two business days prior to the completion of our initial business combination, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Class A ordinary shares that were sold as part of the units in this offering, which we refer to collectively as our public shares, subject to the limitations described herein. If we have not completed our initial business combination within 24 months from the closing of this offering, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law and as further described herein.

Our co-sponsor, GPIAC II, LLC, a Cayman Islands limited liability company (which we refer to as “GP sponsor” throughout this prospectus), an affiliate of GP Investments, Ltd., has committed to purchase an aggregate of 2,800,000 warrants (or 3,100,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.50 per warrant ($4,200,000 in the aggregate or $4,650,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Our co-sponsor, IDS III LLC, a Delaware limited liability company (which we refer to as “Act III sponsor” throughout this prospectus), an affiliate of Mr. Irwin Simon, our Co-Chairman, has committed to purchase an aggregate of 1,866,667 warrants (or 2,066,667 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.50 per warrant ($2,800,000 in the aggregate or $3,100,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. We refer collectively to these warrants throughout this prospectus as the private placement warrants. Each private placement warrant entitles the holder thereof to purchase one Class A ordinary share at $11.50 per share, subject to adjustment as provided herein.

Our initial shareholders currently hold 7,187,500 Class B ordinary shares (which we refer to as “founder shares” as further described herein), up to 937,500 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised. The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 20% of the sum of all Class A ordinary shares issued and outstanding upon the completion of this offering, plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding the forward purchase securities and any shares or equity-linked securities issued, or to be issued, to any seller in the business combination. Prior to our initial business combination, holders of the Class B ordinary shares will have the right to appoint all of our directors and may remove members of the board of directors for any reason. On any other matter submitted to a vote of our shareholders, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law.

We have entered into a forward purchase agreement with GP sponsor pursuant to which GP Investments or any of its subsidiaries or affiliates (including GP sponsor), as determined by GP sponsor (the “forward purchaser”) will purchase $50.0 million of units (the “forward purchase units”) consisting of one Class A ordinary share (“forward purchase shares”) and one-third of one warrant (the “forward purchase warrants”) for $10.00 per forward purchase unit, in a private placement that will close substantially concurrently with the closing of our initial business combination. GP sponsor has agreed that the forward purchaser will not redeem any Class A ordinary shares held by it in connection with the initial business combination. Each whole forward purchase warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. The forward purchase warrants will have the same terms as the private placement warrants and the forward purchase shares will be identical to the Class A ordinary shares included in the public units being sold in this offering, except the forward purchase shares will be subject to transfer restrictions and certain registration rights and the forward purchase units will consist of only one-third of one forward purchase warrant. The purchase of the forward purchase securities will be made regardless of whether any of our Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with a minimum funding level for our initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination and for working capital in the post-transaction company. See “Certain Relationships and Related Party Transactions.”

Prior to this offering, there has been no public market for our units, Class A ordinary shares or warrants. We intend to apply to list our units on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “GPATU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. The Class A ordinary shares and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Citigroup Global Markets Inc. (“Citigroup”) informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) containing an audited balance sheet of the company reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities constituting the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on Nasdaq under the symbols “GPAT” and “GPATW,” respectively.

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Until               , 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” starting on page 43 and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“ACT III sponsor” are to IDS III LLC, a Delaware limited liability company, which is an affiliate of Irwin Simon, our Co-Chairman;

•	“amended and restated memorandum and articles of association” are to our amended and restated memorandum and articles of association to be in effect upon completion of this offering;

•	“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

•	“co-sponsors” are to GP sponsor and Act III sponsor, collectively;

•	“directors” are to our directors named in this prospectus;

•	“forward purchase agreement” are to the agreement entered into between us and GP sponsor providing for the forward purchase units to the forward purchaser in a private placement to occur substantially concurrently with the closing of our initial business combination;

•	“forward purchase securities” are to the forward purchase shares and forward purchase warrants;

•	“forward purchase shares” are to our Class A ordinary shares to be issued to the forward purchaser pursuant to the forward purchase agreement;

•	“forward purchase units” are to the units to be sold pursuant to the forward purchase agreement;

•	“forward purchase warrants” are to warrants to purchase Class A ordinary shares to be issued to the forward purchaser pursuant to the forward purchase agreement;

•	“forward purchaser” refers to GP Investments or any of its subsidiaries or affiliates (including GP sponsor), as determined by GP sponsor, purchasing forward purchase securities;

•	“founder shares” are to our Class B ordinary shares initially purchased by GP sponsor, our co-sponsor, in a private placement prior to this offering, a portion of which were subsequently transferred to our co-sponsor, Act III sponsor, and our Class A ordinary shares that will be issued upon conversion thereof as provided therein;

•	“GP sponsor” are to GPIAC II, LLC, a Cayman Islands limited liability company, which is an affiliate of GP Investments;

•	“GP Investments” refers to GP Investments, Ltd., an exempted company limited by shares incorporated and organized under the laws of Bermuda;

•	“initial shareholders” are to GP sponsor, Act III sponsor and the four independent directors that hold our founder shares prior to this offering;

•	“letter agreement” refer to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

•	“management” or our “management team” are to our directors and officers;

•	“ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

•	“private placement warrants” are to the warrants issued to our co-sponsors and other holders, as applicable, in private placements simultaneously with the closing of this offering;

•	“public shareholders” are to the holders of our public shares, including our co-sponsors, directors and officers to the extent our co-sponsors, directors or officers purchase public shares, provided their status as a “public shareholder” shall only exist with respect to such public shares;

•	“public shares” are to our Class A ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	“warrants” are to our redeemable warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	“we,” “us,” “our” or our “company” are to GP-Act III Acquisition Corp., a Cayman Islands exempted company; and

•	“$,” “US$” and “U.S. dollar” each refer to the United States dollar.

All references in this prospectus to shares of the Company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. All references to the conversion of our Class B ordinary shares shall take effect as a redemption of such Class B ordinary shares and issuance of the corresponding Class A ordinary shares as a matter of Cayman Islands law. Any share dividends described in this prospectus shall take effect as share capitalizations as a matter of Cayman Islands law. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and assumes the forfeiture by our co-sponsors (and the other holders thereof, as applicable) of an aggregate of 937,500 founder shares.

Overview

We are a blank check company newly incorporated as a Cayman Islands exempted company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. We have generated no revenues to date and we do not expect that we will generate operating revenues at the earliest until we consummate our initial business combination.

Our efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While we may pursue an initial business combination opportunity in any industry or sector, we intend to capitalize on the ability of our management team to identify, acquire and operate a business or businesses that can benefit from our management team’s established global relationships, sector expertise and active management and operating experience. We believe high potential consumer-facing businesses based in the United States are attractive business combination targets that have ample opportunity for growth and the potential to provide long-term shareholder value.

GP Investments

Our co-sponsor, GPIAC II, LLC, is a wholly-owned subsidiary of GP Investments, a leading private equity firm with over 27 years of history assisting companies to develop, grow and build long lasting capabilities through operational and governance improvements. Since its founding in 1993, GP Investments has completed over 50 private equity investments, has executed 27 equity capital market transactions and has raised more than $5 billion through eight funds. Additionally, GP Investments has invested over $1.1 billion of proprietary capital alongside investors. GP Investments has made investments across numerous sectors, leading business transformations that created market leaders. The firm has developed a particularly strong track record with consumer and retail businesses, providing companies not only with capital to fuel growth but also with active managerial support as they developed their strategies to embrace digital transformation and adapt to other market shifts or navigated pivotal events when seeking access to equity capital markets, or implementing mergers and acquisitions. Throughout the years, hundreds of professionals that grew within the GP Investments’ ecosystem went on to serve in leadership roles in some of the largest consumer companies in the world, such as AB InBev, Kraft Heinz and Restaurant Brands International. Today, GP Investments has a global reach with offices in São Paulo, New York, London and Bermuda. Since 2006, GP Investments has had its Class A Shares traded in the form of Brazilian Depositary Receipts on the São Paulo Stock Exchange (“B3 S.A. – Brasil, Bolsa, Balcão” or “B3”) and its Class A Shares admitted to listing on the Official List of the Luxembourg Stock Exchange and admitted to trading on its Euro MTF market.

We will seek to leverage GP Investments’ platform, including access to its teams, deal prospects, and network, along with any necessary resources to aid the identification, diligence and operational support of a target for our initial business competition. We believe that we will benefit from GP Investments’ deep experience as a leading private equity firm with an extensive network of relationships that we believe may provide us with a distinct advantage for sourcing opportunities and unlocking long-term shareholder value.

GP Investments is led by experienced professionals, including Fersen Lamas Lambranho (Co-Chairman and the Chairman of GP Investments), Antonio Bonchristiano (Chief Executive Officer and the Chief Executive Officer of GP Investments) and Rodrigo Boscolo (Chief Financial Officer and the Chief Financial Officer of GP Investments), among others. GP Investments has a group of highly talented professionals, with a strong reputation in the private equity industry, who have been working together for 15 years, on average. The investment team has significant financial and operational expertise, having successfully completed private equity and capital market transactions in many industries throughout various economic cycles in Brazil, the United States and Europe. Many of the senior professionals at GP Investments also have direct operating experience in C-suite roles. The GP Investments team possesses a common, disciplined investment philosophy, a complementary set of skills and a deep understanding of the markets and industries in which GP Investments operates and has made investments.

We believe “GP” is one of the premier investment firm brands in Latin America, and that it is synonymous with integrity, entrepreneurship, meritocracy and professionalism. These qualities have helped GP Investments attract and retain top talent, source and successfully complete transactions, and find co-investors for larger deals, which we believe will continue to help us in the future. The GP Investments brand and network expand beyond Brazil, as GP Investments has investment professionals on the ground in the United States and Europe.

As previously noted, GP Investments has significant experience in the consumer, retail and consumer-related sectors. Some of the firm’s key investments in the space include Centauro, Latin America’s largest retailer of sporting goods; YDUQS (formerly known as Estácio Participações), one of the largest post-secondary educational institutions in the world; BR Malls, the largest and most profitable shopping mall operator in Latin America; and Hypera Pharma (formerly known as Hypermarcas), the largest pharmaceutical company in Brazil.

As one example of GP Investments’ team proven track record, Centauro’s trajectory underscores the long-lasting positive impact that GP Investments has been able to create. GP Investments acquired around a 35% stake in Centauro in 2012 and created a new strategic plan, overseeing the digital transformation of the business and developing advanced omnichannel capabilities, leveraging its more than 200 stores to increase inventory to digital customers and reduce delivery time, boosting both digital and omnichannel sales. Alongside a complete restructuring of Centauro’s financial liabilities, GP Investments also implemented the necessary organizational, operational and governance restructurings that resulted in Centauro’s initial public offering (“IPO”) on B3, raising approximately R$800 million. Our Co-Chairman, Mr. Lambranho, currently serves on the Board of Directors of Centauro.

In addition to investing in and transforming large and mature consumer businesses, our management team has significant experience in identifying, analyzing and investing in digitally native companies. In the early 2000’s, GP Investments led Submarino (now part of B2W Digital) from its inception in 1999 to its IPO in 2005, creating the leading online retailer in Brazil. More recently, GP Investments has completed investments in 99Taxi (Brazil’s first technology unicorn, later sold to Didi Chuxing), Blu, CERC, sim;paul, and Quero Educação, among others.

In 2018, GP Investments was also a founding investor in The Craftory, a consumer investment house based in London and San Francisco, with a permanent pool of capital to invest in mission-driven, digitally native, millennial minded consumer packaged goods brands, often with an emphasis of environmental and social governance. The Craftory invests in companies offering products that positively impact the categories they serve, our society, and the planet, and seeks to identify true challenger brands that set out to radically change something in their market. The Craftory’s most recent investments include:

•	investment round led by The Craftory in Hippeas. Hippeas core products are organic chickpea puffs which come in multiple flavors, such as ‘Take it Cheesy’, ‘Bohemian Barbecue’, ‘Himalayan Happiness’, and ‘In Herbs we Trust’. Plans for 2021 and beyond include the launch of a direct-to-consumer e-commerce site, scaling Hippeas Organic Chickpea Puffs and Hippeas Tortilla Chips while also further developing innovation;

•	investment round led by The Craftory in DYPER, a subscription-based diaper service that delivers high quality bamboo-based compostable diapers directly to customer’s doorstep each month, with the investment being used to support its expansion in the United States,

•	follow-on round in NotCo, a food tech company based in Chile that recreates food staples using only vegetable ingredients; and

•	investment in Dropps, a leading plastic-free detergent company based in the United States that operates a direct-to-consumer household business model, offering a range of laundry and dish detergent pods.

The Craftory is a certified B Corporation, meeting the highest standards of verified social and environmental performance, public transparency, and legal accountability to balance profit and purpose. B Corporations are recognized as accelerating a global culture shift to redefine success in business and build a more inclusive and sustainable economy. Our Co-Chairman, Mr. Lambranho, and our Chief Financial Officer, Mr. Boscolo, serve on the Board of Directors of The Craftory. The involvement of our management team and GP sponsor in The Craftory provides us significant experience and insights into the execution of strategies to develop, professionalize and grow consumer business to scale, often in the digitally-native direct-to-consumer space.

The past performance by our management team and GP Investments does not guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) success with respect to any business combination we may consummate. You should not rely on the historical record of our management team or that of GP Investments, or the performance of investments made or managed by them, as indicative of our future performance of any investment in the company or the returns that the company may generate. In addition, our management team is currently involved in other businesses and is not required to devote any specific minimum amount of time to our business, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. See “Management – Directors and Officers.”

Competitive Strengths

We believe that we possess several competitive strengths to successfully source, evaluate and execute an initial business combination. We believe that the background, operating history and experience of our management team provides us not only with access to a broad spectrum of investment opportunities, but also with the ability to significantly improve upon the operational and financial performance of a target business. Our management team has an impressive track record of successfully funding special purpose acquisition companies (“SPAC”) and subsequently completing initial business combinations with high-quality targets. Previous SPAC experience includes the founding of GP Investments Acquisition Corp. (“GPIAC”), which raised $172.5 million in May 2015 and subsequently completed its initial business combination with Rimini Street, Inc. (NASDAQ: RMNI) in October 2017, and Act II Global Acquisition Corp., a SPAC that raised $300 million in April 2019 and subsequently completed its initial business combination with Merisant Company and MAFCO Worldwide LLC, forming Whole Earths Brands, Inc. (NASDAQ: FREE).

Experienced Management Team

Our management team is comprised of seasoned industry leaders, who we believe are well-positioned to identify and evaluate high potential consumer businesses that would benefit from our management team’s skills and access to the public markets. We believe our management team offers a deep network of long-standing relationships in the industry, as well as a distinct background that can have a transformative impact on a target business. Our management team is led by Fersen Lamas Lambranho (Co-Chairman of our Board of Directors), Irwin Simon (Co-Chairman of our Board of Directors), Antonio Bonchristiano (Chief Executive Officer and Director) and Rodrigo Boscolo (Chief Financial Officer). Our Board of Directors also includes Asha Daniere, Ira Lamel, George Roeth and Mark Tarchetti; Bernardo Paiva is a Senior Advisor. Our management team has combined experience in the private equity and consumer industries of numerous years and have served on the board of dozens of companies in a wide variety of industry sectors, which we believe will benefit our ability to identify and acquire a target business.

Several of our management team members have worked together in the past as executive leaders and senior managers while generating shareholder value for many consumer-oriented companies. Our management team members have worked at leading consumer-oriented companies including The Hain Celestial Group, Inc., Aphria Inc., The Häagen-Dazs Company, Slim-Fast Foods Company, H.J. Heinz Company, The Hershey Company, Church and Dwight Co., Inc., The Clorox Co., Central Garden and Pet Co., Anheuser-Busch InBev SA, Ambev SA, Submarino SA, Lojas Americanas SA, Centauro SA, Unilever plc, Newell Brands Inc., Whole Earth Brands, Novanta Inc., Blue Ant Media, MDC Partners and Canopy Rivers.

We believe that our management team is well positioned to identify acquisition opportunities in the high-growth consumer marketplace. Our management team’s industry expertise, principal investing transaction experience and business acumen will make us an attractive partner and enhance our ability to complete a successful business combination. Our management believes that its ability to identify and implement value creation initiatives has been an essential driver of past performance and will remain central to its differentiated acquisition strategy.

Members of our management team have held leadership roles in various corporate merger and acquisition transactions as well as their subsequent integration. Together, our management team has combined experience in the Consumer Packaged Goods industry of over 100 years and has served on the board of numerous companies operating across a variety of different industry sectors, which we believe will benefit our ability to identify and acquire a target business.

Examples of the transactions in which our management team played an integral role include:

•	Act II Global Acquisition Corp. combination with Merisant Company, one of the world’s leading manufacturers of calorie-free and low-calorie sugar substitutes, and MAFCO Worldwide LLC, the world’s leading manufacturer of natural licorice products, forming Whole Earth Brands;

•	GP Investments Acquisition Corp. combination with Rimini Street, Inc., a global provider of enterprise software products and services and the leading third-party support provider for Oracle and SAP software products;

•	Aphria’s acquisition of SweetWater Brewing Company, one of the largest independent craft brewers in the United States based on volume and owner of the flagship 420 beverage brand, significantly expanding Aphria’s addressable market, diversifying its product offerings and providing a scalable platform for expansion into the U.S. and Canada;

•	Whole Earth Brands’ acquisition of Swerve, a rapidly growing manufacturer and marketer of a portfolio of zero sugar, keto-friendly, and plant-based sweeteners and baking mixes;

•	Whole Earth Brands’ acquisition of Wholesome Sweeteners, a United States leader in organic, plant-based and Fairtrade-certified sweeteners, including sugar, honey, agave nectar, allulose and other liquid sweetener products;

•	Hain Food’s acquisition of Celestial Seasonings, a leading specialty tea brand, establishing the company’s entry into the category while providing a larger operational platform and infrastructure;

•	Hain Celestial’s acquisition of Ella’s Kitchen in the United Kingdom: increasing category scale, with Earth’s Best as a leading natural infant, toddler and children’s food brand in the United States and growing Ella’s Kitchen to be a leading baby food brand in the United Kingdom;

•	Hain Celestial’s acquisition of Sensible Portions, expanding Hain Celestial’s scale in the better-for-you snacks category along with its Garden of Eatin’ and Terra brands, becoming one of the largest natural snacks companies in the United States;

•	Hain Celestial’s acquisition of Tilda, expanding Hain Celestial into the ethnic rice category and establishing an operational platform and infrastructure for geographic expansion into India, Africa and the Middle East;

•	GP Investments international expansion of Fogo de Chão, a leading Brazilian steakhouse chain with global presence. GP Investments played a key role in the institutionalization of the company allowing Fogo de Chão to implement an aggressive expansion strategy. The steakhouse more than doubled its number of restaurants as a GP Investments’ portfolio company, from 9 to 25, before its sale to THL, a Boston-based private equity firm. Fogo de Chão was publicly listed on the NASDAQ in 2015 and later sold to Rhone Capital in 2018;

•	GP Investments launch of Submarino, one of the biggest e-commerce websites in Latin America. Mr. Bonchristiano co-founded Submarino in 1999, with the goal to consolidate the emerging e-commerce space in Brazil. Later, in 2006, Submarino was merged into B2W Digital, a leading e-commerce conglomerate in Latin America;

•	GP Investments critical role driving Hypermarcas’ (currently Hypera Pharma) expansion, a leading producer of consumer goods and pharmaceutical products in Brazil. In 2007, GP Investments acquired a stake in Farmasa, a high-growth pharmaceutical company. One year later, the company was merged with Hypermarcas. The transaction enabled multiple synergies, which led to the growth of Hypermarcas that today focuses on pharmaceuticals, continuing to be a leader in its segment;

•	Aphria Inc.’s (NYSE: APHA) announced combination with Tilray Inc. (NASDAQ: TLRY), which would create the largest global cannabis company based on revenue, with scale and breadth across major geographies and a complete portfolio of market leading brands in the major Cannabis 2.0 product categories in Canada;

•	GP Investments expansion strategy in BR Malls, one of the biggest shopping mall operators in Brazil. GP Investments transformed BR Malls into the largest shopping mall operator in Latin America only two years after the investment, while capturing synergies, increasing revenues and positioning the company for future growth;

•	GP Investments business model implementation in Estácio Participações (currently YDUQS), based on top quality educational programs, efficient centralization processes and a meritocratic environment. YDUQS is currently one of the leading private post-secondary educational institutions in Latin America; and

•	GP Investments key role in the turnaround strategy of RHI Magnesita, a global leader in the refractory solutions market. RHI Magnesita resulted from the merger Austrian RHI and Brazilian Magnesita, which was controlled by GP Investments in the past. Today, RHI Magnesita is publicly listed on the London Stock Exchange (LON: RHIM) and stands out in the global refractory solutions market for its vertical integration.

In addition to the above, our management team has an extensive track record across several technology verticals and unparalleled capital markets experience. GP Investments was one of the biggest venture capital players during the first internet boom in Brazil, creating dominant technology platforms and a thriving network of professionals. As a result, several executives from the GP Investments ecosystem went on to lead large technology companies in Brazil, including Uber, Amazon and Google. The portfolio built by GP Investments under tech-enabled businesses comprises 99Taxis, Blu and Quero Educação, among others.

In addition to corporate transactions, members of our management team have led to the creation and execution of numerous brand growth strategies. Many recognized domestic and international consumer brands were developed, influenced by, acquired and/or managed by members of our management team.

The members of our management team are as follows:

Fersen Lamas Lambranho, Co-Chairman of the Board of Directors

Mr. Lambranho is a member of the board and Chairman of GP Investments. He joined the firm in 1998 and became a managing director in 1999. Prior to joining GP, Mr. Lambranho was CEO of Lojas Americanas, a company that adopts a unique approach in order to better serve its customers, offering a physical platform with different store formats, in addition to having a digital platform, with various brands, where he worked for 12 years and was a board member from 1998 to 2003. Currently, Mr. Lambranho serves on the boards of Centauro, GP Advisors, Spice Private Equity (Bermuda) Ltd., The Craftory and Leon Restaurants Ltd.

Mr. Lambranho previously chaired the board of GP Investments Acquisition Corp. (the first special purpose acquisition company sponsored by GP Investments) and served on the boards of Magnesita, BRMalls, San Antonio, Allis, Estácio, Tele Norte Leste Participações, São Carlos Empreendimentos e Participações, Playcenter, Shoptime, Farmasa, BR Properties and Americanas.com.

Mr. Lambranho was further Chairman of the board of directors of Magnesita and is a board member of several non-profit entities, such as Fundação Bienal de São Paulo. Mr. Lambranho holds a bachelor’s degree in civil engineering from the Universidade Federal do Rio de Janeiro and a MSc degree in business administration from COPPEAD-UFRJ. He also completed the Owner President Management Program at the Harvard Business School.

Irwin Simon, Co-Chairman of the Board of Directors

Mr. Simon has more than 30 years of business experience spanning many domestic and international leadership and operating roles. During his career, Mr. Simon has executed over 50 deals worth approximately $7.5 billion (net of divestitures) (including Aphria’s ongoing business combination with Tilray that is described below).

Mr. Simon founded The Hain Celestial Group, Inc. (NASDAQ: HAIN), or Hain Celestial, in 1993, which became a leading organic and natural products company with a mission to be the leading marketer, manufacturer and seller of organic and natural, better-for-you products, committed to growing sustainably while continuing to implement environmentally sound business practices and manufacturing processes. Mr. Simon led Hain Celestial for more than 25 years and grew the business to approximately $3.0 billion in net sales with operations in North America, Europe, Asia and the Middle East, and served as Founder, President, Chief Executive Officer and Chairman through 2018.

Following his time at Hain Celestial, in December 2018, Mr. Simon joined Aphria, a leading global cannabis company, as the Chairman of the Board and became its Chief Executive Officer in March 2019. Mr. Simon's extensive deal sourcing track record and execution of complex mergers and acquisitions, as well as implementing corporate operational improvements, have helped turn Aphria into a leading global cannabis company. Notably, as Aphria's Chief Executive Officer and Chairman of the Board, Mr. Simon recently oversaw Aphria's acquisition of SweetWater Brewing Company, one of the largest independent craft brewers in the United States and owner of the flagship 420 beverage brand. Mr. Simon is currently spearheading Aphria's ongoing business combination with Tilray, a global pioneer in cannabis research, cultivation, production and distribution, which would create the world's largest cannabis company based on pro forma annual revenue. Upon completion of the business combination, Mr. Simon is expected to lead the combined company as Chairman of the Board and Chief Executive Officer.

Mr. Simon served as Executive Chairman of Act II Global Acquisition Corp. until its business combination with Whole Earth Brands Inc., a Chicago-based packaged foods company focused on the “better for you” consumer packaged goods and ingredients space. Mr. Simon has served as Executive Chairman of Whole Earth Brands since June 2020 and also serves on the Board of Directors at Tulane University and on the Board of Trustees at Poly Prep Country Day School and is Presiding Director at MDC Partners Inc., a provider of marketing, activation and communications solutions and service. Moreover, Mr. Simon is the owner of Cape Breton Eagles, a Major Junior Hockey Club and Co-Owner of St. John’s Edge, a Canadian professional basketball team.

Prior to Hain Celestial, Mr. Simon was employed in various marketing and sales positions at SlimFast Foods Company, a dietary supplement foods company, and The Häagen-Dazs Company, a frozen dessert company, which became a division of Grand Metropolitan, a multi-national luxury brands company, where his responsibilities included managing the franchisee system and company-owned retail stores.

He also served as Director of Barnes & Noble, Inc. (NYSE:BKS), the largest retail bookseller in the United States until 2018, and served as a Board Member of Jarden Corporation for 14 years, from 2003 to 2017.

Mr. Simon holds a Bachelor of Arts degree from Saint Mary’s University.

Antonio Bonchristiano, Chief Executive Officer and Director

Mr. Bonchristiano is the Chief Executive Officer of GP Investments. He joined GP Investments in 1993 and has been a Managing Director since 1995. Prior to joining GP Investments, Mr. Bonchristiano was a Partner at Johnston Associates Inc., a finance consultancy based in London, and worked for Salomon Brothers Inc. in London and New York. Currently, Mr. Bonchristiano serves as a member of the boards of directors of Ambev S.A. (part of Anheuser-Busch Inbev, which was born from the union between the pioneering spirit of Ambev, with the Belgian quality of Interbrew and the tradition of Anheuser-Busch), BR Properties, GP Advisors, and Rimini Street. Mr. Bonchristiano previously was the Chief Executive Officer, the Chief Financial Officer and a Director of GP Investments Acquisition Corp.

Mr. Bonchristiano is or was also on the boards of several non-profit organizations, including Fundação Estudar in São Paulo, Brazil and John Carter Brown Library (Providence, Rhode Island, United States).

Previously, Mr. Bonchristiano served as a member of the boards of directors of BHG, Estácio, LAHotels, Sé Supermarkets, ALL, Kuala, CEMAR, Gafisa, Hopi Hari, Submarino, Equatorial, Geodex Communication, Sascar, BRMalls, Tempo and Magnesita Refratários, San Antonio International and Playcenter. He was also previously the Chief Financial Officer of SuperMar Supermercados and Founder and Chief Executive Officer of Submarino. He was also Vice-Chairman of the Board of Directors of BR Properties SA, officer of Geodex Communication, Contax Participações and IRO of ABC Supermarkets.

Mr. Bonchristiano holds a bachelor’s degree in Politics, Philosophy, and Economics from the University of Oxford.

Rodrigo Boscolo, Chief Financial Officer

Mr. Boscolo is a Managing Director and the Chief Financial Officer of GP Investments. Mr. Boscolo’s role encompasses deploying the firm’s proprietary capital in North America and Europe, as well as managing the firm’s global finance, treasury, technology, investor relations and corporate development functions. Since joining GP Investments in 2010, Mr. Boscolo has led or was involved in multiple transactions in a broad range of geographies and industries, particularly in the technology, business services, consumer, restaurants and retail sectors.

Mr. Boscolo also serves or has served on the Boards of Directors of GP Advisors, Spice Private Equity (Bermuda) Ltd., and of several portfolio companies, including Leon Restaurants, The Craftory (where he is an alternate Director), Food First Global Restaurants, Magnesita, Allis and Sascar. Previously, Mr. Boscolo worked as a consultant at The Boston Consulting Group from 2008 to 2010. Mr. Boscolo is a graduate of the University of Pennsylvania, where he earned an M.B.A. from the Wharton School in 2014 and a M.A. in International Studies from the School of Arts and Sciences at the Lauder Institute in 2016. Mr. Boscolo also holds a bachelor’s degree in business from University of São Paulo and a M.S. from Kedge Business School, in Marseille, France.

Asha Daniere, Director

Asha Daniere is a strategic and legal advisor in the media and technology sectors. From 2012 through February 2020, she was Executive Vice-President, Legal & Business Affairs at Blue Ant Media, a global multi-platform media company. Prior to her position at Blue Ant, Ms. Daniere was Senior Vice President and General Counsel at Score Media Inc., a sports media company (TSE: SCR). Prior to her role at Score Media, Ms. Daniere was General Counsel at Fun Technologies Inc., an Internet start-up that previously traded on the Toronto Stock Exchange and was later sold to Liberty Media Inc. during her tenure.

Currently Ms. Daniere serves as Chair of the Board of Directors of Canopy Rivers Inc. (TSE: RIV), a cannabis company, where she also serves on the Audit Committee and acted as Chair of the Special Committee presiding over the buy-out of the company’s controlling shareholder. She also serves on the Board of Directors and Audit Committee of MDC Partners Inc., a provider of marketing, activation and communications solutions and service. Ms. Daniere sits on the Board of Directors of the Toronto International Film Festival, where she is Chair of the governance committee. Previously Ms. Daniere served on the Board of Directors of Tangelo Games Corp, an online games company where she was Chair of the Compensation and Governance Committee.

Ms. Daniere received her Juris Doctor degree from Tulane Law School and her B.A. degree from the University of Toronto.

Ira Lamel, Director

Mr. Lamel has over 40 years of experience in finance and accounting. He currently serves as a Director of Whole Earth Brands, Inc., a global platform focused on the “better for you” consumer packaged goods and ingredients space (after having previously served as the Chief Financial Officer of Act II Global Acquisition Corp.) and Novanta Inc. (Nasdaq: NOVT), a leading global supplier of core technology solutions for medical and advanced industrial original equipment manufacturers.

Mr. Lamel was Senior Advisor to the Chief Executive Officer of The Hain Celestial Group, Inc. from 2013 to 2014 and Executive Vice President and Chief Financial Officer of Hain from 2001 to 2013.

Mr. Lamel is a certified public accountant and was an audit partner in the New York area practice of Ernst & Young LLP, from where he retired after a 29-year career. Mr. Lamel holds a B.S. in Accounting from Long Island University.

George Roeth, Director

Mr. Roeth is a seasoned professional with over 30 years of experience in consumer packaged goods industry and has an expertise across several segments including household, cleaning & disinfecting products, pet & garden supplies, food, and personal care. Mr. Roeth served as President and Chief Executive Officer of Central Garden & Pet (NASDAQ: CENT) from 2016 to 2019, a consumer packaged goods company that sells quality garden and pet products. Prior to that, Mr. Roeth spent nearly three decades at The Clorox Company (NYSE: CLX), a consumer packaged goods company with business operations that included cleaning, household, food and personal care products, in multiple leadership positions including as an Executive Vice President and Chief Operating Officer.

Mr. Roeth is currently Lead Director and Board Member of Oil-Dri Corporation of America since 2016 and an Executive Advisor at Gryphon Investors since 2020. Mr. Roeth has previously served as Chairman of the Board of the Clorox and Procter & Gamble Glad Products Joint Venture.

Mr. Roeth holds a BS in Business Administration from the University of California at Berkeley and an MBA from Kellogg Graduate School of Management of Northwestern University.

Mark Tarchetti, Director

Mr. Tarchetti is a Co-Founder of Alchemy-Rx, an agency focused on helping clients with significant growth ambitions, with a focus on consumer goods, private equity, and healthcare.

Mr. Tarchetti was previously the President of Newell Brands Inc. (NASDAQ: NWL), a leading consumer goods company. He was also formerly the Head of Global Corporate Strategy for Unilever plc, where he spent 14 years in a variety of senior strategy, business and finance roles, and the Founder of the international consulting firm Tarchetti & Co. Ltd.

Mr. Tarchetti holds a Bachelor of Arts degree in joint honors, economics and politics from Durham University in the United Kingdom.

Bernardo Paiva, Senior Advisor

Mr. Paiva holds a Bachelor of Engineering degree from Universidade Federal do Rio de Janeiro and an MBA LS in Marketing from PUC-Rio. Mr. Paiva is a class of 1991 graduate from Brahma’s (now AmBev) highly regarded management trainee program. During his early years with the company, he rose through the ranks as Sales Representative, Sales Supervisor and Sales Manager, always working at close proximity to the consumer. After his first international post in Argentina, where he was charged with building the Sales and Direct Distribution operation, Mr. Paiva returned to Brazil as AmBev’s Commercial Director for the Pernambuco region, followed by various positions within Sales. In 2004, Mr. Paiva was appointed AmBev´s Chief Procurement and Logistics Officer and subsequently became AmBev’s Chief Sales Officer.

In 2008, Mr. Paiva was appointed CEO for Labatt, a Canadian brewery acquired by InBev, being tasked with the challenge of increasing the brand’s domestic market share while delivering EBITDA goals. Having met those targets after a year, he was appointed CEO for Quilmes, the leading beer brand in Argentina with operations in Uruguay, Paraguay, Bolivia and Chile.

In 2012, Mr. Paiva was appointed Chief Sales Officer and a member of Anheuser-Busch InBev’s Executive Board, the Senior Leadership Team. Based at the company’s headquarters in New York, Mr. Paiva led AB InBev’s global sales operation, present in over 150 countries.

Bernardo returned to Brazil in January 2015 as Chief Executive Officer for AmBev, one of the largest private enterprises in the country, a position he held until the end of 2019.

GP Investments Acquisition Corp.

In January 2015,GP sponsor founded GP Investments Acquisition Corp., a special purpose acquisition company, in which Mr. Lambranho served as its Chairman of the Board of Directors and Mr. Bonchristiano served as its Chief Executive Officer and Chief Financial Officer. GPIAC completed its initial public offering in May 2015, generating gross proceeds of $172.5 million. GPIAC completed its initial business combination with Rimini Street, Inc. in October 2017. Rimini Street, Inc. is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products, and a Salesforce partner.

The industry experience of the Rimini Street management team, combined with GPIAC executives’ impressive track record of successful previous partnerships with high growth technology companies and ability to raise growth capital from investors across the global, has strongly positioned the combined company for high growth in the years to come. Notably, since its business combination, Rimini sales grew 14% annually, from December 2017 to December 2019.

Act II Global Acquisition Corp.

In April 2019, Act II Global Acquisition Corp. (“Act II”), a special purpose acquisition company, for which Mr. Simon served as Executive Chairman, completed its initial public offering, generating gross proceeds of $300.2 million. In June 2020, Act II completed its business combination with Merisant Company, one of the world’s leading manufacturers of calorie-free and low-calorie sugar substitutes, and MAFCO Worldwide LLC, one of the world’s leading manufacturer of natural licorice products, forming Whole Earth Brands. Mr. Simon currently serves as Executive Chairman of Whole Earth Brands.

Mr. Simon’s significant experience in founding and scaling consumer packaged goods companies, including The Hain Celestial Group, in 1993, provides a deep foundation of industry knowledge that will help Whole Earth Brands further accelerate its scale and growth trajectory in the near future. Leveraging Mr. Simon’s mergers and acquisitions expertise, Whole Earth Brands announced and closed the acquisition of Swerve, a rapidly growing keto-friendly, plant-based sweetener and baking brand, and Wholesome Sweeteners, an organic sweetener brand.

Market Opportunity and Business Strategy

While we may pursue an initial business combination opportunity in any industry or sector (subject to certain limitations described in this prospectus), we intend to identify and acquire a high potential consumer-facing business(es) based in the United States with an enterprise valuation between $1.0 billion and $5.0 billion.

We believe that there are a number of macro consumer trends and an accelerating pace of change that are creating multiple investment opportunities for consumer-facing businesses in the United States. These trends include:

•	The further propagation of technology into consumer habits: from direct-to-consumer and omnichannel business models, to wearables, connected fitness devices and digital financial services – across all segments, technology is completely reshaping the needs of customers and the way they acquire products and services and interact with brands.

•	The consolidation of health and wellness trends: as the focus on health and wellness progressively becomes a natural aspect of the lives of consumers, this secular force shapes consumer preferences and creates numerous opportunities, especially within the food and beverage, personal care, physical activity and consumer health segments.

•	The rise of purpose-driven companies: in the face of critical social and environmental challenges, there is a growing number of opportunities for companies that are sustainability-minded and socially conscious, with a strong potential to disrupt the status quo and create a highly engaged base customer bases. Our management and co-sponsors have extensive experience investing in purpose-driven brands with well-defined core values to capture a greater share of the consumer wallet.

•	The aftereffects of COVID-19: the pandemic has amplified disruptive and transformative trends in the consumer space. Work-from-home, fitness-at-home, tele-health and at-home entertainment are just some of the many segments that have experienced significant growth. Consumers are seeking enduring value in products and experiences which are more healthy, trustworthy, and environmentally sensitive. The pandemic is driving consumers to explore the full range of engagement and consumption options – with lasting impact. The shift to e-commerce is accelerating substantially.

The overall United States consumer goods and services sector represents a market size of $14.5 trillion and grew at a compound annual growth rate of 4.4% from 2016 to 2019, according to the United States Bureau of Economic Analysis. The COVID-19 pandemic dramatically changed patterns of consumer spending, which has been surprisingly strong in the U.S. over the past few months, according to Deloitte Insights’ United States Economic Forecast as of 4th Quarter 2020. Consumer goods accounted for 34% of total consumer spending in the third quarter of 2020, up from 31% before the COVID-19 pandemic, and real consumer spending on durable goods increased 6.7% in 2020 and is forecasted to grow 5.0% in 2021, according to Deloitte Insights.

We believe that this evolving consumer landscape presents us with the opportunity to foster and build companies that address shifting consumer preferences and utilize platforms to foster agile companies with a clear focus on engaging, inspiring and connecting with the customer. We believe that substantial demographic, social, economic and behavioral shifts are occurring at the consumer level, which is creating an environment to foster extensive market opportunities.

We believe that consumer-facing businesses often possess several attractive qualities for investors, including predictable and, in some cases, recurring revenue; resilient free cash flow generation through market cycles; pricing power driven by brand equity, innovation and premiumization opportunities; and the ability to leverage fixed costs to profitably scale both organically and inorganically.

While we may opportunistically target other sectors, particularly for tech-enabled companies, within consumer-facing businesses within the United States, we expect to further target the following investment themes:

•	Food and Beverage: since the food and beverage sector is undergoing significant transformation driven by the consumer shift towards sustainable and healthy products, we believe that there is a large underserved market for businesses to develop products and services that seek the promotion of healthier lifestyles, ethical sourcing of ingredients and labor, environmental stewardship and sustainability. Our key areas of interest are better-for-you packaged food and beverages; direct-to-consumer healthy meal delivery; and better-for-you online grocery.

•	Household and Personal Care: consumers are increasingly shifting from traditional brick-and-mortar channels to direct-to-consumer, subscription and omnichannel business models, enabling new companies to challenge established traditional players. Additionally, we believe there is enormous untapped demand for environmentally friendly products (such as natural, organic, recyclable, cruelty-free and vegan) and socially conscious businesses.

•	Apparel and Accessories: the apparel and accessories segments are also strongly impacted by the shift from traditional retail to new business models such as direct-to-consumer, omnichannel, marketplaces and re-commerce. Our key areas of interest within this segment are direct-to-consumer lifestyle brands, direct-to-consumer activewear / athleisure-wear, and online re-commerce and marketplaces.

•	Fitness and Wellness: the Fitness and Wellness market has experienced sustained growth in the recent years driven by the aforementioned health and wellness trends and customers’ desire towards healthier lifestyles. The sector has been one of the most impacted by the pandemic, therefore, we favor business models that have exceled during this period and/or are asset-light and highly scalable business models, such as at-home connected fitness, studio aggregators and wellness apps.

•	Consumer Health: the pandemic has accelerated the secular changes within the consumer health segment. Driven by the health and wellness trends and the increasing use of technology by consumers, our key areas of interest within this segment are innovative health insurance plan models, tele-health business models, wearable technology, connected wellness (including mindfulness, meditation and others), and DNA services. In addition, certain verticals represent particularly attractive investment opportunities, such as eyecare and eyewear – in which direct-to-consumer (D2C) / omnichannel retailers and consolidators of optometry clinics are disrupting long-established, vertically integrated incumbents.

•	Pet Products and Services: the US pet market has experienced strong growth and resilience over the past decade, driven by an increase in the number of pets as well as in spend per pet, as a result of pet humanization trends. Our key areas of interest within this segment are strong and reputable pet food brands, consolidation of veterinary clinics, innovative and technological pet products, and digital marketplaces for pet products and services.

•	Education Technology (EdTech): the digitization of learning methods has led to tremendous innovation both in traditional education (such as online degrees by established institutions) and in non-traditional education (such as MOOCs, corporate training and consumer-focused learning apps), giving rise to an ecosystem of learning solutions – both B2B and B2C - which offers multiple attractive investment opportunities.

•	Others: other areas of interest also include gaming, consumer fintech and consumer services (such as residential and travel services), in addition to companies across verticals that are disrupting mature industries through innovative business models, including D2C (direct-to-consumer), marketplace, e-commerce, rental, subscription, sharing and fractional ownership.

Although we intend to focus our sourcing efforts on high-growth, tech-enabled consumer companies in the sectors above, we may also opportunistically seek to invest in mature companies with outstanding characteristics, such as strong brand and product, significant competitive advantages, differentiated customer value proposition and attractive business model.

Our Mission

Our goal is to acquire a target business that understands and embraces the trends and themes we see in the consumer industry. We will seek to support a company that has a strong demand for its products or services and operates in market verticals and/or geographies with limited competition or a company that is demonstrably ahead of its competition based on factors such as deploying differentiated technology, business model or brand. We will seek to effectively employ our management team’s industry skills and experience as well as their extensive personal network to add substantial value to any acquired company. We believe our management team possesses the following skills and experience necessary to unlock to potential of the market opportunities discussed above:

•	Expertise in growing successful consumer goods companies: Our management team has a track record of analyzing, investing in and managing consumer goods companies. We believe we can identify disruptive business models and leverage our differentiated industry relationships and experiences to scale these businesses on a global scale. We believe the long-standing relationships of our management team with proven industry executives and investors give us a competitive advantage in recruiting and retaining premium talent within the industry.

•	Ability to complement and support strong executive teams: Members of our management team have served on as chief executive officers and chief financial officers of consumer businesses, as well as having served on the Boards of Directors of private and public companies within the consumer markets. They have played a critical role in identifying and overseeing numerous acquisitions and have a demonstrated track record of successfully completing investments and leading business transformations. We believe they can effectively work with strong management teams in target companies to provide significant competitive insight and drive value to shareholders.

•	Strong structuring and capital markets knowledge: Our management team has extensive experience evaluating structures and completing successful merger and acquisition transactions. Every member of the management team has participated in several diverse and complex transaction structures, minimizing risk, optimizing funding structure and improving the fundamentals of the deal to ensure a successful business moving forward. In addition, as described above under “GP Investments Acquisition Corp.,” our management team and co-sponsors also have experience in founding special purpose acquisition companies and successfully completing initial business combinations.

•	Maximizing the value of becoming a publicly traded entity: As a public entity, we believe we offer a wide range of advantages to stakeholders. These include but are not limited to: working with management and shareholders who aspire to have their company become a public entity and generate substantial growth and opportunity for shareholder value creation; transitioning from a private to a public entity may include broader access to debt and equity providers; provision of liquidity for employees and potential acquisitions and other strategic transactions; and expansion of branding in the marketplace. Our management team and our co-sponsors have a track record of guiding numerous companies through initial public offering processes, including delivering business and governance changes in preparation for accessing the equity markets. Examples in consumer, retail and consumer-related businesses include Centauro, Estácio, Hypermarcas, Submarino, Tempo Assist and Wiz Soluções, which are among the 27 equity capital markets transactions executed by GP Investments.

Business Combination Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating initial business combination opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. While we intend to utilize these criteria in evaluating business combination opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity.

•	Size: We intend to target companies whose enterprise valuation is between $1.0 billion and $5.0 billion, determined in the sole discretion of our management team according to reasonable accepted valuation standards and methodologies. Companies of this size tend to have a well-developed business, strong consumer product placement and opportunities for disruptive or transformative growth. We believe companies of this size offer the potential for long-term shareholder return and long-term risk-adjusted return potential.

•	Growth: We intend to seek companies in consumer-facing industries that we believe are on a promising growth path, driven by a sustainable competitive advantage and benefit from positive secular trends, with opportunities for acceleration through a partnership with us. We expect to target companies that have experienced significant organic growth, and that we believe are well-positioned to capture additional market share in their market segment.

•	Differentiated and disruptive qualities: We intend to target companies that offer differentiated products and/or services with an orientation towards companies that possess a scalable platform or are a dominant player or disruptor in their market segment. We believe that disruptive and innovative companies that create a product or service that displaces existing market trends or norms are better positioned for long-term sustainable success.

•	Strong market position with a sustainable competitive advantage: We intend to focus on innovative companies that are disruptors in the consumer sector, but also demonstrate strong business fundamentals and a sustainable competitive advantage in the markets in which they operate. We believe that such characteristics may be provided by recognized brands, proprietary technology, strong customer and distributor relationships, advantageous cost structures, among other factors. We intend to evaluate targets based on supply and demand, competitive dynamics, barriers to entry and threat of substitutes, among other factors.

•	Reputation and market acceptance: We intend to seek companies that we believe have a sizeable market share in their segment and the opportunity to achieve market leadership. We believe these criteria will provide defensive market share and leverage our ability grow faster than the broader industry.

•	Proven management team track record and strength: We intend to seek companies with proven and accomplished management teams that are eager to work together with and benefit from our management team’s expertise. We intend to devote significant resources to analyzing and reaching alignment among a target’s management and its stakeholders to ensure that the target business is aligned with our values and investment philosophy.

•	Opportunity for operational improvement: We believe that a key driver of value creation will be the accurate identification of areas to strengthen operations and enhance execution, and we intend to identify candidates that will benefit from our knowledge, capabilities and expertise. Therefore, we intend to seek companies that may be at an inflection point, such as requiring additional management expertise or additional capital in order to improve financial performance or scale. We believe that there are often opportunities to scale-up tech-enabled companies by providing well-organized infrastructure that matches consumer demand requirements and functions in lockstep with the front-end of the business.

•	Ability to scale and enhance growth through acquisitions and strategic transactions: We intend to seek companies that have enhanced potential to achieve significant scale, both organically and potentially through acquisitions or other strategic transactions. Therefore, we will seek a target that can serve as a platform to accelerate growth and potentially execute additional accretive acquisitions with the potential to significantly enhance shareholder value. We intend to seek management teams with the interest and ability to execute on such vision.

•	Operational maturity: We generally intend to seek companies that have the requisite compliance, financial controls and reporting processes in place and that we believe are ready for the regulatory requirements of a public entity. Therefore, we intend to focus on companies that are already audited by independent accountants and have an appropriate corporate structure.

•	Strong commitment to purpose or identity: We intend to evaluate companies based upon whether they have a strong sense of purpose or identity, which may include a commitment to social, economic, and environmental stewardship and sustainability, a desire to increase diversity, equality and inclusion through their business or product or service offering or the desire to serving a specific social purpose. We believe a strong commitment to purpose or identity, coupled with a sound underlying business, often results in the potential to deliver long-term stakeholder value.

•	Benefit from being public: We will focus on acquiring a company that has a readily understandable public market story including a clear business strategy, a compelling economic model and an attractive long-term growth story. We intend to work with management and stakeholders who aspire to have their company become a public entity and generate substantial growth. We will target companies that can capitalize on the inherent benefits of a public company structure, such as broader access to debt and equity financing, benefits for recruitment and retention of talent through equity compensation, use of equity as currency for strategic mergers and acquisitions following the initial business combination, and expanded branding and market positioning benefits.

•	Appropriate valuations: We view ourselves as rigorous, disciplined and valuation-centric investors, with a keen understanding of market value, upside and potential downside risks. We believe our past experience successfully acquiring companies will provide us with the ability to acquire companies within our search criteria at appropriate valuations relative to industry comparables and the ability to enhance and create value for shareholders over the long term.

These criteria are not intended to be exhaustive or required. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy materials or tender offer documents, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.

Our Forward Purchase Agreement and Committed Capital

We believe our ability to complete our initial business combination will be enhanced by the certainty associated with entering into a forward purchase agreement between us and GP sponsor, pursuant to which GP sponsor has agreed to purchase, or procure the purchase by GP Investments or any of its subsidiaries or affiliates, of the forward purchase units.

The forward purchase agreement entered into with GP sponsor pursuant provides that GP Investments or any of its subsidiaries or affiliates (including GP sponsor), as determined by GP sponsor (referred to herein as the forward purchaser) will purchase $50.0 million of forward purchase units consisting of one forward purchase share and one-third of one forward purchase warrant for $10.00 per forward purchase unit, in a private placement that will close substantially concurrently with the closing of our initial business combination. GP sponsor has agreed that the forward purchaser will not redeem any Class A ordinary shares held by it in connection with the initial business combination. Each whole forward purchase warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. The forward purchase warrants will have the same terms as the private placement warrants and the forward purchase shares will be identical to the Class A ordinary shares included in the public units being sold in this offering, except the forward purchase shares will be subject to transfer restrictions and certain registration rights and the forward purchase units will consist of only one-third of one forward purchase warrant. The purchase of the forward purchase securities will be made regardless of whether any of our Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with a minimum funding level for our initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination and for working capital in the post-transaction company.

We believe this committed capital will make us more attractive to a potential business combination target.

Additional Disclosures

Our Acquisition Process

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all, subject to his or her fiduciary duties under Cayman Islands law. We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination. Our directors and officers are also not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. See “Risk Factors — Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

Initial Business Combination

The Nasdaq listing rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account). We refer to this as the 80% fair market value test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. In addition, pursuant to Nasdaq listing rules, our initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target business or issue a substantial number of new shares to third-parties in connection with financing our initial business combination. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Sourcing of Potential Business Combination Targets

We believe our management team’s significant operating and transaction experience and relationships with companies will provide us with a substantial number of potential business combination targets. Over the course of their careers, including through their current roles within GP Investments, the members of our management team have developed a broad network of contacts and corporate relationships around the world. This network has grown through the activities of our management team sourcing, acquiring, financing and selling businesses, our management team’s relationships with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions. In addition, our management team have developed contacts from serving on the boards of directors of several companies.

We believe this network provides our management team with a robust and consistent flow of acquisition opportunities which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that the network of contacts and relationships of our management team will provide us with important sources of acquisition opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

Besides network- and relationship-based sourcing strategies, we will leverage technology-driven solutions to enrich our pipeline and conduct in-depth analyses on potential investment opportunities. These solutions include the utilization of data-based, scalable and sector-agnostic tools that enable us to identify high-potential targets, even before any meaningful public event occurs, as well as the assessment of digital metrics (such as website traffic, app store download trends and brand sentiment based on automated aggregation of online reviews and social media reactions).

We are not prohibited from pursuing an initial business combination with a company that is affiliated with either of our co-sponsors, directors or officers, or making the acquisition through a joint venture or other form of shared ownership with either of our co-sponsors, directors or officers.

Irwin Simon, our Co-Chairman, is currently restricted by non-compete and non-solicitation provisions contained in certain agreements with Hain Celestial, which provisions will be in effect for at least part of the time following the consummation of this offering and which prohibits him from competing with Hain Celestial and its subsidiaries solely with regard to certain natural or organic branded products. See “Risk Factors — Irwin Simon, our Co-Chairman, is party to certain agreements that will limit the types of companies that we can target for an initial business combination which could limit our prospects for an initial business combination or make us a less attractive buyer to certain target companies.”

Members of our management team and our independent directors will directly or indirectly own our ordinary shares and warrants to purchase our ordinary shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

As more fully discussed in “Management — Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have fiduciary duties or contractual obligations that may take priority over their duties to us.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and have received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (1) on or in respect of our shares, debentures or other obligations or (2) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are a Cayman Islands exempted company incorporated on November 23, 2020. Our executive offices are located at 300 Park Avenue, 2nd Floor, New York, NY 10022 and our telephone number is +1 (212) 430-4340. Upon completion of this offering, our corporate website address will be www.gp-act3.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus or the registration statement of which this prospectus is a part. You should not rely on any such information in making your decision whether to invest in our securities.

THE OFFERING

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” of this prospectus.

Securities offered	25,000,000 units (or 28,750,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:
• one Class A ordinary share; and
• one-third of one redeemable warrant.
Proposed Nasdaq symbols	Units: “GPATU”
Class A ordinary shares: “GPAT”
Warrants: “GPATW”
Trading commencement and separation of Class A ordinary shares and warrants

The units will begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Citigroup informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Separate trading of the Class A ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K	In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:
Number issued and outstanding before this offering	0
Number issued and outstanding after this offering	25,000,000(1)
Ordinary shares:
Number issued and outstanding before this offering	7,187,500(2),(3)
Number issued and outstanding after this offering	31,250,000(1),(3),(4)
Warrants:
Number of private placement warrants to be sold in private placements simultaneously with this offering	4,666,667(1)
Number of warrants to be outstanding after this offering and the sale of private placement warrants	13,000,000(1)
Exercisability	Each whole warrant offered in this offering is exercisable to purchase one Class A ordinary share, subject to adjustment as provided herein, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.
We structured each unit to contain one-third of one redeemable warrant, with each whole warrant exercisable for one Class A ordinary share, in order to reduce the dilutive effect of the warrants upon completion of our initial business combination, which we believe will make us a more attractive business combination partner for target businesses.

(1)	Assumes no exercise of the underwriters’ over-allotment option and the forfeiture of 937,500 founder shares by the holders thereof.

(2)	Our initial shareholders currently hold 7,187,500 Class B ordinary shares (which we refer to as “founder shares” as further described herein), up to 937,500 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised.

(3)	Founder shares are currently classified as Class B ordinary shares, which shares will convert into Class A ordinary shares on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

(4)	Includes 25,000,000 public shares and 6,250,000 founder shares.

Exercise price	$11.50 per share, subject to adjustment as described herein.
In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to either of our co-sponsors or their respective affiliates, without taking into account any founder shares held by our co-sponsors or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described below under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 100% and 180%, respectively, of the higher of the Market Value and the Newly Issued Price.
Exercise period	The warrants will become exercisable on the later of:
• 30 days after the completion of our initial business combination; and
• 12 months from the closing of this offering;
provided in each case that we have an effective registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement, including as a result of a notice of redemption described below under “Redemption of warrants when the price per Class ordinary share equals or exceeds $10.00”).
We are not registering the Class A ordinary shares issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed; provided that if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon not less than 30 days’ prior written notice of redemption to each warrant holder, which we refer to as the “30-day redemption period”; and
• if, and only if, the last reported sale price (the “closing price”) of our Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders equals or exceeds $18.00 per share (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants and Forward Purchase Warrants — Anti-dilution Adjustments”).

We will not redeem the warrants for cash unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period, unless the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The forward purchase warrants will be redeemable on the same terms as the warrants offered as part of the units. None of the private placement warrants will be redeemable by us (except as described below adjacent to “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants and Forward Purchase Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”) so long as they are held by our co-sponsors or their respective permitted transferees.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00	Commencing ninety days after the warrants become exercisable, we may redeem the outstanding warrants:
• in whole and not in part;
• at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants and Forward Purchase Warrants” based on the redemption date and the “fair market value” of our Class A ordinary shares (as defined below) except as otherwise described in “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants and Forward Purchase Warrants”;
• if, and only if, the closing price of our Class A ordinary shares equals or exceeds $10.00 per share (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants and Forward Purchase Warrants — Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and

• if the closing price of our Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants and Forward Purchase Warrants — Anti-dilution Adjustments”), then the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.
We will not redeem the warrants for cash unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period, unless the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The “fair market value” of our Class A ordinary shares shall mean the volume weighted average price of our Class A ordinary shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. We will provide our warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).
No fractional Class A ordinary shares will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. Please see the section entitled “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants and Forward Purchase Warrants” for additional information.

Forward purchase agreement

The forward purchase agreement entered into with GP sponsor pursuant provides that GP Investments or any of its subsidiaries or affiliates (including GP sponsor), as determined by GP sponsor (referred to herein as the forward purchaser) will purchase $50.0 million of forward purchase units consisting of one forward purchase share and one-third of one forward purchase warrant for $10.00 per forward purchase unit, in a private placement that will close substantially concurrently with the closing of our initial business combination. GP sponsor has agreed that the forward purchaser will not redeem any Class A ordinary shares held by it in connection with the initial business combination. Each whole forward purchase warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. The forward purchase warrants will have the same terms as the private placement warrants and the forward purchase shares will be identical to the Class A ordinary shares included in the public units being sold in this offering, except the forward purchase shares will be subject to transfer restrictions and certain registration rights and the forward purchase units will consist of only one-third of one forward purchase warrant. The purchase of the forward purchase securities will be made regardless of whether any of our Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with a minimum funding level for our initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination and for working capital in the post-transaction company.

If we seek shareholder approval of a proposed initial business combination, GP sponsor has agreed in the forward purchase agreement that the forward purchaser shall vote any Class A ordinary shares owned by the forward purchaser in favor of any proposed initial business combination.

The forward purchase securities are entitled to registration rights as described under “Principal Shareholders — Registration Rights.”

Founder shares	On November 29, 2020, GP sponsor paid $25,000, or approximately $0.003 per share, to cover certain of our offering and formation costs in exchange for an aggregate of 7,187,500 Class B ordinary shares, par value $0.0001 per share (after giving effect to a share surrender effected on February 1, 2021 pursuant to which 4,312,500 founder shares were cancelled for no consideration, after which GP sponsor owned 7,187,500 founder shares). On March , 2021, GP sponsor transferred 25,000 founder shares to each of our four independent directors (an aggregate of 100,000 founder shares) at their original purchase price. On March , 2021, GP sponsor transferred 3,543,750 founder shares to Act III sponsor at their original purchase price.

Prior to the initial investment in the company of $25,000 by GP sponsor, the company had no assets, tangible or intangible. The purchase price of these founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. Our initial shareholders will collectively own 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering.

Up to 937,500 founder shares are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised.

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:

• prior to our initial business combination, only holders of the founder shares have the right to vote on the appointment of directors and holders of a majority of our founder shares may remove a member of the board of directors for any reason;
• the founder shares are subject to certain transfer restrictions, as described in more detail below;
• our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive: (1) their redemption rights with respect to any founder shares and public shares held by them, as applicable, in connection with the completion of our initial business combination; (2) their redemption rights with respect to any founder shares and public shares held by them in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public shareholders for a vote, our initial shareholders, directors and officers have agreed to vote any founder shares and public shares held by them in favor of our initial business combination. In addition, pursuant to the terms of a forward purchase agreement, GP sponsor has agreed that the forward purchaser shall vote any shares purchased during or after this offering, in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 9,375,001, or 37.5% (assuming all issued and outstanding shares are voted, the over-allotment option is not exercised and all of the forward purchase shares are issued), or 1,562,501, or 6.25% (assuming only the minimum number of shares representing a quorum are voted, the over-allotment option is not exercised and all of the forward purchase shares are issued), of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved;

• the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; and
• the founder shares are entitled to registration rights as described under “Principal Shareholders — Registration Rights.”
Transfer restrictions on founder shares	Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination; and (B) subsequent to our initial business combination (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property (except with respect to permitted transferees as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Founder shares conversion and anti-dilution rights	We have 7,187,500 Class B ordinary shares, par value $0.0001 per share, issued and outstanding (up to 937,500 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised). The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, other than the forward purchase securities, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon the completion of this offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (net of the number of Class A ordinary shares redeemed in connection with our initial business combination), excluding the forward purchase securities and any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt.
Appointment of directors; Voting rights	Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to our initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of our ordinary shares who attend and vote in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Private placement warrants

Our co-sponsor, GP sponsor, has committed, pursuant to a written agreement, to purchase an aggregate of 2,800,000 (or 3,100,000 if the underwriters’ over-allotment option is exercised in full) private placement warrants at a price of $1.50 per warrant ($4,200,000 in the aggregate or $4,650,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering.

Our co-sponsor, Act III sponsor, has committed, pursuant to a written agreement, to purchase an aggregate of 1,866,667 (or 2,066,667 if the underwriters’ over-allotment option is exercised in full) private placement warrants at a price of $1.50 per warrant ($2,800,000 in the aggregate or $3,100,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering.

Each private placement warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. For a portion of the purchase price, private placement warrants may be exercised only for a whole number of shares. If we do not complete our initial business combination within 24 months from the closing of this offering, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless. The private placement warrants will not be redeemable by us (except as described above under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”) so long as they are held by our co-sponsors or their respective permitted transferees. If the private placement warrants are held by holders other than our co-sponsors or their respective permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Our co-sponsors, as well as their respective permitted transferees, have the option to exercise the private placement warrants on a cashless basis.

Transfer restrictions on private placement warrants	The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants.”
Proceeds to be held in trust account	Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the $257.0 million in proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, or $295.3 million if the underwriters’ over-allotment option is exercised in full, $250.0 million ($10.00 per unit), or $287.5 million ($10.00 per unit) if the underwriters’ over-allotment option is exercised in full (including $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions), will be deposited into a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company acting as trustee, and $1,000,000 will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.
Anticipated expenses and funding sources	Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay taxes or to redeem our public shares in connection with an amendment to our amended and restated memorandum and articles of association, as described above. Based upon current interest rates, we expect the trust account to generate approximately $250,000 of interest annually (assuming an interest rate of 0.1% per year). Unless and until we complete our initial business combination, we may pay our expenses only from:
• the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $1.0 million in working capital after the payment of approximately $1.0 million in expenses (other than underwriting commissions) relating to this offering; and
• any loans or additional investments from our co-sponsors, members of our management team or any of their affiliates or other third parties, although they are under no obligation to loan funds to, or otherwise invest in, us; and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.
Conditions to completing our initial business combination	There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Nasdaq listing rules require that an initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account). We refer to this as the 80% fair market value test. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Even though our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public shareholders with our analysis of our satisfaction of the 80% fair market value test, as well as the basis for our determinations. If our board of directors is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria.

We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test; provided that in the event that our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses.
Permitted purchases and other transactions with respect to our securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our co-sponsors, directors, officers, advisors or any of their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our co-sponsors, directors, officers, advisors or any of their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, our co-sponsors, directors, officers, advisors or any of their affiliates are under no obligation or duty to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or warrants in such transactions. If our co-sponsors, directors, officers, advisors or any of their affiliates engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. See “Proposed Business — Permitted purchases and other transactions with respect to our securities” for a description of how our co-sponsors, directors, officers, advisors or any of their affiliates will select which shareholders to enter into private transactions with.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our co-sponsors, directors, officers, advisors or any of their affiliates will be restricted from making any purchases if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption rights for public shareholders upon completion of our initial business combination	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein.
The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination.

Manner of conducting redemptions	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (1) in connection with a general meeting called to approve the business combination or (2) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by applicable law or stock exchange listing requirement or we choose to seek shareholder approval for business or other reasons.
If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association:
• conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and
• file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.
Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and each co-sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, we will:
• conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and
• file proxy materials with the SEC.
We expect that a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.
Our initial business combination must be approved by a majority of our board of directors, and a majority of our independent directors. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, pursuant to the terms of a letter agreement entered into with us, our initial shareholders have agreed (and their permitted transferees will agree) to vote their founder shares and any public shares held by them in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our initial shareholders and their permitted transferees will own at least 20% of our issued and outstanding ordinary shares entitled to vote thereon. Our directors and officers also have agreed to vote in favor of our initial business combination with respect to any public shares acquired by them. These voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions. Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
Tendering share certificates in connection with a tender offer or redemption rights	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit / Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our co-sponsors or their respective affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our co-sponsors or their respective affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Redemption rights in connection with proposed amendments to our amended and restated memorandum and articles of association	Some other blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our amended and restated memorandum and articles of association provide that any of its provisions (other than amendments relating to provisions governing the appointment or removal of directors prior to our initial business combination, which require the approval of a majority of at least 90% of our ordinary shares attending and voting in a general meeting), including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of private placement warrants into the trust account and not release such amounts except in specified circumstances), may be amended if approved by holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares.

Our initial shareholders, who will beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. Our co-sponsors, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares. Our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination.
Release of funds in trust account on closing of our initial business combination	On the completion of our initial business combination, all amounts held in the trust account will be disbursed directly by the trustee or released to us to pay amounts due to any public shareholders who properly exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination	Our co-sponsors, officers and directors have agreed that we will have only 24 months from the closing of this offering to complete our initial business combination. If we have not completed our initial business combination within such 24-month period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 24-month time period.
Our initial shareholders have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our initial shareholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time frame. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within the allotted time frame and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.
Our co-sponsors, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions.
Limited payments to insiders	There will be no finder’s fees, reimbursements or cash payments made by us to our co-sponsors, directors or officers, or our or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement warrants held in the trust account prior to the completion of our initial business combination:
• repayment of an aggregate of up to $300,000 in loans made to us by GPIC, Ltd., the sole member of GP sponsor, to cover offering-related and organizational expenses;

• payment to an affiliate of GP sponsor of a total of $10,000 per month for office space, administrative and support services;
• payment of customary fees for financial advisory services;
• reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and
• repayment of loans which may be made by either of our co-sponsors, any of their respective affiliates or certain of our directors and officers to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender.
These payments may be funded using the net proceeds of this offering and the sale of the private placement warrants not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.
Our audit committee will review on a quarterly basis all payments that were made by us to our co-sponsors, directors or officers, or our or any of their respective affiliates.
Audit committee	Prior to the effectiveness of this registration statement, we will have established and will maintain an audit committee to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”
Conflicts of interest

Our management team, in their capacities as directors, officers or employees of our co-sponsors or their respective affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by either of our co-sponsors, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. For more information, see the section entitled “Management — Conflicts of Interest.”

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all, subject to his or her fiduciary duties under Cayman Islands law. See “Risk Factors — Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”
We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to complete our initial business combination.
Indemnity

Each of our co-sponsors has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our co-sponsors will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our co-sponsors have sufficient funds to satisfy their respective indemnity obligations and believe that our co-sponsors’ only assets are securities of our company and, therefore, our co-sponsors may not be able to satisfy those obligations. We have not asked our co-sponsor to reserve for such obligations.

Risks

We are a newly incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 43 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	November 30, 2020
	Actual	As Adjusted(2)
Balance Sheet Data
Working capital (deficiency)	$(215,357)	$242,271,027
Total assets	$236,384	$251,021,027
Total liabilities	$215,357	$8,750,000
Value of Class A ordinary shares subject to possible redemption	$—	$237,271,020
Shareholders’ equity	$21,027	$5,000,007

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the private placement warrants, repayment of up to an aggregate of $300,000 in loans made to us by GPIC, Ltd., the sole member of GP sponsor, and the payment of the estimated expenses of this offering and assumes no exercise of the underwriters’ overallotment option. The “as adjusted” total assets amount includes the $250,000,000 held in the trust account for the benefit of our public shareholders, which amount, less deferred underwriting commissions, will be available to us only upon the completion of our initial business combination within 24 months from the closing of this offering. The “as adjusted” working capital and “as adjusted” total assets include $8,750,000 being held in the trust account representing deferred underwriting commissions. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

If we have not completed our initial business combination within 24 months from the closing of this offering, we will distribute the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive, among other things, their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

Some statements contained in this prospectus are forward-looking in nature. Our forward-looking statements and risk factors include, but are not limited to, statements and risk factors regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements and risk factors in this prospectus may include, for example, statements and risk factors about:

•	the actual and potential effects of the COVID-19 (which term includes any evolutions or mutations thereof) pandemic and its potential to have an ongoing adverse impact on global, regional and national economies;

•	our ability to select an appropriate target business or businesses;

•	our ability to complete our initial business combination which is impacted by various factors, including, but not limited to, the uncertainty resulting from the COVID-19 pandemic;

•	our expectations around the performance of a prospective target business or businesses or of markets or industries;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our directors and officers allocating their time to other businesses and potentially having conflicts of interest with or otherwise conflicting contractual obligations in connection with our business or in approving or consummating our initial business combination;

•	the proceeds of the purchase of the forward purchase securities being available to us;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•	the ability of our directors and officers to generate a number of potential business combination opportunities;

•	the potential liquidity and trading of our public securities;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	the trust account not being subject to claims of third parties; or

•	our financial performance following this offering.

The forward-looking statements and risk factors contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks

We are a newly incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly incorporated exempted company incorporated under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable law or stock exchange rules or if we decide to hold a shareholder vote for business or other reasons. For instance, Nasdaq listing rules currently allow us to engage in a tender offer in lieu of a general meeting, but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our issued and outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our issued and outstanding shares, we would seek shareholder approval of such business combination. However, except as required by applicable law or stock exchange rules, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the issued and outstanding ordinary shares do not approve of the business combination we consummate. Please see the section entitled “Proposed Business — Effecting Our Initial Business Combination — Shareholders may not have the ability to approve our initial business combination” for additional information.

If we seek shareholder approval of our initial business combination, our initial shareholders, directors and officers have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Unlike many other blank check companies in which the initial shareholders agree to vote their founder shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, our initial shareholders, directors and officers have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares held by them in favor of our initial business combination. In addition, pursuant to the terms of a forward purchase agreement, GP sponsor has agreed that the forward purchaser shall vote any shares purchased during or after this offering, in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 9,375,001, or 37.5% (assuming all issued and outstanding shares are voted, the over-allotment option is not exercised and all of the forward purchase shares are issued), or 1,562,501, or 6.25% (assuming only the minimum number of shares representing a quorum are voted, the over-allotment option is not exercised and all of the forward purchase shares are issued), of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any. We expect that our initial shareholders and their permitted transferees will own at least 20% of our issued and outstanding ordinary shares at the time of any such shareholder vote. Accordingly, if we seek shareholder approval of our initial business combination, it is more likely that the necessary shareholder approval will be received than would be the case if such persons agreed to vote their founder shares in accordance with the majority of the votes cast by our public shareholders.

In evaluating a prospective target business for our initial business combination, our management will rely on the availability of all of the funds from the sale of the forward purchase securities to be used as part of the consideration to the sellers in the initial business combination. If the sale of the forward purchase securities fails to close for any reason, we may lack sufficient funds to complete our initial business combination.

We have entered into the forward purchase agreement pursuant to which GP sponsor has agreed to purchase, or procure the purchase by the forward purchaser of, the forward purchase units in a private placement to occur substantially concurrently with our initial business combination. The funds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination and for working capital in the post-transaction company. The obligations under the forward purchase agreement do not depend on whether any public shareholders elect to redeem their shares and provide us with a minimum funding level for the initial business combination. However, if the sale of the forward purchase securities does not close for any reason, including the failure by the forward purchaser to fund the purchase price for its forward purchase securities, we may lack sufficient funds to complete our initial business combination. Additionally, the obligation of the forward purchaser to purchase the forward purchase securities is subject to termination prior to the closing of the sale of the forward purchase securities by mutual written consent of the company and the forward purchaser or, automatically upon certain events including if the initial business combination is not completed within 24 months of the closing of this offering or such later date as may be approved by our shareholders.

The obligation of the forward purchaser to purchase the forward purchase securities is subject to fulfillment of customary closing conditions and other conditions as set forth in the forward purchase agreement, including that the initial business combination shall be consummated substantially concurrently with the purchase of the forward purchase securities.

While the forward purchaser has represented to us that it will have sufficient funds to satisfy its obligations under the forward purchase agreement, we have not obligated the forward purchaser to reserve funds for such obligations. We have not independently verified that the forward purchaser will have such funds.

In the event of any such failure to fund by the forward purchaser, including as a result of any default by the forward purchaser of its obligations under the forward purchase agreement, or if any obligation is so terminated or any such condition is not satisfied and not waived by the forward purchaser, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall would also reduce the amount of funds that we have available for working capital of the post-business combination company.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Additionally, since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with a business combination and such amount of deferred underwriting discount is not available for us to use as consideration in an initial business combination. If we are able to consummate an initial business combination, the per-share value of shares held by non-redeeming shareholders will reflect our obligation to pay and the payment of the deferred underwriting commissions. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights and, therefore, we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 24 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the end of the 24-month period. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our co-sponsors, directors and officers have agreed that we must complete our initial business combination within 24 months from the closing of this offering. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the COVID-19 pandemic continues in the U.S. and globally and, while the extent of the impact of the COVID-19 pandemic on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the COVID-19 pandemic may negatively impact businesses we may seek to acquire.

If we have not completed our initial business combination within such time period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may receive only $10.00 per share, or less than $10.00 per share, on the redemption of their shares, and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If we seek shareholder approval of our initial business combination, our co-sponsors, directors, officers, advisors or any of their affiliates may elect to purchase shares or warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our co-sponsors, directors, officers, advisors or any of their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our co-sponsors, directors, officers, advisors or any of their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, our co-sponsors, directors, officers, advisors or any of their affiliates are under no obligation or duty to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. See “Proposed Business — Permitted purchases and other transactions with respect to our securities” for a description of how our co-sponsors, directors, officers, advisors or any of their affiliates will select which shareholders to enter into private transactions with. The purpose of such purchases could be to vote such shares in favor of our initial business combination and thereby increase the likelihood of obtaining shareholder approval of our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on our redemption of their shares, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek shareholder approval of our initial business combination and we are obligated to pay cash for our Class A ordinary shares, it will potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If the funds not being held in the trust account are insufficient to allow us to operate for at least the 24 months following the closing of this offering, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the 24 months following the closing of this offering, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

We believe that, upon the closing of this offering, the funds available to us outside of the trust account, will be sufficient to allow us to operate for at least the 24 months following the closing of this offering; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we may depend on loans from our co-sponsors or management team to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement warrants, only approximately $1,000,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $1.0 million, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1.0 million, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our co-sponsors, management team or other third parties to operate or may be forced to liquidate. Neither our co-sponsors, members of our management team nor any of their affiliates is under any obligation to loan funds to, or otherwise invest in, us in such circumstances. Any such loans may be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we have not completed our initial business combination within the required time period because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In such case, our public shareholders may receive only $10.00 per share, or less in certain circumstances, and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

Subsequent to our completion of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as a voidable performance. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith by paying public shareholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our liquidation estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any liquidation claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation would be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company with the SEC;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Holders of Class A ordinary shares will not be entitled to vote on any appointment of directors we hold prior to our initial business combination.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to our initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. Accordingly, as holders of our Class A ordinary shares, our public shareholders will not have any say in the management of our company prior to the consummation of an initial business combination. In addition, our board of directors is divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term.

Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company of any size (subject to our satisfaction of the 80% of net assets test) and in any industry, sector or geography. However, we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or development stage entity. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to our investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm regarding fairness. Consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We may have limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information.

Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value.

The directors and officers of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our ordinary shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may be able to complete only one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The gross proceeds from this offering and the sale of the private placement warrants will provide us with $257,000,000 (or $295,250,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination (which includes $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions being held in the trust account, and excludes estimated offering expenses of $1.0 million).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association do not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our co-sponsors, directors, officers, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the public warrants is higher than is typical in many similar blank check companies in the past. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share, subject to adjustment as provided herein. As a result, the warrants are more likely to expire worthless.

In order to effectuate an initial business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that some of our shareholders may not support.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated memorandum and articles of association requires at least a special resolution of our shareholders as a matter of Cayman Islands law. A resolution is deemed to be a special resolution as a matter of Cayman Islands law where it has been approved by either (1) holders of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s ordinary shares at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given or (2) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association provide that special resolutions must be approved either by holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting (i.e., the lowest threshold permissible under Cayman Islands law) (other than amendments relating to provisions governing the appointment or removal of directors prior to our initial business combination, which require the approval of a majority of at least 90% of our ordinary shares attending and voting in a general meeting), or by a unanimous written resolution of all of our shareholders. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then issued and outstanding public warrants and forward purchase warrants to make any change that adversely affects the interests of the registered holders of public warrants. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments, including the warrant agreement, or extend the time to consummate an initial business combination in order to effectuate our initial business combination. To the extent any of such amendments would be deemed to fundamentally change the nature of any of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities.

Certain provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by holders of a certain percentage of the company’s shares. In those companies, amendment of these provisions typically requires approval by holders holding between 90% and 100% of the company’s public shares. Our amended and restated memorandum and articles of association provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of private placement warrants into the trust account and not release such amounts except in specified circumstances), may be amended if approved by holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares (other than amendments relating to provisions governing the appointment or removal of directors prior to our initial business combination, which require the approval of a majority of at least 90% of our ordinary shares attending and voting in a general meeting). Our initial shareholders, who will collectively beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete our initial business combination with which you do not agree. In certain circumstances, our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private placement warrants and the forward purchase securities will be sufficient to allow us to complete our initial business combination, because we have not yet selected any target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants and the forward purchase securities prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.

In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our directors, officers or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2021. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

After our initial business combination, our results of operations and prospects could be subject, to a significant extent, to the economic, political, social and government policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

The COVID-19 pandemic and the impact on businesses and debt and equity markets could have a material adverse effect on our search for an initial business combination, and any target business with which we ultimately consummate an initial business combination.

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of COVID-19 a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic.” The COVID-19 pandemic has resulted in a widespread health crisis that has adversely impacted the economies and financial markets worldwide, business operations and the conduct of commerce generally. There is no way of being certain how long these adverse impacts will last and such uncertainty is heightened by the effects of additional waves of the pandemic and the emergence of significant mutations or variants of COVID-19 virus. COVID-19, or other disease outbreaks, could have a material adverse effect on the business of any potential target business with which we consummate an initial business combination. Furthermore, we may be unable to complete an initial business combination if concerns relating to the COVID-19 pandemic continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for an initial business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the COVID-19 pandemic and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we ultimately consummate an initial business combination, may be materially adversely affected.

In addition, our ability to consummate an initial business combination may be dependent on the ability to raise equity and debt financing and the COVID-19 pandemic and other related events could have a material adverse effect on our ability to raise adequate financing, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

Risks Relating to our Securities

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 pandemic. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business — Effecting Our Initial Business Combination — Tendering share certificates in connection with a tender offer or redemption rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares and/or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares and/or warrants, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to have our units listed on Nasdaq on or promptly after the date of this prospectus and our Class A ordinary shares and warrants listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. In general, we must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum of 300 public holders. Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our share price would generally be required to be at least $4.00 per share, our shareholders’ equity would generally be required to be at least $5 million and we would be required to have a minimum of 300 round lot holders of our unrestricted securities (with at least 50% of such round-lot holders holding unrestricted securities with a market value of at least $2,500). We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists any of our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and warrants will be listed on Nasdaq, our units, Class A ordinary shares and warrants will qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not completed our initial business combination within the required time period, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors.

Each of our co-sponsors has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our co-sponsors will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our co-sponsors have sufficient funds to satisfy their respective indemnity obligations and believe that our co-sponsors’ only assets are securities of our company. Our co-sponsors may not have sufficient funds available to satisfy those obligations. We have not asked our co-sponsors to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our directors or officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our co-sponsors, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (1) $10.00 per public share or (2) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn to pay taxes, and either of our co-sponsors asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our co-sponsors to enforce their respective indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our co-sponsors to enforce their respective indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

If we have not completed our initial business combination within 24 months of the closing of this offering, our public shareholders may be forced to wait beyond such 24 months before redemption from our trust account.

If we have not completed our initial business combination within 24 months from the closing of this offering, we will distribute the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the initial 24 months before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association and then only in cases where investors have properly sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we have not completed our initial business combination within the required time period and do not amend certain provisions of our amended and restated memorandum and articles of association prior thereto.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of up to approximately $18,300 and to imprisonment for five years in the Cayman Islands.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the issuance of such shares, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the above requirements, we will be required to permit holders to exercise their warrants on a cashless basis, in which case, the number of Class A ordinary shares that you will receive upon cashless exercise will be based on a formula subject to a maximum amount of shares equal to 0.361 Class A ordinary shares per warrant (subject to adjustment). However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the public warrants included as part of units sold in this offering. In such an instance, our co-sponsors and their respective permitted transferees (which may include our directors and executive officers) would be able to exercise their warrants and sell the ordinary shares underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying ordinary shares. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying Class A ordinary shares for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.

The grant of registration rights to our initial shareholders and their permitted transferees may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into on or prior to the closing of this offering, at or after the time of our initial business combination, our initial shareholders and their permitted transferees can demand that we register the resale of their founder shares after those shares convert to our Class A ordinary shares. In addition, our co-sponsors and their respective permitted transferees can demand that we register the resale of the private placement warrants and the Class A ordinary shares issuable upon exercise of the private placement warrants, and holders of warrants that may be issued upon conversion of working capital loans may demand that we register the resale of such warrants or the Class A ordinary shares issuable upon exercise of such warrants.

We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the ordinary shares owned by our initial shareholders or their permitted transferees, our private placement warrants or warrants issued in connection with working capital loans or the forward purchase securities are registered for resale.

Irwin Simon, our Co-Chairman, is party to certain agreements that will limit the types of companies that we can target for an initial business combination which could limit our prospects for an initial business combination or make us a less attractive buyer to certain target companies.

Irwin Simon, our Co-Chairman, is bound by non-compete provisions contained in employment and succession agreements with Hain Celestial, which provisions are in effect for 3 years from November 2018, and which prohibit Mr. Simon from (i) soliciting customers of Hain Celestial and (ii) providing competing services to entities competing with Hain Celestial or its subsidiaries in the manufacture or marketing of natural or organic branded products developed or sold by Hain Celestial or its subsidiaries for the two years before November 2018, in counties of any country where Hain Celestial or its subsidiaries does business and where Mr. Simon had provided services to Hain Celestial or received confidential information about from Hain Celestial, for the two years before November 2018. Mr. Simon may request that Hain Celestial's Board of Directors approve limited exceptions to the non-compete described above, and Hain Celestial's Board shall consider such requests in good faith, but may disapprove any such exception if it reasonably determines such disapproval is necessary to protect Hain Celestial's business, goodwill and customer relationships.

In light of the non-competition provisions, we will not seek an initial business combination with any company with operations in the businesses described above. In addition, if our initial business combination does not cause Mr. Simon to violate the non-competition agreements, no assurance can be given that the combined company would not in the future engage in competitive activities which would cause him to be in breach of the non-competition provisions. If a court were to conclude that a violation of one or more of the non-competition provisions had occurred, it could extend the term of any or all of the non-competition restrictions and/or enjoin Mr. Simon from participating in our company, or enjoin us from engaging in aspects of the business which compete with Hain Celestial, as applicable. The court could also impose monetary damages against Mr. Simon or us. This could materially harm our business and the trading prices of our securities. Even if ultimately resolved in our favor, any litigation associated with the non-competition agreements could be time consuming, costly and distract management's focus from locating suitable acquisition candidates and operating our business.

Litigation brought by third parties against Irwin Simon, our Co-Chairman, in connection with his prior employment may affect our business combination process.

Between April and September 2017, several class and derivative actions were filed in connection with certain public disclosures made by Hain Celestial, including financial performance disclosures submitted to the SEC for fiscal years 2014, 2015, and 2016. Irwin Simon, our Co-Chairman, is named as an individual defendant in each of these lawsuits. The lawsuits generally share a factual nexus, and allege securities law violations against all defendants, including Mr. Simon. Mr. Simon disputes all such allegations and is defending vigorously against the lawsuits. While Mr. Simon does not believe such litigation, if it continues after this offering, will be time consuming nor divert their attention from our search for a target business, it is possible that the litigation does consume some of his time and that potential target businesses may ask about the status of the litigation.

We may issue additional Class A ordinary shares or preferred shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association authorizes the issuance of up to 200,000,000 Class A ordinary shares, par value $0.0001 per share, 20,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 undesignated preferred shares, par value $0.0001 per share. Immediately after this offering, there will be 162,000,000 and 13,750,000 (assuming in each case that the underwriters have not exercised their over-allotment option) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance, which amount takes into account shares reserved for issuance upon exercise of outstanding warrants, but does not take into account the shares reserved for issuance not upon conversion of the Class B ordinary shares, shares reserved for issuance upon the exercise of the forward purchase warrants or any shares issued upon the sale of the forward purchase shares. Class B ordinary shares are convertible into Class A ordinary shares, initially at a one-for-one ratio but subject to adjustment as set forth herein. Immediately after this offering, there will be no preferred shares issued and outstanding.

We may issue a substantial number of additional Class A ordinary shares, and may issue preferred shares, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares to redeem the warrants as described in “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants and Forward Purchase Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” or upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. However, our amended and restated memorandum and articles of association provide, among other things, that prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares on any initial business combination. The issuance of additional ordinary shares or preferred shares:

•	may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded our ordinary shares;

•	could cause a change of control if a substantial number of our ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

•	may adversely affect prevailing market prices for our units, ordinary shares and/or warrants; and

•	may not result in adjustment to the exercise price of our warrants.

Our initial shareholders will control the appointment of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will appoint all of our directors prior to our initial business combination and may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial shareholders will own 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). In addition, prior to our initial business combination, holders of the founder shares will have the right to appoint all of our directors and may remove members of the board of directors for any reason. Holders of our public shares will have no right to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares attending and voting in a general meeting. As a result, you will not have any influence over the appointment of directors prior to our initial business combination.

Neither our initial shareholders nor, to our knowledge, any of our directors or officers, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, as a result of their substantial ownership in our company, our initial shareholders may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our initial shareholders purchase any Class A ordinary shares in this offering or in the aftermarket or in privately negotiated transactions, this would increase their influence over these actions.

In addition, our board of directors, whose members were appointed by our co-sponsors, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual general meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for appointment and our co-sponsors, because of its ownership position, will control the outcome, as only holders of our Class B ordinary shares will have the right to vote on the appointment of directors and to remove directors prior to our initial business combination.

Accordingly, our initial shareholders will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.

Our co-sponsors paid an aggregate of $25,000, or approximately $0.003 per founder share, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our Class A ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary shares and none to the warrant included in the unit) and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to you and the other investors in this offering. GP sponsor acquired the founder shares at a nominal price (a portion of which were subsequently transferred to Act III sponsor and our four independent directors), significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 93.4% (or $9.34 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.66 and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants and forward purchase warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants and forward purchase warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant if, among other things, the last reported sale price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants and Forward Purchase Warrants — Anti-dilution Adjustments”) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the public warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to: (1) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us (except as described under “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants and Forward Purchase Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”) so long as they are held by our co-sponsors or their respective permitted transferees.

In addition, we have the ability to redeem outstanding warrants commencing ninety days after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, the last reported sale price of our Class A ordinary shares equals or exceeds $10.00 per share (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants and Forward Purchase Warrants — Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders. In such a case, the holders will be able to exercise their warrants for cash or on a cashless basis prior to redemption and receive that number of Class A ordinary shares determined by reference to the table set forth under “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants and Forward Purchase Warrants” based on the redemption date and the “fair market value” of our Class A ordinary shares except as otherwise described in “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants and Forward Purchase Warrants.” Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of the Class A ordinary shares had your warrants remained outstanding. The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of ordinary shares received is capped at 0.361 Class A ordinary shares per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

Our warrants and founder shares may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 8,333,333 Class A ordinary shares (or up to 9,583,333 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), at a price of $11.50 per whole share (subject to adjustment as provided herein), as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in private placements an aggregate of 4,666,667 (or 5,166,667 if the underwriters’ over-allotment option is exercised in full) private placement warrants, each exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. As disclosed elsewhere in this prospectus, forward purchase units (comprising forward purchase shares and forward purchase warrants) are also expected to be issued pursuant to private placement that will close substantially concurrently with the closing of our initial business combination. Our initial shareholders currently hold 7,187,500 Class B ordinary shares (up to 937,500 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised). The Class B ordinary shares are convertible into Class A ordinary shares on a one-for-one basis, subject to adjustment as set forth herein. In addition, if either of our co-sponsors, any of their respective affiliates or certain of our directors and officers make any working capital loans, up to $1,500,000 of such loans may be converted into warrants, at the price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants. To the extent we issue Class A ordinary shares to effectuate a business combination, including the issuance of the forward purchase securities, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants or conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business combination. Therefore, our warrants and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our co-sponsors or their respective permitted transferees: (1) they will not be redeemable by us (except as described below under “Description of Securities — Redeemable Warrants — Public Redeemable Warrants— Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”); (2) they (including the Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our co-sponsors until 30 days after the completion of our initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the ordinary shares issuable upon exercise of these warrants) are entitled to registration rights.

Because each unit contains one-third of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-third of one warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole warrants will trade. This is different from other offerings similar to ours whose units include one ordinary share and one whole warrant to purchase one share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for a third of the number of shares compared to units that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike many blank check companies, if:

(i)	we issue additional ordinary shares or equity-linked securities (excluding the forward purchase securities) for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per ordinary share;

(ii)	the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions); and

(iii)	the Market Value is below $9.20 per share,

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described below under “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants and Forward Purchase Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

The courts of the Cayman Islands are unlikely (1) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (2) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include two-year director terms and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Risks Relating to our Co-Sponsors and Management Team

Past performance by our management team and their affiliates may not be indicative of future performance of an investment in the company.

Information regarding performance by our management team and their affiliates is presented for informational purposes only. Past performance by our management team and their affiliates is not a guarantee either (1) that we will be able to identify a suitable candidate for our initial business combination or (2) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team or their affiliates or any related investment’s performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward.

Our directors and officers will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our directors and officers are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Our officers are engaged in several other business endeavors for which they may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Certain of our independent directors also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs, which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management — Directors and Officers.”

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all or substantially all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all or substantially all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

We are dependent upon our directors and officers and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and in particular, Matthew Davey, our Chief Executive Officer, and Morris Bailey, the chairman of our board of directors. We believe that our success depends on the continued service of our directors and officers, at least until we have completed our initial business combination. In addition, our directors and officers are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of our or a target’s key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the directors and officers of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to his or her fiduciary duties under Cayman Islands law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our co-sponsors and directors and officers are, or may in the future become, affiliated with entities that are engaged in a similar business. Our co-sponsor and directors and officers are also not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to us completing our initial business combination.

Our directors and officers also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to his or her fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors and Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our directors, officers, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with either of our co-sponsors, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

In particular, affiliates of our co-sponsors have invested in a diverse set of industries. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such other affiliates.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our co-sponsors, directors or officers which may raise potential conflicts of interest.

In light of the involvement of our co-sponsors, directors and officers with other entities, we may decide to acquire one or more businesses affiliated with our co-sponsors, directors and officers. Certain of our directors and officers also serve as officers and board members for other entities, including those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our co-sponsor, directors and officers are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria and guidelines for a business combination as set forth in “Proposed Business — Effecting Our Initial Business Combination — Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement that we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our co-sponsors, directors or officers, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our initial shareholders will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On November 29, 2020, GP sponsor paid $25,000, or approximately $0.003 per share, to cover certain of our offering and formation costs in exchange for an aggregate of 7,187,500 founder shares (after giving effect to a share surrender effected on February 1, 2021), up to 937,500 of which is subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. On March , 2021, GP sponsor transferred 25,000 founder shares to each of our four independent directors (an aggregate of 100,000 founder shares) at their original purchase price. On March , 2021, GP sponsor transferred 3,543,750 founder shares to Act III sponsor at their original purchase price. Our initial shareholders will collectively own 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering. The founder shares will be worthless if we do not complete an initial business combination.

In addition, our co-sponsor, GP sponsor, has committed, pursuant to a written agreement, to purchase an aggregate of 2,800,000 (or 3,100,000 if the underwriters’ over-allotment option is exercised in full) private placement warrants at a price of $1.50 per warrant ($4,200,000 in the aggregate or $4,650,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Our co-sponsor, Act III sponsor, has committed, pursuant to a written agreement, to purchase an aggregate of 1,866,667 (or 2,066,667 if the underwriters’ over-allotment option is exercised in full) private placement warrants at a price of $1.50 per warrant ($2,800,000 in the aggregate or $3,100,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant may be exercised for one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein.

The founder shares are identical to the ordinary shares included in the units being sold in this offering except that: (1) prior to our initial business combination, only holders of the founder shares have the right to vote on the appointment of directors and holders of a majority of our founder shares may remove a member of the board of directors for any reason; (2) the founder shares are subject to certain transfer restrictions; (3) our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive: (i) their redemption rights with respect to any founder shares and public shares held by them, as applicable, in connection with the completion of our initial business combination; (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (iii) their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); (4) the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; and (5) the founder shares are entitled to registration rights directors and officers. If we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares held by them purchased during or after this offering in favor of our initial business combination.

The personal and financial interests of our co-sponsors, directors and officers may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 24-month deadline following the closing of this offering nears, which is the deadline for the completion of our initial business combination.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will complete such business combination only if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new ordinary shares in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

Risks Associated with Acquiring and Operating a Business in Foreign Countries

If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign market, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations and complying with commercial and legal requirements of overseas markets;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax consequences, such as tax law changes, including termination or reduction of tax and other incentives that the applicable government provides to domestic companies, and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;

•	deterioration of political relations with the United States;

•	obligatory military service by personnel; and

•	government appropriation of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such combination or, if we complete such combination, our operations might suffer, either of which may adversely impact our results of operations and financial condition.

If our management following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

General Risk Factors

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of November 30, 2020, we had no cash and a working capital deficiency of $215,357. Further, we expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet of the company demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We may not hold an annual general meeting until after the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Income Tax Considerations — U.S. Federal Income Taxation — U.S. Holders”) of our ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend upon the status of an acquired company pursuant to a business combination and whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Income Tax Considerations — U.S. Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would likely be unavailable with respect to our warrants in all cases. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules to holders of our ordinary shares and warrants. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see “Income Tax Considerations — U.S. Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders or warrant holders.

We may, subject to requisite shareholder approval by special resolution under the Companies Act, effect a business combination with a target company in another jurisdiction, reincorporate in the jurisdiction in which the target company or business is located, or reincorporate in another jurisdiction. Such transactions may result in tax liability for a shareholder or warrant holder in the jurisdiction in which the shareholder or warrant holder is a tax resident (or in which its members are resident if it is a tax transparent entity), in which the target company is located, or in which we reincorporate. In the event of a reincorporation pursuant to our initial business combination, such tax liability may attach prior to the consummation of redemptions of any of our public shares properly submitted to us for redemption in connection with such business combination. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders or warrant holders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Since only holders of our founder shares will have the right to vote on the appointment of directors, upon the listing of our shares on the Nasdaq, the Nasdaq may consider us to be a “controlled company” within the meaning of the Nasdaq rules and, as a result, we may qualify for exemptions from certain corporate governance requirements.

After completion of this offering, only holders of our founder shares will have the right to vote on the appointment of directors. As a result, the Nasdaq may consider us to be a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under the Nasdaq corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

•	we have a board that includes a majority of “independent directors,” as defined under the rules of the Nasdaq;

•	we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	a majority of the independent directors recommend director nominees for selection by the board of directors).

We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of the Nasdaq, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

USE OF PROCEEDS

We are offering 25,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$250,000,000	$287,500,000
Gross proceeds from private placement warrants offered in the private placement	7,000,000	7,750,000
Total gross proceeds	$257,000,000	$295,250,000
Estimated offering expenses(2)
Underwriting commissions (excluding deferred portion)(3)	$5,000,000	$5,750,000
Legal fees and expenses	400,000	400,000
Accounting fees and expenses	100,000	100,000
Printing and engraving expenses	30,000	30,000
SEC expenses	31,366	31,366
FINRA expenses	43,625	43,625
Roadshow expenses	25,000	25,000
Directors and officers insurance premiums	200,000	200,000
Exchange listing fees	85,000	85,000
Miscellaneous expenses(4)	85,009	85,009
Total estimated offering expenses (other than underwriting commissions)	$1,000,000	$1,000,000
Proceeds after estimated offering expenses	$251,000,000	$288,500,000
Held in trust account(3)	$250,000,000	$287,500,000
% of public offering size	100%	100%
Not held in trust account(2)	$1,000,000	$1,000,000

The following table shows the use of the approximately $1,000,000 of net proceeds not held in the trust account(4).

	Amount	% of Total
Legal, accounting, due diligence, travel and other expenses in connection with any business combination(6)	$400,000	40.0%
Legal and accounting fees related to regulatory reporting obligations	125,000	13.0%
Payment for office space, administrative and support services ($10,000 per month for up to 24 months)	240,000	24.0%
Reserve for liquidation expenses	100,000	10.0%
Continued exchange listing fees	55,000	6.0%
Other miscellaneous expenses	80,000	8.0%
Total	$1,000,000	100.0%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)	A portion of the offering expenses will be paid from the proceeds of a loan from GPIC, Ltd., the sole member of GP sponsor, of up to $300,000 as described in this prospectus. These loans will be repaid upon completion of this offering out of the $1,000,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. As of November 30, 2020, there was $113,101 outstanding under such promissory note. These expenses are estimates only. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)	The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering. Upon completion of our initial business combination, $8,750,000, which constitutes the underwriters’ deferred commissions (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds, less amounts used to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)	Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.

(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. Based upon current interest rates, estimate that the interest earned on the trust account will be approximately $250,000 per year; however, we can provide no assurances regarding this amount. This estimate assumes an interest rate of 0.1% per annum based upon current yields of securities in which the trust account may be invested. In addition, in order to finance transaction costs in connection with an intended initial business combination, either of our co-sponsors, any of their respective affiliates or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our co-sponsors. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our co-sponsors or an affiliate of either of our co-sponsors as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

(6)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement warrants, $250,000,000 (or $287,500,000 if the underwriters’ over-allotment option is exercised in full), including $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will, upon the consummation of this offering, be placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company acting as trustee. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $250,000 per year, assuming an interest rate of 0.1% per year. We will not be permitted to withdraw any of the principal or interest held in the trust account except for the withdrawal of interest to pay taxes, if any. The funds held in the trust account will not otherwise be released from the trust account until the earliest of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering, subject to applicable law. Based on current interest rates, we expect that interest earned on the trust account will be sufficient to pay taxes.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination and to pay the deferred underwriting commissions. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our co-sponsors, members of our management team or any of their affiliates, but such persons are not under any obligation to loan funds to, or otherwise invest in, us.

We will enter into an Administrative Services Agreement pursuant to which we will pay an affiliate of GP sponsor a total of $10,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, GPIC, Ltd., the sole member of GP sponsor, has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021 and the closing of this offering. These loans will be repaid upon completion of this offering out of the $1,000,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. As of November 30, 2020, there was $113,101 outstanding under such promissory note.

In addition, in order to finance transaction costs in connection with an intended initial business combination, either of our co-sponsors, any of their respective affiliates or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our co-sponsors. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our co-sponsors or an affiliate of either of our co-sponsors as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our co-sponsors, directors, officers, advisors or any of their affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Permitted purchases and other transactions with respect to our securities” for a description of how such persons will determine from which shareholders to seek to acquire shares. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Prior to this offering, we entered into a forward purchase agreement between us and GP sponsor, pursuant to which GP sponsor has agreed to purchase, or procure the purchase by GP Investments or any of its subsidiaries or affiliates, of the forward purchase units.

The forward purchase agreement entered into with GP sponsor pursuant provides that GP Investments or any of its subsidiaries or affiliates (including GP sponsor), as determined by GP sponsor (referred to herein as the forward purchaser) will purchase $50.0 million of forward purchase units consisting of one forward purchase share and one-third of one forward purchase warrant for $10.00 per forward purchase unit, in a private placement that will close substantially concurrently with the closing of our initial business combination. GP sponsor has agreed that the forward purchaser will not redeem any Class A ordinary shares held by it in connection with the initial business combination. Each whole forward purchase warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. The forward purchase warrants will have the same terms as the private placement warrants and the forward purchase shares will be identical to the Class A ordinary shares included in the public units being sold in this offering, except the forward purchase shares will be subject to transfer restrictions and certain registration rights and the forward purchase units will consist of only one-third of one forward purchase warrant. The purchase of the forward purchase securities will be made regardless of whether any of our Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with a minimum funding level for our initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination and for working capital in the post-transaction company. See “Description of Securities—Forward Purchase Agreement.”

The forward purchaser will not have any right to the funds held in the trust account except with respect to any public shares owned by it.

We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with such redemption and the related business combination, and may instead search for an alternate business combination.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants.

Our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination or certain amendments to our amended and restated memorandum and articles of association as described elsewhere in this prospectus. In addition, our initial shareholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame. However, if our initial shareholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect a capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of issued and outstanding ordinary shares.

At November 30, 2020, our net tangible book value was a deficiency of $215,357, or approximately $(0.03) per Class B ordinary share. After giving effect to the sale of 25,000,000 Class A ordinary shares included in the units we are offering by this prospectus, the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at November 30, 2020 would have been $5,000,007 or $0.66 per share, representing an immediate increase in net tangible book value (as decreased by the value of the 23,727,102 Class A ordinary shares that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) of $0.66 per share to our initial shareholders as of the date of this prospectus and an immediate dilution of $9.34 per share or 93.4% to our public shareholders not exercising their redemption rights. The dilution to new investors if the underwriters exercise the over-allotment option in full would be an immediate dilution of $9.42 per share or 94.2%.

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants, assuming no exercise of the underwriters’ over-allotment option:

Public offering price		$10.00
Net tangible book value per ordinary share before this offering	$(0.03)
Increase attributable to public shareholders	0.69
Pro forma net tangible book value after this offering and the sale of the private placement warrants		0.66
Dilution to public shareholders		$9.34
Percentage of dilution to new investors		93.4%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $237,271,020 because holders of up to approximately 94.9% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per-share redemption price equal to the amount in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of Class A ordinary shares sold in this offering.

The following table sets forth information with respect to our initial shareholders and the public shareholders:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Initial Shareholders(1)(2)	6,250,000	20.0%	$25,000	0.001%	$0.004
Public Shareholders	25,000,000	80.0%	$250,000,000	99.99%	$10.00
	31,250,000	100.00%	$250,025,000	100.000%

(1)	Assumes the full forfeiture of 937,500 shares that are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised.

(2)	Assumes conversion of Class B ordinary shares into Class A ordinary shares on a one-for-one basis. The dilution to public shareholders would increase to the extent that the anti-dilution provisions of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon such conversion.

The pro forma net tangible book value per share after this offering, assuming no exercise of the underwriters’ over-allotment option, is calculated as follows:

Numerator:
Net tangible book value before this offering	$(215,357)
Proceeds from this offering and sale of the private placement warrants, net of expenses (including non-deferred underwriting commissions)	251,000,000
Offering costs accrued for and paid in advance, excluded from net tangible book value before this offering	236,384
Less: deferred underwriters’ commissions payable	(8,750,000)
Less: proceeds held in trust subject to redemption subject to redemption to maintain net tangible assets of $5,000,001	(237,271,020)
$5,000,007

Denominator:
Class B ordinary shares issued and outstanding prior to this offering	7,187,500
Shares forfeited if over-allotment is not exercised	(937,500)
Class A ordinary shares included in the units offered	25,000,000
Less: shares subject to redemption to maintain net tangible assets of $5,000,001	(23,727,102)
7,522,898

CAPITALIZATION

The following table sets forth our capitalization at November 30, 2020, and as adjusted to give effect to the sale of our 25,000,000 units in this offering for $250,000,000 (or $10.00 per unit) and the sale of 4,666,667 private placement warrants for $7,000,000 (or $1.50 per warrant) and the application of the estimated net proceeds derived from the sale of such securities:

	November 30, 2020
	Actual	As Adjusted(2)
Promissory note(1)	$113,101	$—
Deferred underwriting commissions	—	8,750,000
Class A ordinary shares, subject to redemption; 0 shares actual and 23,727,102 shares as adjusted(3)	—	237,271,020

Shareholders’ equity:
Preferred shares, $0.0001 par value, 1,000,000 shares authorized (actual and as adjusted); none issued or outstanding (actual and as adjusted)
Ordinary shares, $0.0001 par value, 220,000,000 shares authorized (actual and adjusted)
Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized (actual and as adjusted); no shares issued and outstanding (actual); 1,272,898 shares issued and outstanding (excluding 23,727,102 shares subject to redemption) (as adjusted)	—	127
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized (actual and as adjusted); 7,187,500 issued and outstanding (actual) 6,250,000 issued and outstanding (as adjusted)(4)	719	625
Additional paid-in capital(5)	24,281	5,003,228
Accumulated deficit	(3,973)	(3,973)
Total shareholders’ equity	21,027	5,000,007
Total capitalization	$134,128	$251,021,027

(1)	GPIC, Ltd., the sole member of GP sponsor, has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of November 30, 2020, there was $113,101 outstanding under such promissory note.

(2)	Assumes the full forfeiture of 937,500 shares that are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised. The proceeds of the sale of such shares will not be deposited into the trust account, the shares will not be eligible for redemption from the trust account nor will they be eligible to vote upon the initial business combination.

(3)	Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable), subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 following such redemptions, and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination. The “as adjusted” amount of ordinary shares, subject to redemption equals the “as adjusted” total assets of $251,021,027, less the “as adjusted” total liabilities of $8,750,000, less the “as adjusted” total shareholder’s equity. The value of Class A ordinary shares that may be redeemed is equal to $10.00 per share (which is the assumed redemption price) multiplied by 23,727,102 Class A ordinary shares, which is the maximum number of Class A ordinary shares that may be redeemed for a $10.00 purchase price per share and still maintain at least $5,000,001 of net tangible assets.

(4)	Actual share amount is prior to any forfeiture of founder shares by the holders thereof (which depends on the extent to which the underwriters’ overallotment option is exercised) and as adjusted share amount assumes no exercise of the underwriters’ over-allotment option.

(5)	The “as adjusted” additional paid-in capital calculation is equal to the “as adjusted” total shareholder’s equity of $5,000,007, minus ordinary shares (par value) of $752, minus the accumulated deficit of $3,973.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a newly incorporated blank check company, incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our shares, debt or a combination of cash, shares and debt.

The issuance of additional ordinary shares or preferred shares in a business combination, including the issuance of forward purchase securities:

•	may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded our ordinary shares;

•	could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

•	may adversely affect prevailing market prices for our units, ordinary shares and/or warrants; and

•	may not result in adjustment to the exercise price of our warrants.

Similarly, if we issue debt or otherwise incur significant indebtedness, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our ordinary shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at November 30, 2020 we had no cash, a working capital deficit of $215,357 and deferred offering costs of $236,384. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through $25,000 paid by the co-sponsors to cover certain of our offering and formation costs in exchange for the issuance of the founder shares to GP sponsor (a portion of which were subsequently transferred to Act III sponsor and our four independent directors) and up to $300,000 in loans from GPIC, Ltd., the sole member of GP sponsor, under an unsecured promissory note. As of November 30, 2020, there was $113,101 outstanding under such promissory note. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $1.0 million and underwriting commissions of $5,000,000 (excluding deferred underwriting commissions of $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full)), and (2)  the sale of the private placement warrants for a purchase price of $7,000,000 (or $7,750,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) will be $251,000,000 (or $288,500,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $250,000,000 or $287,500,000 if the underwriters’ over-allotment option is exercised in full, including $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions will be deposited into the trust account. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries. The remaining $1,000,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1.0 million we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1.0 million, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of taxes payable and excluding deferred underwriting commissions) and the proceeds from the sale of the forward purchase securities to complete our initial business combination. We may withdraw interest to pay taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our taxes. We expect the only taxes payable by us out of the funds in the trust account will be income and franchise taxes, if any. To the extent that our ordinary shares or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us $1,000,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, either of our co-sponsors, any of their respective affiliates or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our co-sponsors. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our co-sponsors or an affiliate of either of our co-sponsors as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Prior to this offering, we entered into a forward purchase agreement between us and GP sponsor, pursuant to which GP sponsor has agreed to purchase, or procure the purchase by GP Investments or any of its subsidiaries or affiliates, of the forward purchase units.

The forward purchase agreement entered into with GP sponsor pursuant provides that GP Investments or any of its subsidiaries or affiliates (including GP sponsor), as determined by GP sponsor (referred to herein as the forward purchaser) will purchase $ 50.0 million of forward purchase units consisting of one forward purchase share and one-third of one forward purchase warrant for $ 10.00 per forward purchase unit, in a private placement that will close substantially concurrently with the closing of our initial business combination. GP sponsor has agreed that the forward purchaser will not redeem any Class A ordinary shares held by it in connection with the initial business combination. Each whole forward purchase warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. The forward purchase warrants will have the same terms as the private placement warrants and the forward purchase shares will be identical to the Class A ordinary shares included in the public units being sold in this offering, except the forward purchase shares will be subject to transfer restrictions and certain registration rights and the forward purchase units will consist of only one-third of one forward purchase warrant. The purchase of the forward purchase securities will be made regardless of whether any of our Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with a minimum funding level for our initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination and for working capital in the post-transaction company. See “Description of Securities—Forward Purchase Agreement.”

The forward purchaser will not have any right to the funds held in the trust account except with respect to any public shares owned by it.

We expect our primary liquidity requirements during that period to include approximately $400,000 for legal, accounting, due diligence, travel and other expenses in connection with any business combinations; $125,000 for legal and accounting fees related to regulatory reporting requirements; $240,000 for office space, administrative and support services; $100,000 as a reserve for liquidation expenses; $55,000 for continued exchange listing fees; and $80,000 for other miscellaneous expenses.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control reporting requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2021. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On November 29, 2020, GP sponsor paid $25,000 to cover certain of our offering and formation costs in exchange for the issuance of 7,187,500 founder shares to GP sponsor, or approximately $0.003 per share (after giving effect to a share surrender effected on February 1, 2021), up to 937,500 of which will be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. On March , 2021, GP sponsor transferred 25,000 founder shares to each of our four independent directors (an aggregate of 100,000 founder shares) at their original purchase price. On March , 2021, GP sponsor transferred 3,543,750 founder shares to Act III sponsor at their original purchase price. Our initial shareholders will collectively own 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering.

We will enter into an Administrative Services Agreement pursuant to which we will also pay an affiliate of GP sponsor a total of $10,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our co-sponsors, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our co-sponsors, directors, officers or our or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

GPIC, Ltd., the sole member of GP sponsor, has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021 and the closing of this offering. These loans will be repaid upon completion of this offering out of the $1,000,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. As of November 30, 2020, there was $113,101 outstanding under such promissory note.

In addition, in order to finance transaction costs in connection with an intended initial business combination, either of our co-sponsors, any of their respective affiliates or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our co-sponsors. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our co-sponsors or an affiliate of either of our co-sponsors as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Prior to this offering, we entered into a forward purchase agreement between us and GP sponsor, pursuant to which GP sponsor has agreed to purchase, or procure the purchase by GP Investments or any of its subsidiaries or affiliates, of the forward purchase units.

The forward purchase agreement entered into with GP sponsor pursuant provides that GP Investments or any of its subsidiaries or affiliates (including GP sponsor), as determined by GP sponsor (referred to herein as the forward purchaser) will purchase $50.0 million of forward purchase units consisting of one forward purchase share and one-third of one forward purchase warrant for $10.00 per forward purchase unit, in a private placement that will close substantially concurrently with the closing of our initial business combination. GP sponsor has agreed that the forward purchaser will not redeem any Class A ordinary shares held by it in connection with the initial business combination. Each whole forward purchase warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. The forward purchase warrants will have the same terms as the private placement warrants and the forward purchase shares will be identical to the Class A ordinary shares included in the public units being sold in this offering, except the forward purchase shares will be subject to transfer restrictions and certain registration rights and the forward purchase units will consist of only one-third of one forward purchase warrant. The purchase of the forward purchase securities will be made regardless of whether any of our Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with a minimum funding level for our initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination and for working capital in the post-transaction company. See “Description of Securities—Forward Purchase Agreement.”

The forward purchaser will not have any right to the funds held in the trust account except with respect to any public shares owned by it.

Our co-sponsor, GP sponsor, has committed to purchase an aggregate of 2,800,000 warrants (or 3,100,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.50 per warrant ($4,200,000 in the aggregate or $4,650,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Our co-sponsor, Act III sponsor, has committed to purchase an aggregate of 1,866,667 warrants (or 2,066,667 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.50 per warrant ($2,800,000 in the aggregate or $3,100,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Each private placement warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our co-sponsors or their respective permitted transferees: (1) they will not be redeemable by us (except as described below under “Description of Securities — Redeemable Warrants — Public Redeemable Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”); (2) they (including the Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our co-sponsors until 30 days after the completion of our initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the ordinary shares issuable upon exercise of these warrants) are entitled to registration rights.

Pursuant to a registration rights agreement that we will enter into with our initial shareholders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of warrants issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements. See “Principal Shareholders — Registration Rights.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of November 30, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things: (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (4) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Overview

We are a blank check company newly incorporated as a Cayman Islands exempted company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. We have generated no revenues to date and we do not expect that we will generate operating revenues at the earliest until we consummate our initial business combination.

Our efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While we may pursue an initial business combination opportunity in any industry or sector, we intend to capitalize on the ability of our management team to identify, acquire and operate a business or businesses that can benefit from our management team’s established global relationships, sector expertise and active management and operating experience. We believe high potential consumer-facing businesses based in the United States are attractive business combination targets that have ample opportunity for growth and the potential to provide long-term shareholder value.

GP Investments

Our co-sponsor, GPIAC II, LLC, is a wholly-owned subsidiary of GP Investments, a leading private equity firm with over 27 years of history assisting companies to develop, grow and build long lasting capabilities through operational and governance improvements. Since its founding in 1993, GP Investments has completed over 50 private equity investments, has executed 27 equity capital market transactions and has raised more than $5 billion through eight funds. Additionally, GP Investments has invested over $1.1 billion of proprietary capital alongside investors. GP Investments has made investments across numerous sectors, leading business transformations that created market leaders. The firm has developed a particularly strong track record with consumer and retail businesses, providing companies not only with capital to fuel growth but also with active managerial support as they developed their strategies to embrace digital transformation and adapt to other market shifts or navigated pivotal events when seeking access to equity capital markets, or implementing mergers and acquisitions. Throughout the years, hundreds of professionals that grew within the GP Investments’ ecosystem went on to serve in leadership roles in some of the largest consumer companies in the world, such as AB InBev, Kraft Heinz and Restaurant Brands International. Today, GP Investments has a global reach with offices in São Paulo, New York, London and Bermuda. Since 2006, GP Investments has had its Class A Shares traded in the form of Brazilian Depositary Receipts on the B3 and its Class A Shares admitted to listing on the Official List of the Luxembourg Stock Exchange and admitted to trading on its Euro MTF market.

We will seek to leverage GP Investments’ platform, including access to its teams, deal prospects, and network, along with any necessary resources to aid the identification, diligence and operational support of a target for our initial business competition. We believe that we will benefit from GP Investments’ deep experience as a leading private equity firm with an extensive network of relationships that we believe may provide us with a distinct advantage for sourcing opportunities and unlocking long-term shareholder value.

GP Investments is led by experienced professionals, including Fersen Lamas Lambranho (Co-Chairman and the Chairman of GP Investments), Antonio Bonchristiano (Chief Executive Officer and the Chief Executive Officer of GP Investments) and Rodrigo Boscolo (Chief Financial Officer and the Chief Financial Officer of GP Investments), among others. GP Investments has a group of highly talented professionals, with a strong reputation in the private equity industry, who have been working together for 15 years, on average. The investment team has significant financial and operational expertise, having successfully completed private equity and capital market transactions in many industries throughout various economic cycles in Brazil, the United States and Europe. Many of the senior professionals at GP Investments also have direct operating experience in C-suite roles. The GP Investments team possesses a common, disciplined investment philosophy, a complementary set of skills and a deep understanding of the markets and industries in which GP Investments operates and has made investments.

We believe “GP” is one of the premier investment firm brands in Latin America, and that it is synonymous with integrity, entrepreneurship, meritocracy and professionalism. These qualities have helped GP Investments attract and retain top talent, source and successfully complete transactions, and find co-investors for larger deals, which we believe will continue to help us in the future. The GP Investments brand and network expand beyond Brazil, as GP Investments has investment professionals on the ground in the United States and Europe.

As previously noted, GP Investments has significant experience in the consumer, retail and consumer-related sectors. Some of the firm’s key investments in the space include Centauro, Latin America’s largest retailer of sporting goods; YDUQS (formerly known as Estácio Participações), one of the largest post-secondary educational institutions in the world; BR Malls, the largest and most profitable shopping mall operator in Latin America; and Hypera Pharma (formerly known as Hypermarcas), the largest pharmaceutical company in Brazil.

As one example of GP Investments’ team proven track record, Centauro’s trajectory underscores the long-lasting positive impact that GP Investments has been able to create. GP Investments acquired around a 35% stake in Centauro in 2012 and created a new strategic plan, overseeing the digital transformation of the business and developing advanced omnichannel capabilities, leveraging its more than 200 stores to increase inventory to digital customers and reduce delivery time, boosting both digital and omnichannel sales. Alongside a complete restructuring of Centauro’s financial liabilities, GP Investments also implemented the necessary organizational, operational and governance restructurings that resulted in Centauro’s IPO on B3, raising approximately R$800 million. Our Co-Chairman, Mr. Lambranho, currently serves on the Board of Directors of Centauro.

In addition to investing in and transforming large and mature consumer businesses, our management team has significant experience in identifying, analyzing and investing in digitally native companies. In the early 2000’s, GP Investments led Submarino (now part of B2W Digital) from its inception in 1999 to its IPO in 2005, creating the leading online retailer in Brazil. More recently, GP Investments has completed investments in 99Taxi (Brazil’s first technology unicorn, later sold to Didi Chuxing), Blu, CERC, sim;paul, and Quero Educação, among others.

In 2018, GP Investments was also a founding investor in The Craftory, a consumer investment house based in London and San Francisco, with a permanent pool of capital to invest in mission-driven, digitally native, millennial minded consumer packaged goods brands, often with an emphasis of environmental and social governance. The Craftory invests in companies offering products that positively impact the categories they serve, our society, and the planet, and seeks to identify true challenger brands that set out to radically change something in their market. The Craftory’s most recent investments include:

•	investment round led by The Craftory in Hippeas. Hippeas core products are organic chickpea puffs which come in multiple flavors, such as ‘Take it Cheesy’, ‘Bohemian Barbecue’, ‘Himalayan Happiness’, and ‘In Herbs we Trust’. Plans for 2021 and beyond include the launch of a direct-to-consumer e-commerce site, scaling Hippeas Organic Chickpea Puffs and Hippeas Tortilla Chips while also further developing innovation;

•	investment round led by The Craftory in DYPER, a subscription-based diaper service that delivers high quality bamboo-based compostable diapers directly to customer’s doorstep each month, with the investment being used to support its expansion in the United States,

•	follow-on round in NotCo, a food tech company based in Chile that recreates food staples using only vegetable ingredients; and

•	investment in Dropps, a leading plastic-free detergent company based in the United States that operates a direct-to-consumer household business model, offering a range of laundry and dish detergent pods.

The Craftory is a certified B Corporation, meeting the highest standards of verified social and environmental performance, public transparency, and legal accountability to balance profit and purpose. B Corporations are recognized as accelerating a global culture shift to redefine success in business and build a more inclusive and sustainable economy. Our Co-Chairman, Mr. Lambranho, and our Chief Financial Officer, Mr. Boscolo, serve on the Board of Directors of The Craftory. The involvement of our management team and GP sponsor in The Craftory provides us significant experience and insights into the execution of strategies to develop, professionalize and grow consumer business to scale, often in the digitally-native direct-to-consumer space.

The past performance by our management team and GP Investments does not guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) success with respect to any business combination we may consummate. You should not rely on the historical record of our management team or that of GP Investments, or the performance of investments made or managed by them, as indicative of our future performance of any investment in the company or the returns that the company may generate. In addition, our management team is currently involved in other businesses and is not required to devote any specific minimum amount of time to our business, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. See “Management – Directors and Officers.”

Competitive Strengths

We believe that we possess several competitive strengths to successfully source, evaluate and execute an initial business combination. We believe that the background, operating history and experience of our management team provides us not only with access to a broad spectrum of investment opportunities, but also with the ability to significantly improve upon the operational and financial performance of a target business. Our management team has an impressive track record of successfully funding SPACs and subsequently completing initial business combinations with high-quality targets. Previous SPAC experience includes the founding of GP Investments Acquisition Corp., which raised $172.5 million in May 2015 and subsequently completed its initial business combination with Rimini Street, Inc. in October 2017, and Act II Global Acquisition Corp., a SPAC that raised $300 million in April 2019 and subsequently completed its initial business combination with Merisant Company and MAFCO Worldwide LLC, forming Whole Earths Brands, Inc. (NASDAQ: FREE).

Experienced Management Team

Our management team is comprised of seasoned industry leaders, who we believe are well-positioned to identify and evaluate high potential consumer businesses that would benefit from our management team’s skills and access to the public markets. We believe our management team offers a deep network of long-standing relationships in the industry, as well as a distinct background that can have a transformative impact on a target business. Our management team is led by Fersen Lamas Lambranho (Co-Chairman of our Board of Directors), Irwin Simon (Co-Chairman of our Board of Directors), Antonio Bonchristiano (Chief Executive Officer and Director) and Rodrigo Boscolo (Chief Financial Officer). Our Board of Directors also includes Asha Daniere, Ira Lamel, George Roeth and Mark Tarchetti; Bernardo Paiva is a Senior Advisor. Our management team has combined experience in the private equity and consumer industries of numerous years and have served on the board of dozens of companies in a wide variety of industry sectors, which we believe will benefit our ability to identify and acquire a target business.

Several of our management team members have worked together in the past as executive leaders and senior managers while generating shareholder value for many consumer-oriented companies. Our management team members have worked at leading consumer-oriented companies including The Hain Celestial Group, Inc., Aphria Inc., The Häagen-Dazs Company, Slim-Fast Foods Company, H.J. Heinz Company, The Hershey Company, Church and Dwight Co., Inc., The Clorox Co., Central Garden and Pet Co., Anheuser-Busch InBev SA, Ambev SA, Submarino SA, Lojas Americanas SA, Centauro SA, Unilever plc, Newell Brands Inc., Whole Earth Brands, Novanta Inc., Blue Ant Media, MDC Partners and Canopy Rivers.

We believe that our management team is well positioned to identify acquisition opportunities in the high-growth consumer marketplace. Our management team’s industry expertise, principal investing transaction experience and business acumen will make us an attractive partner and enhance our ability to complete a successful business combination. Our management believes that its ability to identify and implement value creation initiatives has been an essential driver of past performance and will remain central to its differentiated acquisition strategy.

Members of our management team have held leadership roles in various corporate merger and acquisition transactions as well as their subsequent integration. Together, our management team has combined experience in the Consumer Packaged Goods industry of over 100 years and has served on the board of numerous companies operating across a variety of different industry sectors, which we believe will benefit our ability to identify and acquire a target business.

Examples of the transactions in which our management team played an integral role include:

•	Act II Global Acquisition Corp. combination with Merisant Company, one of the world’s leading manufacturers of calorie-free and low-calorie sugar substitutes, and MAFCO Worldwide LLC, the world’s leading manufacturer of natural licorice products, forming Whole Earth Brands;

•	GP Investments Acquisition Corp. combination with Rimini Street, Inc., a global provider of enterprise software products and services and the leading third-party support provider for Oracle and SAP software products;

•	Aphria’s acquisition of SweetWater Brewing Company, one of the largest independent craft brewers in the United States based on volume and owner of the flagship 420 beverage brand, significantly expanding Aphria’s addressable market, diversifying its product offerings and providing a scalable platform for expansion into the U.S. and Canada;

•	Whole Earth Brands’ acquisition of Swerve, a rapidly growing manufacturer and marketer of a portfolio of zero sugar, keto-friendly, and plant-based sweeteners and baking mixes;

•	Whole Earth Brands’ acquisition of Wholesome Sweeteners, a United States leader in organic, plant-based and Fairtrade-certified sweeteners, including sugar, honey, agave nectar, allulose and other liquid sweetener products;

•	Hain Food’s acquisition of Celestial Seasonings, a leading specialty tea brand, establishing the company’s entry into the category while providing a larger operational platform and infrastructure;

•	Hain Celestial’s acquisition of Ella’s Kitchen in the United Kingdom: increasing category scale, with Earth’s Best as a leading natural infant, toddler and children’s food brand in the United States and growing Ella’s Kitchen to be a leading baby food brand in the United Kingdom;

•	Hain Celestial’s acquisition of Sensible Portions, expanding Hain Celestial’s scale in the better-for-you snacks category along with its Garden of Eatin’ and Terra brands, becoming one of the largest natural snacks companies in the United States;

•	Hain Celestial’s acquisition of Tilda, expanding Hain Celestial into the ethnic rice category and establishing an operational platform and infrastructure for geographic expansion into India, Africa and the Middle East;

•	GP Investments international expansion of Fogo de Chão, a leading Brazilian steakhouse chain with global presence. GP Investments played a key role in the institutionalization of the company allowing Fogo de Chão to implement an aggressive expansion strategy. The steakhouse more than doubled its number of restaurants as a GP Investments’ portfolio company, from 9 to 25, before its sale to THL, a Boston-based private equity firm. Fogo de Chão was publicly listed on the NASDAQ in 2015 and later sold to Rhone Capital in 2018;

•	GP Investments launch of Submarino, one of the biggest e-commerce websites in Latin America. Mr. Bonchristiano co-founded Submarino in 1999, with the goal to consolidate the emerging e-commerce space in Brazil. Later, in 2006, Submarino was merged into B2W Digital, a leading e-commerce conglomerate in Latin America;

•	GP Investments critical role driving Hypermarcas’ (currently Hypera Pharma) expansion, a leading producer of consumer goods and pharmaceutical products in Brazil. In 2007, GP Investments acquired a stake in Farmasa, a high-growth pharmaceutical company. One year later, the company was merged with Hypermarcas. The transaction enabled multiple synergies, which led to the growth of Hypermarcas that today focuses on pharmaceuticals, continuing to be a leader in its segment;

•	Aphria Inc.’s (NYSE: APHA) announced combination with Tilray Inc. (NASDAQ: TLRY), which would create the largest global cannabis company based on revenue, with scale and breadth across major geographies and a complete portfolio of market leading brands in the major Cannabis 2.0 product categories in Canada;

•	GP Investments expansion strategy in BR Malls, one of the biggest shopping mall operators in Brazil. GP Investments transformed BR Malls into the largest shopping mall operator in Latin America only two years after the investment, while capturing synergies, increasing revenues and positioning the company for future growth;

•	GP Investments business model implementation in Estácio Participações (currently YDUQS), based on top quality educational programs, efficient centralization processes and a meritocratic environment. YDUQS is currently one of the leading private post-secondary educational institutions in Latin America; and

•	GP Investments key role in the turnaround strategy of RHI Magnesita, a global leader in the refractory solutions market. RHI Magnesita resulted from the merger Austrian RHI and Brazilian Magnesita, which was controlled by GP Investments in the past. Today, RHI Magnesita is publicly listed on the London Stock Exchange (LON: RHIM) and stands out in the global refractory solutions market for its vertical integration.

In addition to the above, our management team has an extensive track record across several technology verticals and unparalleled capital markets experience. GP Investments was one of the biggest venture capital players during the first internet boom in Brazil, creating dominant technology platforms and a thriving network of professionals. As a result, several executives from the GP Investments ecosystem went on to lead large technology companies in Brazil, including Uber, Amazon and Google. The portfolio built by GP Investments under tech-enabled businesses comprises 99Taxis, Blu and Quero Educação, among others.

In addition to corporate transactions, members of our management team have led to the creation and execution of numerous brand growth strategies. Many recognized domestic and international consumer brands were developed, influenced by, acquired and/or managed by members of our management team.

The members of our management team are as follows:

Fersen Lamas Lambranho, Co-Chairman of the Board of Directors

Mr. Lambranho is a member of the board and Chairman of GP Investments. He joined the firm in 1998 and became a managing director in 1999. Prior to joining GP, Mr. Lambranho was CEO of Lojas Americanas, a company that adopts a unique approach in order to better serve its customers, offering a physical platform with different store formats, in addition to having a digital platform, with various brands, where he worked for 12 years and was a board member from 1998 to 2003. Currently, Mr. Lambranho serves on the boards of Centauro, GP Advisors, Spice Private Equity (Bermuda) Ltd., The Craftory and Leon Restaurants Ltd.

Mr. Lambranho previously chaired the board of GP Investments Acquisition Corp. (the first special purpose acquisition company sponsored by GP Investments) and served on the boards of Magnesita, BRMalls, San Antonio, Allis, Estácio, Tele Norte Leste Participações, São Carlos Empreendimentos e Participações, Playcenter, Shoptime, Farmasa, BR Properties and Americanas.com.

Mr. Lambranho was further Chairman of the board of directors of Magnesita and is a board member of several non-profit entities, such as Fundação Bienal de São Paulo. Mr. Lambranho holds a bachelor’s degree in civil engineering from the Universidade Federal do Rio de Janeiro and a MSc degree in business administration from COPPEAD-UFRJ. He also completed the Owner President Management Program at the Harvard Business School.

Irwin Simon, Co-Chairman of the Board of Directors

Mr. Simon has more than 30 years of business experience spanning many domestic and international leadership and operating roles. During his career, Mr. Simon has executed over 50 deals worth approximately $7.5 billion (net of divestitures) (including Aphria’s ongoing business combination with Tilray that is described below).

Mr. Simon founded The Hain Celestial Group, Inc. (NASDAQ: HAIN) in 1993, which became a leading organic and natural products company with a mission to be the leading marketer, manufacturer and seller of organic and natural, better-for-you products, committed to growing sustainably while continuing to implement environmentally sound business practices and manufacturing processes. Mr. Simon led Hain Celestial for more than 25 years and grew the business to approximately $3.0 billion in net sales with operations in North America, Europe, Asia and the Middle East, and served as Founder, President, Chief Executive Officer and Chairman through 2018.

Following his time at Hain Celestial, in December 2018, Mr. Simon joined Aphria, a leading global cannabis company, as the Chairman of the Board and became its Chief Executive Officer in March 2019. Mr. Simon’s extensive deal sourcing track record and execution of complex mergers and acquisitions, as well as implementing corporate operational improvements, have helped turn Aphria into a leading global cannabis company. Notably, as Aphria’s Chief Executive Officer and Chairman of the Board, Mr. Simon recently oversaw Aphria’s acquisition of SweetWater Brewing Company, one of the largest independent craft brewers in the United States and owner of the flagship 420 beverage brand. Mr. Simon is currently spearheading Aphria’s ongoing business combination with Tilray, a global pioneer in cannabis research, cultivation, production and distribution, which would create the world’s largest cannabis company based on pro forma annual revenue. Upon completion of the business combination, Mr. Simon is expected to lead the combined company as Chairman of the Board and Chief Executive Officer.

Mr. Simon served as Executive Chairman of Act II Global Acquisition Corp. until its business combination with Whole Earth Brands Inc., a Chicago-based packaged foods company focused on the “better for you” consumer packaged goods and ingredients space. Mr. Simon has served as Executive Chairman of Whole Earth Brands since June 2020 and also serves on the Board of Directors at Tulane University and on the Board of Trustees at Poly Prep Country Day School and is Presiding Director at MDC Partners Inc., a provider of marketing, activation and communications solutions and service. Moreover, Mr. Simon is the owner of Cape Breton Eagles, a Major Junior Hockey Club and Co-Owner of St. John’s Edge, a Canadian professional basketball team.

Prior to Hain Celestial, Mr. Simon was employed in various marketing and sales positions at SlimFast Foods Company, a dietary supplement foods company, and The Häagen-Dazs Company, a frozen dessert company, which became a division of Grand Metropolitan, a multi-national luxury brands company, where his responsibilities included managing the franchisee system and company-owned retail stores.

He also served as Director of Barnes & Noble, Inc. (NYSE:BKS), the largest retail bookseller in the United States until 2018, and served as a Board Member of Jarden Corporation for 14 years, from 2003 to 2017.

Mr. Simon holds a Bachelor of Arts degree from Saint Mary’s University.

Antonio Bonchristiano, Chief Executive Officer and Director

Mr. Bonchristiano is the Chief Executive Officer of GP Investments. He joined GP Investments in 1993 and has been a Managing Director since 1995. Prior to joining GP Investments, Mr. Bonchristiano was a Partner at Johnston Associates Inc., a finance consultancy based in London, and worked for Salomon Brothers Inc. in London and New York. Currently, Mr. Bonchristiano serves as a member of the boards of directors of Ambev S.A. (part of Anheuser-Busch Inbev, which was born from the union between the pioneering spirit of Ambev, with the Belgian quality of Interbrew and the tradition of Anheuser-Busch), BR Properties, GP Advisors, and Rimini Street. Mr. Bonchristiano previously was the Chief Executive Officer, the Chief Financial Officer and a Director of GP Investments Acquisition Corp.

Mr. Bonchristiano is or was also on the boards of several non-profit organizations, including Fundação Estudar in São Paulo, Brazil and John Carter Brown Library (Providence, Rhode Island, United States).

Previously, Mr. Bonchristiano served as a member of the boards of directors of BHG, Estácio, LAHotels, Sé Supermarkets, ALL, Kuala, CEMAR, Gafisa, Hopi Hari, Submarino, Equatorial, Geodex Communication, Sascar, BRMalls, Tempo and Magnesita Refratários, San Antonio International and Playcenter. He was also previously the Chief Financial Officer of SuperMar Supermercados and Founder and Chief Executive Officer of Submarino. He was also Vice-Chairman of the Board of Directors of BR Properties SA, officer of Geodex Communication, Contax Participações and IRO of ABC Supermarkets.

Mr. Bonchristiano holds a bachelor’s degree in Politics, Philosophy, and Economics from the University of Oxford.

Rodrigo Boscolo, Chief Financial Officer

Mr. Boscolo is a Managing Director and the Chief Financial Officer of GP Investments. Mr. Boscolo’s role encompasses deploying the firm’s proprietary capital in North America and Europe, as well as managing the firm’s global finance, treasury, technology, investor relations and corporate development functions. Since joining GP Investments in 2010, Mr. Boscolo has led or was involved in multiple transactions in a broad range of geographies and industries, particularly in the technology, business services, consumer, restaurants and retail sectors.

Mr. Boscolo also serves or has served on the Boards of Directors of GP Advisors, Spice Private Equity (Bermuda) Ltd., and of several portfolio companies, including Leon Restaurants, The Craftory (where he is an alternate Director), Food First Global Restaurants, Magnesita, Allis and Sascar. Previously, Mr. Boscolo worked as a consultant at The Boston Consulting Group from 2008 to 2010. Mr. Boscolo is a graduate of the University of Pennsylvania, where he earned an M.B.A. from the Wharton School in 2014 and a M.A. in International Studies from the School of Arts and Sciences at the Lauder Institute in 2016. Mr. Boscolo also holds a bachelor’s degree in business from University of São Paulo and a M.S. from Kedge Business School, in Marseille, France.

Asha Daniere, Director

Asha Daniere is a strategic and legal advisor in the media and technology sectors. From 2012 through February 2020, she was Executive Vice-President, Legal & Business Affairs at Blue Ant Media, a global multi-platform media company. Prior to her position at Blue Ant, Ms. Daniere was Senior Vice President and General Counsel at Score Media Inc., a sports media company (TSE: SCR). Prior to her role at Score Media, Ms. Daniere was General Counsel at Fun Technologies Inc., an Internet start-up that previously traded on the Toronto Stock Exchange and was later sold to Liberty Media Inc. during her tenure.

Currently Ms. Daniere serves as Chair of the Board of Directors of Canopy Rivers Inc. (TSE: RIV), a cannabis company, where she also serves on the Audit Committee and acted as Chair of the Special Committee presiding over the buy-out of the company’s controlling shareholder. She also serves on the Board of Directors and Audit Committee of MDC Partners Inc., a provider of marketing, activation and communications solutions and service. Ms. Daniere sits on the Board of Directors of the Toronto International Film Festival, where she is Chair of the governance committee. Previously Ms. Daniere served on the Board of Directors of Tangelo Games Corp, an online games company where she was Chair of the Compensation and Governance Committee.

Ms. Daniere received her Juris Doctor degree from Tulane Law School and her B.A. degree from the University of Toronto.

Ira Lamel, Director

Mr. Lamel has over 40 years of experience in finance and accounting. He currently serves as a Director of Whole Earth Brands, Inc., a global platform focused on the “better for you” consumer packaged goods and ingredients space (after having previously served as the Chief Financial Officer of Act II Global Acquisition Corp.) and Novanta Inc. (Nasdaq: NOVT), a leading global supplier of core technology solutions for medical and advanced industrial original equipment manufacturers.

Mr. Lamel was Senior Advisor to the Chief Executive Officer of The Hain Celestial Group, Inc. from 2013 to 2014 and Executive Vice President and Chief Financial Officer of Hain from 2001 to 2013.

Mr. Lamel is a certified public accountant and was an audit partner in the New York area practice of Ernst & Young LLP, from where he retired after a 29-year career. Mr. Lamel holds a B.S. in Accounting from Long Island University.

George Roeth, Director

Mr. Roeth is a seasoned professional with over 30 years of experience in consumer packaged goods industry and has an expertise across several segments including household, cleaning & disinfecting products, pet & garden supplies, food, and personal care. Mr. Roeth served as President and Chief Executive Officer of Central Garden & Pet (NASDAQ: CENT) from 2016 to 2019, a consumer packaged goods company that sells quality garden and pet products. Prior to that, Mr. Roeth spent nearly three decades at The Clorox Company (NYSE: CLX), a consumer packaged goods company with business operations that included cleaning, household, food and personal care products, in multiple leadership positions including as an Executive Vice President and Chief Operating Officer.

Mr. Roeth is currently Lead Director and Board Member of Oil-Dri Corporation of America since 2016 and an Executive Advisor at Gryphon Investors since 2020. Mr. Roeth has previously served as Chairman of the Board of the Clorox and Procter & Gamble Glad Products Joint Venture.

Mr. Roeth holds a BS in Business Administration from the University of California at Berkeley and an MBA from Kellogg Graduate School of Management of Northwestern University.

Mark Tarchetti, Director

Mr. Tarchetti is a Co-Founder of Alchemy-Rx, an agency focused on helping clients with significant growth ambitions, with a focus on consumer goods, private equity, and healthcare.

Mr. Tarchetti was previously the President of Newell Brands Inc. (NASDAQ: NWL), a leading consumer goods company. He was also formerly the Head of Global Corporate Strategy for Unilever plc, where he spent 14 years in a variety of senior strategy, business and finance roles, and the Founder of the international consulting firm Tarchetti & Co. Ltd.

Mr. Tarchetti holds a Bachelor of Arts degree in joint honors, economics and politics from Durham University in the United Kingdom.

Bernardo Paiva, Senior Advisor

Mr. Paiva holds a Bachelor of Engineering degree from Universidade Federal do Rio de Janeiro and an MBA LS in Marketing from PUC-Rio. Mr. Paiva is a class of 1991 graduate from Brahma’s (now AmBev) highly regarded management trainee program. During his early years with the company, he rose through the ranks as Sales Representative, Sales Supervisor and Sales Manager, always working at close proximity to the consumer. After his first international post in Argentina, where he was charged with building the Sales and Direct Distribution operation, Mr. Paiva returned to Brazil as AmBev’s Commercial Director for the Pernambuco region, followed by various positions within Sales. In 2004, Mr. Paiva was appointed AmBev´s Chief Procurement and Logistics Officer and subsequently became AmBev’s Chief Sales Officer.

In 2008, Mr. Paiva was appointed CEO for Labatt, a Canadian brewery acquired by InBev, being tasked with the challenge of increasing the brand’s domestic market share while delivering EBITDA goals. Having met those targets after a year, he was appointed CEO for Quilmes, the leading beer brand in Argentina with operations in Uruguay, Paraguay, Bolivia and Chile.

In 2012, Mr. Paiva was appointed Chief Sales Officer and a member of Anheuser-Busch InBev’s Executive Board, the Senior Leadership Team. Based at the company’s headquarters in New York, Mr. Paiva led AB InBev’s global sales operation, present in over 150 countries.

Bernardo returned to Brazil in January 2015 as Chief Executive Officer for AmBev, one of the largest private enterprises in the country, a position he held until the end of 2019.

GP Investments Acquisition Corp.

In January 2015, GP sponsor founded GP Investments Acquisition Corp., a special purpose acquisition company, in which Mr. Lambranho served as its Chairman of the Board of Directors and Mr. Bonchristiano served as its Chief Executive Officer and Chief Financial Officer. GPIAC completed its initial public offering in May 2015, generating gross proceeds of $172.5 million. GPIAC completed its initial business combination with Rimini Street, Inc. in October 2017. Rimini Street, Inc. is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products, and a Salesforce partner.

The industry experience of the Rimini Street management team, combined with GPIAC executives’ impressive track record of successful previous partnerships with high growth technology companies and ability to raise growth capital from investors across the global, has strongly positioned the combined company for high growth in the years to come. Notably, since its business combination, Rimini sales grew 14% annually, from December 2017 to December 2019.

Act II Global Acquisition Corp.

In April 2019, Act II Global Acquisition Corp., a special purpose acquisition company, for which Mr. Simon served as Executive Chairman, completed its initial public offering, generating gross proceeds of $300.2 million. In June 2020, Act II completed its business combination with Merisant Company, one of the world’s leading manufacturers of calorie-free and low-calorie sugar substitutes, and MAFCO Worldwide LLC, one of the world’s leading manufacturer of natural licorice products, forming Whole Earth Brands. Mr. Simon currently serves as Executive Chairman of Whole Earth Brands.

Mr. Simon’s significant experience in founding and scaling consumer packaged goods companies, including The Hain Celestial Group, in 1993, provides a deep foundation of industry knowledge that will help Whole Earth Brands further accelerate its scale and growth trajectory in the near future. Leveraging Mr. Simon’s mergers and acquisitions expertise, Whole Earth Brands announced and closed the acquisition of Swerve, a rapidly growing keto-friendly, plant-based sweetener and baking brand, and Wholesome Sweeteners, an organic sweetener brand.

Market Opportunity and Business Strategy

While we may pursue an initial business combination opportunity in any industry or sector (subject to certain limitations described in this prospectus), we intend to identify and acquire a high potential consumer-facing business(es) based in the United States with an enterprise valuation between $1.0 billion and $5.0 billion.

We believe that there are a number of macro consumer trends and an accelerating pace of change that are creating multiple investment opportunities for consumer-facing businesses in the United States. These trends include:

•	The further propagation of technology into consumer habits: from direct-to-consumer and omnichannel business models, to wearables, connected fitness devices and digital financial services – across all segments, technology is completely reshaping the needs of customers and the way they acquire products and services and interact with brands.

•	The consolidation of health and wellness trends: as the focus on health and wellness progressively becomes a natural aspect of the lives of consumers, this secular force shapes consumer preferences and creates numerous opportunities, especially within the food and beverage, personal care, physical activity and consumer health segments.

•	The rise of purpose-driven companies: in the face of critical social and environmental challenges, there is a growing number of opportunities for companies that are sustainability-minded and socially conscious, with a strong potential to disrupt the status quo and create a highly engaged base customer bases. Our management and co-sponsors have extensive experience investing in purpose-driven brands with well-defined core values to capture a greater share of the consumer wallet.

•	The aftereffects of COVID-19: the pandemic has amplified disruptive and transformative trends in the consumer space. Work-from-home, fitness-at-home, tele-health and at-home entertainment are just some of the many segments that have experienced significant growth. Consumers are seeking enduring value in products and experiences which are more healthy, trustworthy, and environmentally sensitive. The pandemic is driving consumers to explore the full range of engagement and consumption options – with lasting impact. The shift to e-commerce is accelerating substantially.

The overall United States consumer goods and services sector represents a market size of $14.5 trillion and grew at a compound annual growth rate of 4.4% from 2016 to 2019, according to the United States Bureau of Economic Analysis. The COVID-19 pandemic dramatically changed patterns of consumer spending, which has been surprisingly strong in the U.S. over the past few months, according to Deloitte Insights’ United States Economic Forecast as of 4th Quarter 2020. Consumer goods accounted for 34% of total consumer spending in the third quarter of 2020, up from 31% before the COVID-19 pandemic, and real consumer spending on durable goods increased 6.7% in 2020 and is forecasted to grow 5.0% in 2021, according to Deloitte Insights.

We believe that this evolving consumer landscape presents us with the opportunity to foster and build companies that address shifting consumer preferences and utilize platforms to foster agile companies with a clear focus on engaging, inspiring and connecting with the customer. We believe that substantial demographic, social, economic and behavioral shifts are occurring at the consumer level, which is creating an environment to foster extensive market opportunities.

We believe that consumer-facing businesses often possess several attractive qualities for investors, including predictable and, in some cases, recurring revenue; resilient free cash flow generation through market cycles; pricing power driven by brand equity, innovation and premiumization opportunities; and the ability to leverage fixed costs to profitably scale both organically and inorganically.

While we may opportunistically target other sectors, particularly for tech-enabled companies, within consumer-facing businesses within the United States, we expect to further target the following investment themes:

•	Food and Beverage: since the food and beverage sector is undergoing significant transformation driven by the consumer shift towards sustainable and healthy products, we believe that there is a large underserved market for businesses to develop products and services that seek the promotion of healthier lifestyles, ethical sourcing of ingredients and labor, environmental stewardship and sustainability. Our key areas of interest are better-for-you packaged food and beverages; direct-to-consumer healthy meal delivery; and better-for-you online grocery.

•	Household and Personal Care: consumers are increasingly shifting from traditional brick-and-mortar channels to direct-to-consumer, subscription and omnichannel business models, enabling new companies to challenge established traditional players. Additionally, we believe there is enormous untapped demand for environmentally friendly products (such as natural, organic, recyclable, cruelty-free and vegan) and socially conscious businesses.

•	Apparel and Accessories: the apparel and accessories segments are also strongly impacted by the shift from traditional retail to new business models such as direct-to-consumer, omnichannel, marketplaces and re-commerce. Our key areas of interest within this segment are direct-to-consumer lifestyle brands, direct-to-consumer activewear / athleisure-wear, and online re-commerce and marketplaces.

•	Fitness and Wellness: the Fitness and Wellness market has experienced sustained growth in the recent years driven by the aforementioned health and wellness trends and customers’ desire towards healthier lifestyles. The sector has been one of the most impacted by the pandemic, therefore, we favor business models that have exceled during this period and/or are asset-light and highly scalable business models, such as at-home connected fitness, studio aggregators and wellness apps.

•	Consumer Health: the pandemic has accelerated the secular changes within the consumer health segment. Driven by the health and wellness trends and the increasing use of technology by consumers, our key areas of interest within this segment are innovative health insurance plan models, tele-health business models, wearable technology, connected wellness (including mindfulness, meditation and others), and DNA services. In addition, certain verticals represent particularly attractive investment opportunities, such as eyecare and eyewear – in which direct-to-consumer (D2C) / omnichannel retailers and consolidators of optometry clinics are disrupting long-established, vertically integrated incumbents.

•	Pet Products and Services: the US pet market has experienced strong growth and resilience over the past decade, driven by an increase in the number of pets as well as in spend per pet, as a result of pet humanization trends. Our key areas of interest within this segment are strong and reputable pet food brands, consolidation of veterinary clinics, innovative and technological pet products, and digital marketplaces for pet products and services.

•	Education Technology (EdTech): the digitization of learning methods has led to tremendous innovation both in traditional education (such as online degrees by established institutions) and in non-traditional education (such as MOOCs, corporate training and consumer-focused learning apps), giving rise to an ecosystem of learning solutions – both B2B and B2C - which offers multiple attractive investment opportunities.

•	Others: other areas of interest also include gaming, consumer fintech and consumer services (such as residential and travel services), in addition to companies across verticals that are disrupting mature industries through innovative business models, including D2C (direct-to-consumer), marketplace, e-commerce, rental, subscription, sharing and fractional ownership.

Although we intend to focus our sourcing efforts on high-growth, tech-enabled consumer companies in the sectors above, we may also opportunistically seek to invest in mature companies with outstanding characteristics, such as strong brand and product, significant competitive advantages, differentiated customer value proposition and attractive business model.

Our Mission

Our goal is to acquire a target business that understands and embraces the trends and themes we see in the consumer industry. We will seek to support a company that has a strong demand for its products or services and operates in market verticals and/or geographies with limited competition or a company that is demonstrably ahead of its competition based on factors such as deploying differentiated technology, business model or brand. We will seek to effectively employ our management team’s industry skills and experience as well as their extensive personal network to add substantial value to any acquired company. We believe our management team possesses the following skills and experience necessary to unlock to potential of the market opportunities discussed above:

•	Expertise in growing successful consumer goods companies: Our management team has a track record of analyzing, investing in and managing consumer goods companies. We believe we can identify disruptive business models and leverage our differentiated industry relationships and experiences to scale these businesses on a global scale. We believe the long-standing relationships of our management team with proven industry executives and investors give us a competitive advantage in recruiting and retaining premium talent within the industry.

•	Ability to complement and support strong executive teams: Members of our management team have served on as chief executive officers and chief financial officers of consumer businesses, as well as having served on the Boards of Directors of private and public companies within the consumer markets. They have played a critical role in identifying and overseeing numerous acquisitions and have a demonstrated track record of successfully completing investments and leading business transformations. We believe they can effectively work with strong management teams in target companies to provide significant competitive insight and drive value to shareholders.

•	Strong structuring and capital markets knowledge: Our management team has extensive experience evaluating structures and completing successful merger and acquisition transactions. Every member of the management team has participated in several diverse and complex transaction structures, minimizing risk, optimizing funding structure and improving the fundamentals of the deal to ensure a successful business moving forward. In addition, as described above under “GP Investments Acquisition Corp.,” our management team and co-sponsors also have experience in founding special purpose acquisition companies and successfully completing initial business combinations.

•	Maximizing the value of becoming a publicly traded entity: As a public entity, we believe we offer a wide range of advantages to stakeholders. These include but are not limited to: working with management and shareholders who aspire to have their company become a public entity and generate substantial growth and opportunity for shareholder value creation; transitioning from a private to a public entity may include broader access to debt and equity providers; provision of liquidity for employees and potential acquisitions and other strategic transactions; and expansion of branding in the marketplace. Our management team and our co-sponsors have a track record of guiding numerous companies through initial public offering processes, including delivering business and governance changes in preparation for accessing the equity markets. Examples in consumer, retail and consumer-related businesses include Centauro, Estácio, Hypermarcas, Submarino, Tempo Assist and Wiz Soluções, which are among the 27 equity capital markets transactions executed by GP Investments.

Business Combination Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating initial business combination opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. While we intend to utilize these criteria in evaluating business combination opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity.

•	Size: We intend to target companies whose enterprise valuation is between $1.0 billion and $5.0 billion, determined in the sole discretion of our management team according to reasonable accepted valuation standards and methodologies. Companies of this size tend to have a well-developed business, strong consumer product placement and opportunities for disruptive or transformative growth. We believe companies of this size offer the potential for long-term shareholder return and long-term risk-adjusted return potential.

•	Growth: We intend to seek companies in consumer-facing industries that we believe are on a promising growth path, driven by a sustainable competitive advantage and benefit from positive secular trends, with opportunities for acceleration through a partnership with us. We expect to target companies that have experienced significant organic growth, and that we believe are well-positioned to capture additional market share in their market segment.

•	Differentiated and disruptive qualities: We intend to target companies that offer differentiated products and/or services with an orientation towards companies that possess a scalable platform or are a dominant player or disruptor in their market segment. We believe that disruptive and innovative companies that create a product or service that displaces existing market trends or norms are better positioned for long-term sustainable success.

•	Strong market position with a sustainable competitive advantage: We intend to focus on innovative companies that are disruptors in the consumer sector, but also demonstrate strong business fundamentals and a sustainable competitive advantage in the markets in which they operate. We believe that such characteristics may be provided by recognized brands, proprietary technology, strong customer and distributor relationships, advantageous cost structures, among other factors. We intend to evaluate targets based on supply and demand, competitive dynamics, barriers to entry and threat of substitutes, among other factors.

•	Reputation and market acceptance: We intend to seek companies that we believe have a sizeable market share in their segment and the opportunity to achieve market leadership. We believe these criteria will provide defensive market share and leverage our ability grow faster than the broader industry.

•	Proven management team track record and strength: We intend to seek companies with proven and accomplished management teams that are eager to work together with and benefit from our management team’s expertise. We intend to devote significant resources to analyzing and reaching alignment among a target’s management and its stakeholders to ensure that the target business is aligned with our values and investment philosophy.

•	Opportunity for operational improvement: We believe that a key driver of value creation will be the accurate identification of areas to strengthen operations and enhance execution, and we intend to identify candidates that will benefit from our knowledge, capabilities and expertise. Therefore, we intend to seek companies that may be at an inflection point, such as requiring additional management expertise or additional capital in order to improve financial performance or scale. We believe that there are often opportunities to scale-up tech-enabled companies by providing well-organized infrastructure that matches consumer demand requirements and functions in lockstep with the front-end of the business.

•	Ability to scale and enhance growth through acquisitions and strategic transactions: We intend to seek companies that have enhanced potential to achieve significant scale, both organically and potentially through acquisitions or other strategic transactions. Therefore, we will seek a target that can serve as a platform to accelerate growth and potentially execute additional accretive acquisitions with the potential to significantly enhance shareholder value. We intend to seek management teams with the interest and ability to execute on such vision.

•	Operational maturity: We generally intend to seek companies that have the requisite compliance, financial controls and reporting processes in place and that we believe are ready for the regulatory requirements of a public entity. Therefore, we intend to focus on companies that are already audited by independent accountants and have an appropriate corporate structure.

•	Strong commitment to purpose or identity: We intend to evaluate companies based upon whether they have a strong sense of purpose or identity, which may include a commitment to social, economic, and environmental stewardship and sustainability, a desire to increase diversity, equality and inclusion through their business or product or service offering or the desire to serving a specific social purpose. We believe a strong commitment to purpose or identity, coupled with a sound underlying business, often results in the potential to deliver long-term stakeholder value.

•	Benefit from being public: We will focus on acquiring a company that has a readily understandable public market story including a clear business strategy, a compelling economic model and an attractive long-term growth story. We intend to work with management and stakeholders who aspire to have their company become a public entity and generate substantial growth. We will target companies that can capitalize on the inherent benefits of a public company structure, such as broader access to debt and equity financing, benefits for recruitment and retention of talent through equity compensation, use of equity as currency for strategic mergers and acquisitions following the initial business combination, and expanded branding and market positioning benefits.

•	Appropriate valuations: We view ourselves as rigorous, disciplined and valuation-centric investors, with a keen understanding of market value, upside and potential downside risks. We believe our past experience successfully acquiring companies will provide us with the ability to acquire companies within our search criteria at appropriate valuations relative to industry comparables and the ability to enhance and create value for shareholders over the long term.

These criteria are not intended to be exhaustive or required. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy materials or tender offer documents, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.

Our Forward Purchase Agreement and Committed Capital

We believe our ability to complete our initial business combination will be enhanced by the certainty associated with entering into a forward purchase agreement between us and GP sponsor, pursuant to which GP sponsor has agreed to purchase, or procure the purchase by GP Investments or any of its subsidiaries or affiliates, of the forward purchase units.

The forward purchase agreement entered into with GP sponsor pursuant provides that GP Investments or any of its subsidiaries or affiliates (including GP sponsor), as determined by GP sponsor (referred to herein as the forward purchaser) will purchase $50.0 million of forward purchase units consisting of one forward purchase share and one-third of one forward purchase warrant for $10.00  per forward purchase unit, in a private placement that will close substantially concurrently with the closing of our initial business combination. GP sponsor has agreed that the forward purchaser will not redeem any Class A ordinary shares held by it in connection with the initial business combination. Each whole forward purchase warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. The forward purchase warrants will have the same terms as the private placement warrants and the forward purchase shares will be identical to the Class A ordinary shares included in the public units being sold in this offering, except the forward purchase shares will be subject to transfer restrictions and certain registration rights and the forward purchase units will consist of only one-third of one forward purchase warrant. The purchase of the forward purchase securities will be made regardless of whether any of our Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with a minimum funding level for our initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination and for working capital in the post-transaction company.

We believe this committed capital will make us more attractive to a potential business combination target.

Additional Disclosures

Our Acquisition Process

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all, subject to his or her fiduciary duties under Cayman Islands law. We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination. Our directors and officers are also not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. See “Risk Factors — Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

Initial Business Combination

The Nasdaq listing rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account). We refer to this as the 80% fair market value test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. In addition, pursuant to Nasdaq listing rules, our initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target business or issue a substantial number of new shares to third-parties in connection with financing our initial business combination. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Sourcing of Potential Business Combination Targets

We believe our management team’s significant operating and transaction experience and relationships with companies will provide us with a substantial number of potential business combination targets. Over the course of their careers, including through their current roles within GP Investments, the members of our management team have developed a broad network of contacts and corporate relationships around the world. This network has grown through the activities of our management team sourcing, acquiring, financing and selling businesses, our management team’s relationships with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions. In addition, our management team have developed contacts from serving on the boards of directors of several companies.

We believe this network provides our management team with a robust and consistent flow of acquisition opportunities which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that the network of contacts and relationships of our management team will provide us with important sources of acquisition opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

Besides network- and relationship-based sourcing strategies, we will leverage technology-driven solutions to enrich our pipeline and conduct in-depth analyses on potential investment opportunities. These solutions include the utilization of data-based, scalable and sector-agnostic tools that enable us to identify high-potential targets, even before any meaningful public event occurs, as well as the assessment of digital metrics (such as website traffic, app store download trends and brand sentiment based on automated aggregation of online reviews and social media reactions).

We are not prohibited from pursuing an initial business combination with a company that is affiliated with either of our co-sponsors, directors or officers, or making the acquisition through a joint venture or other form of shared ownership with either of our co-sponsors, directors or officers.

Irwin Simon, our Co-Chairman, is currently restricted by non-compete and non-solicitation provisions contained in certain agreements with Hain Celestial, which provisions will be in effect for at least part of the time following the consummation of this offering and which prohibits him from competing with Hain Celestial and its subsidiaries solely with regard to certain natural or organic branded products. See “Risk Factors — Irwin Simon, our Co-Chairman, is party to certain agreements that will limit the types of companies that we can target for an initial business combination which could limit our prospects for an initial business combination or make us a less attractive buyer to certain target companies.”

Members of our management team and our independent directors will directly or indirectly own our ordinary shares and warrants to purchase our ordinary shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

As more fully discussed in “Management — Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have fiduciary duties or contractual obligations that may take priority over their duties to us.

Executive Office and Registered Office

Our executive offices are located at 300 Park Avenue, 2nd Floor, New York, New York 10022, United States of America and our telephone number is +1 (212) 430-4340.

Mail addressed to the Company and received at its registered office will be forwarded unopened to the forwarding address supplied by the Company to be dealt with. None of the Company or its directors, officers, advisors or service providers (including the organization which provides registered office services in the Cayman Islands) will bear any responsibility for any delay howsoever caused with regards to mail reaching the forwarding address.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer target businesses an alternative to the traditional initial public offering through a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. In this situation, the owners of the target business would exchange their capital stock, shares or other equity securities in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Financial Position

With funds available for a business combination from this offering and the sale of the private placement securities initially in the amount of $241,250,000 (without taking into account the proceeds of the sale of the forward purchase securities) assuming no redemptions and after payment of $8,750,000 of deferred underwriting fees (or $277,437,500 assuming no redemptions and after payment of up to $10,062,500 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), in each case, after estimated offering expenses of $1.0 million, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third-party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering, the sale of the private placement warrants and the forward purchase securities, our shares, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemptions of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account.

In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or we decide to do so for business or other reasons, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, other than the forward purchase agreement, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Selection of a Target Business and Structuring of our Initial Business Combination

Nasdaq listing rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding any deferred underwriters fees and taxes payable on the income earned on the trust account). We refer to this as the 80% fair market value test. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board of directors is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information, which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by applicable law or stock exchange listing requirement, or we may decide to seek shareholder approval for business or other reasons.

Under Nasdaq listing rules, shareholder approval would be required for our initial business combination if, for example:

•	we issue Class A ordinary shares that will be equal to or in excess of 20% of the number of Class A ordinary shares then outstanding (other than in a public offering);

•	any of our directors, officers or substantial security holders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares (or securities convertible into or exercisable for ordinary shares) could result in an increase in outstanding ordinary shares or voting power of 5% or more; or

•	the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The Companies Act and Cayman Islands law do not currently require, and we are not aware of any other applicable law that will require, shareholder approval of our initial business combination.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and reasons, which include a variety of factors, including, but not limited to:

•	the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

•	the expected cost of holding a shareholder vote;

•	the risk that the shareholders would fail to approve the proposed business combination;

•	other time and budget constraints of the company; and

•	additional legal complexities of a proposed business combination that would be time consuming and burdensome to present to shareholders.

Permitted Purchases and Other Transactions With Respect to our Securities

In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our co-sponsors, directors, officers, advisors or any of their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of securities such persons may purchase. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our co-sponsors, directors, officers, advisors or any of their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our initial shareholders, directors, officers, advisors or any of their affiliates determine to undertake any such transactions, such transactions could have the effect of influencing the vote necessary to approve such transaction. None of the funds held in the trust account will be used to purchase public shares or warrants in such transactions. They will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to (1) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information and (2) clear certain trades prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our co-sponsors, directors, officers, advisors or any of their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

The purpose of such transaction could be to (1) vote in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of our initial business combination, (2) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our co-sponsors, directors, officers, advisors and/or any of their affiliates anticipate that they may identify the shareholders with whom our co-sponsors, directors, officers, advisors or any of their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of public shares) following our mailing of tender offer or proxy materials in connection with our initial business combination. To the extent that our co-sponsors, directors, officers, advisors or any of their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our co-sponsors, directors, officers, advisors or any of their affiliates will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our co-sponsors, directors, officers and/or any of their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will be restricted unless such purchases are made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our co-sponsors, directors, officers and/or any of their affiliates will be restricted from making purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption Rights for Public Shareholders Upon Completion of our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. At the completion of our initial business combination, we will be required to purchase any ordinary shares properly delivered for redemption and not withdrawn. The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (1) in connection with a general meeting called to approve the business combination or (2) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by applicable law or stock exchange listing requirement or we choose to seek shareholder approval for business or other reasons.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and each co-sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

Our initial business combination must be approved by a majority of our board of directors, and a majority of our independent directors. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, pursuant to the terms of a letter agreement entered into with us, our initial shareholders have agreed (and their permitted transferees will agree) to vote their founder shares and any public shares held by them in favor of our initial business combination. Our directors and officers also have agreed to vote in favor of our initial business combination with respect to public shares acquired by them, if any. In addition, pursuant to the terms of the forward purchase agreement, GP sponsor has agreed that the forward purchaser shall vote any shares purchased during or after this offering, in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our initial shareholders and their permitted transferees will own at least 20% of our issued and outstanding ordinary shares entitled to vote thereon. Each public shareholder may elect to redeem their public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction. In addition, our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of a business combination.

Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions. Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Limitation on Redemption Upon Completion of our Initial Business Combination If we Seek Shareholder Approval

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our co-sponsors or their respective affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our co-sponsors or their respective affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering Share Certificates in Connection With a Tender Offer or Redemption Rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the initially scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or two business days prior to the scheduled date of the general meeting set forth in our proxy materials, as applicable (unless we elect to allow additional withdrawal rights). Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 24 months from the closing of this offering.

Redemption of Public Shares and Liquidation if No Initial Business Combination

Our co-sponsors, directors and officers have agreed that we will have only 24 months from the closing of this offering to complete our initial business combination. If we have not completed our initial business combination within such 24-month period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 24-month time period.

Our initial shareholders have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our initial shareholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time period.

Our co-sponsors, directors and officers have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,000,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not completed our initial business combination within the required time period, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Each of our co-sponsors has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our co-sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our co-sponsors have sufficient funds to satisfy its indemnity obligations and believe that our co-sponsors’ only assets are securities of our company and, therefore, our co-sponsors may not be able to satisfy those obligations. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and either of our co-sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our co-sponsors to enforce their respective indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our co-sponsors to enforce their respective indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.00 per share.

We will seek to reduce the possibility that our co-sponsors will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our co-sponsors will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,000,000 from the proceeds of this offering and the sale of the private placement warrants, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $1.0 million, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as a voidable performance. As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Our amended and restated memorandum and articles of association contain a provision which provides that, if we seek to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, we will provide public shareholders with the opportunity to redeem their public shares in connection with any such amendment. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:

•	prior to the consummation of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction, into their pro rata share of the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the completion of our initial business combination, including interest (which interest shall be net of taxes payable), or (2) provide our public shareholders with the opportunity to tender their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the completion of our initial business combination, including interest (which interest shall be net of taxes payable), in each case subject to the limitations described herein;

•	in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions;

•	our initial business combination must be approved by a majority of our board of directors, and a majority of our independent directors;

•	if we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company;

•	if our initial business combination is not consummated within 24 months from the closing of this offering, then our existence will terminate and we will distribute all amounts in the trust account; and

•	prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares on any initial business combination.

These provisions cannot be amended without the approval of holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting. In the event we seek shareholder approval in connection with our initial business combination, our amended and restated memorandum and articles of association provide that we may consummate our initial business combination only if approved by a majority of the ordinary shares voted by our shareholders at a duly held shareholders meeting.

Additionally, our amended and restated memorandum and articles of association provide that, prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors and that holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares attending and voting in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Comparison of Redemption or Purchase Prices in Connection With our Initial Business Combination and if we Fail to Complete our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we have not completed our initial business combination within 24 months from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 following such redemptions, and any limitations (including, but not limited to, cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek shareholder approval of our initial business combination, our co-sponsors, directors, officers, advisors or any of their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Such purchases will be restricted except to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.	If we have not completed our initial business combination within 24 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares.

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn in order to pay taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there will be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. $250,000,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company acting as trustee.	Approximately $212.6 million of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$250,000,000 of the net offering proceeds and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (1) any taxes paid or payable and (2) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	Nasdaq listing rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding any deferred underwriters fees and taxes payable on the income earned on the trust account).	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Citigroup informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest, which interest shall be net of taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we are not required by applicable law or stock exchange rules and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Our initial business combination must be approved by a majority of our board of directors, and a majority of our independent directors. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. Additionally, each public shareholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline	If we have not completed our initial business combination within 24 months from the closing of this offering, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering, subject to applicable law.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect Excess Shares (more than an aggregate of 15% of the shares sold in this offering), without our prior consent. Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.	Most blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Tendering share certificates in connection with a tender offer or redemption rights	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the initially scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such shareholders to arrange for them to deliver their certificate to verify ownership.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek shareholder approval of our initial business combination and we are obligated to pay cash for our Class A ordinary shares, it will potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

Conflicts of Interest

Our management team, in their capacities as directors, officers or employees of our co-sponsors or their respective affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by either of our co-sponsors, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. For more information, see the section entitled “Management — Conflicts of Interest.”

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all, subject to his or her fiduciary duties under Cayman Islands law. See “ Risk Factors — Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to complete our initial business combination.

Indemnity

Each of our co-sponsors has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our co-sponsors will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our co-sponsors have sufficient funds to satisfy their respective indemnity obligations and believe that our co-sponsors’ only assets are securities of our company and, therefore, our co-sponsor may not be able to satisfy those obligations. We have not asked our co-sponsors to reserve for such obligations.

Facilities

We currently maintain our executive offices at 300 Park Avenue, 2nd Floor, New York, New York 10022, United States of America. The cost for this space is included in the $10,000 per month fee that we will pay an affiliate of GP sponsor for office space, administrative and support services. We consider our current office space adequate for our current operations.

Employees

We currently have four officers and do not intend to have any full-time employees prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We will register our units, Class A ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with PCAOB standards. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2021 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors and Officers

Name	Age	Title
Fersen Lamas Lambranho	59	Co-Chairman of the Board of Directors
Irwin Simon	62	Co-Chairman of the Board of Directors
Antonio Bonchristiano	53	Chief Executive Officer and Director
Rodrigo Boscolo	37	Chief Financial Officer
Asha Daniere	56	Director
Ira Lamel	73	Director
George Roeth	59	Director
Mark Tarchetti	45	Director
Bernardo Paiva	52	Senior Advisor

Our directors and officers are as follows:

Fersen Lamas Lambranho, Co-Chairman of the Board of Directors

Mr. Lambranho is a member of the board and Chairman of GP Investments. He joined the firm in 1998 and became a managing director in 1999. Prior to joining GP, Mr. Lambranho was CEO of Lojas Americanas, a company that adopts a unique approach in order to better serve its customers, offering a physical platform with different store formats, in addition to having a digital platform, with various brands, where he worked for 12 years and was a board member from 1998 to 2003. Currently, Mr. Lambranho serves on the boards of Centauro, GP Advisors, Spice Private Equity (Bermuda) Ltd., The Craftory and Leon Restaurants Ltd.

Mr. Lambranho previously chaired the board of GP Investments Acquisition Corp. (the first special purpose acquisition company sponsored by GP Investments) and served on the boards of Magnesita, BRMalls, San Antonio, Allis, Estácio, Tele Norte Leste Participações, São Carlos Empreendimentos e Participações, Playcenter, Shoptime, Farmasa, BR Properties and Americanas.com.

Mr. Lambranho was further Chairman of the board of directors of Magnesita and is a board member of several non-profit entities, such as Fundação Bienal de São Paulo. Mr. Lambranho holds a bachelor’s degree in civil engineering from the Universidade Federal do Rio de Janeiro and a MSc degree in business administration from COPPEAD-UFRJ. He also completed the Owner President Management Program at the Harvard Business School.

We believe Mr. Lambranho’s qualifications to serve on our board of directors include his education, his investment experience and his numerous directorships.

Irwin Simon, Co-Chairman of the Board of Directors

Mr. Simon has more than 30 years of business experience spanning many domestic and international leadership and operating roles. During his career, Mr. Simon has executed over 50 deals worth approximately $7.5 billion (net of divestitures) (including Aphria’s ongoing business combination with Tilray that is described below).

Mr. Simon founded The Hain Celestial Group, Inc. (NASDAQ: HAIN) in 1993, which became a leading organic and natural products company with a mission to be the leading marketer, manufacturer and seller of organic and natural, better-for-you products, committed to growing sustainably while continuing to implement environmentally sound business practices and manufacturing processes. Mr. Simon led Hain Celestial for more than 25 years and grew the business to approximately $3.0 billion in net sales with operations in North America, Europe, Asia and the Middle East, and served as Founder, President, Chief Executive Officer and Chairman through 2018.

Following his time at Hain Celestial, in December 2018, Mr. Simon joined Aphria, a leading global cannabis company, as the Chairman of the Board and became its Chief Executive Officer in March 2019. Mr. Simon’s extensive deal sourcing track record and execution of complex mergers and acquisitions, as well as implementing corporate operational improvements, have helped turn Aphria into a leading global cannabis company. Notably, as Aphria’s Chief Executive Officer and Chairman of the Board, Mr. Simon recently oversaw Aphria’s acquisition of SweetWater Brewing Company, one of the largest independent craft brewers in the United States and owner of the flagship 420 beverage brand. Mr. Simon is currently spearheading Aphria’s ongoing business combination with Tilray, a global pioneer in cannabis research, cultivation, production and distribution, which would create the world’s largest cannabis company based on pro forma annual revenue. Upon completion of the business combination, Mr. Simon is expected to lead the combined company as Chairman of the Board and Chief Executive Officer.

Mr. Simon served as Executive Chairman of Act II Global Acquisition Corp. until its business combination with Whole Earth Brands Inc. (NASDAQ: FREE), a Chicago-based packaged foods company focused on the “better for you” consumer packaged goods and ingredients space. Mr. Simon has served as Executive Chairman of Whole Earth Brands since June 2020 and also serves on the Board of Directors at Tulane University and on the Board of Trustees at Poly Prep Country Day School and is Presiding Director at MDC Partners Inc., a provider of marketing, activation and communications solutions and service. Moreover, Mr. Simon is the owner of Cape Breton Eagles, a Major Junior Hockey Club and Co-Owner of St. John’s Edge, a Canadian professional basketball team.

Prior to Hain Celestial, Mr. Simon was employed in various marketing and sales positions at SlimFast Foods Company, a dietary supplement foods company, and The Häagen-Dazs Company, a frozen dessert company, which became a division of Grand Metropolitan, a multi-national luxury brands company, where his responsibilities included managing the franchisee system and company-owned retail stores.

He also served as Director of Barnes & Noble, Inc. (NYSE:BKS), the largest retail bookseller in the United States until 2018, and served as a Board Member of Jarden Corporation for 14 years, from 2003 to 2017.

Mr. Simon holds a Bachelor of Arts degree from Saint Mary’s University.

We believe Mr. Simon’s qualifications to serve on our board of directors include his education, his investment experience, including in relation to special purpose acquisition companies, and his numerous directorships.

Antonio Bonchristiano, Chief Executive Officer and Director

Mr. Bonchristiano is the Chief Executive Officer of GP Investments. He joined GP Investments in 1993 and has been a Managing Director since 1995. Prior to joining GP Investments, Mr. Bonchristiano was a Partner at Johnston Associates Inc., a finance consultancy based in London, and worked for Salomon Brothers Inc. in London and New York. Currently, Mr. Bonchristiano serves as a member of the boards of directors of Ambev S.A. (part of Anheuser-Busch Inbev, which was born from the union between the pioneering spirit of Ambev, with the Belgian quality of Interbrew and the tradition of Anheuser-Busch), BR Properties, GP Advisors, and Rimini Street. Mr. Bonchristiano previously was the Chief Executive Officer, the Chief Financial Officer and a Director of GP Investments Acquisition Corp.

Mr. Bonchristiano is or was also on the boards of several non-profit organizations, including Fundação Estudar in São Paulo, Brazil and John Carter Brown Library (Providence, Rhode Island, United States).

Previously, Mr. Bonchristiano served as a member of the boards of directors of BHG, Estácio, LAHotels, Sé Supermarkets, ALL, Kuala, CEMAR, Gafisa, Hopi Hari, Submarino, Equatorial, Geodex Communication, Sascar, BRMalls, Tempo and Magnesita Refratários, San Antonio International and Playcenter. He was also previously the Chief Financial Officer of SuperMar Supermercados and Founder and Chief Executive Officer of Submarino. He was also Vice-Chairman of the Board of Directors of BR Properties SA, officer of Geodex Communication, Contax Participações and IRO of ABC Supermarkets.

Mr. Bonchristiano holds a bachelor’s degree in Politics, Philosophy, and Economics from the University of Oxford.

We believe Mr. Bonchristiano’s qualifications to serve on our board of directors include his extensive experience in private equity, numerous directorship roles and his financial expertise.

Rodrigo Boscolo, Chief Financial Officer

Mr. Boscolo is a Managing Director and the Chief Financial Officer of GP Investments. Mr. Boscolo’s role encompasses deploying the firm’s proprietary capital in North America and Europe, as well as managing the firm’s global finance, treasury, technology, investor relations and corporate development functions. Since joining GP Investments in 2010, Mr. Boscolo has led or was involved in multiple transactions in a broad range of geographies and industries, particularly in the technology, business services, consumer, restaurants and retail sectors.

Mr. Boscolo also serves or has served on the Boards of Directors of GP Advisors, Spice Private Equity (Bermuda) Ltd., and of several portfolio companies, including Leon Restaurants, The Craftory (where he is an alternate Director), Food First Global Restaurants, Magnesita, Allis and Sascar. Previously, Mr. Boscolo worked as a consultant at The Boston Consulting Group from 2008 to 2010. Mr. Boscolo is a graduate of the University of Pennsylvania, where he earned an M.B.A. from the Wharton School in 2014 and a M.A. in International Studies from the School of Arts and Sciences at the Lauder Institute in 2016. Mr. Boscolo also holds a bachelor’s degree in business from University of São Paulo and a M.S. from Kedge Business School, in Marseille, France.

Asha Daniere, Director

Asha Daniere is a strategic and legal advisor in the media and technology sectors. From 2012 through February 2020, she was Executive Vice-President, Legal & Business Affairs at Blue Ant Media, a global multi-platform media company. Prior to her position at Blue Ant, Ms. Daniere was Senior Vice President and General Counsel at Score Media Inc., a sports media company (TSE: SCR). Prior to her role at Score Media, Ms. Daniere was General Counsel at Fun Technologies Inc., an Internet start-up that previously traded on the Toronto Stock Exchange and was later sold to Liberty Media Inc. during her tenure.

Currently Ms. Daniere serves as Chair of the Board of Directors of Canopy Rivers Inc. (TSE: RIV), a cannabis company, where she also serves on the Audit Committee and acted as Chair of the Special Committee presiding over the buy-out of the company’s controlling shareholder. She also serves on the Board of Directors and Audit Committee of MDC Partners Inc., a provider of marketing, activation and communications solutions and service. Ms. Daniere sits on the Board of Directors of the Toronto International Film Festival, where she is Chair of the governance committee. Previously Ms. Daniere served on the Board of Directors of Tangelo Games Corp, an online games company where she was Chair of the Compensation and Governance Committee.

Ms. Daniere received her Juris Doctor degree from Tulane Law School and her B.A. degree from the University of Toronto.

We believe Ms. Daniere’s qualifications to serve on our board of directors include her significant experience in media and technology, as well as experience assessing and mitigating regulatory and legal risk in public companies.

Ira Lamel, Director

Mr. Lamel has over 40 years of experience in finance and accounting. He currently serves as a Director of Whole Earth Brands, Inc., a global platform focused on the “better for you” consumer packaged goods and ingredients space (after having previously served as the Chief Financial Officer of Act II Global Acquisition Corp.) and Novanta Inc. (Nasdaq: NOVT), a leading global supplier of core technology solutions for medical and advanced industrial original equipment manufacturers.

Mr. Lamel was Senior Advisor to the Chief Executive Officer of The Hain Celestial Group, Inc. from 2013 to 2014 and Executive Vice President and Chief Financial Officer of Hain from 2001 to 2013.

Mr. Lamel is a certified public accountant and was an audit partner in the New York area practice of Ernst & Young LLP, from where he retired after a 29-year career. Mr. Lamel holds a B.S. in Accounting from Long Island University.

We believe Mr. Lamel’s qualifications to serve on our board of directors include his prior experience as a director of a special purpose acquisition company and subsequent post-business combination company, his prior directorships and executive officer roles and his extensive financial and accounting expertise.

George Roeth, Director

Mr. Roeth is a seasoned professional with over 30 years of experience in consumer packaged goods industry and has an expertise across several segments including household, cleaning & disinfecting products, pet & garden supplies, food, and personal care. Mr. Roeth served as President and Chief Executive Officer of Central Garden & Pet (NASDAQ: CENT) from 2016 to 2019, a consumer packaged goods company that sells quality garden and pet products. Prior to that, Mr. Roeth spent nearly three decades at The Clorox Company (NYSE: CLX), a consumer packaged goods company with business operations that included cleaning, household, food and personal care products, in multiple leadership positions including as an Executive Vice President and Chief Operating Officer.

Mr. Roeth is currently Lead Director and Board Member of Oil-Dri Corporation of America since 2016 and an Executive Advisor at Gryphon Investors since 2020. Mr. Roeth has previously served as Chairman of the Board of the Clorox and Procter & Gamble Glad Products Joint Venture.

Mr. Roeth holds a BS in Business Administration from the University of California at Berkeley and an MBA from Kellogg Graduate School of Management of Northwestern University.

We believe Mr. Roeth’s qualifications to serve on our board of directors include his extensive business experience, numerous directorship roles and his financial expertise.

Mark Tarchetti, Director

Mr. Tarchetti is a Co-Founder of Alchemy-Rx, an agency focused on helping clients with significant growth ambitions, with a focus on consumer goods, private equity, and healthcare.

Mr. Tarchetti was previously the President of Newell Brands Inc. (NASDAQ: NWL), a leading consumer goods company. He was also formerly the Head of Global Corporate Strategy for Unilever plc, where he spent 14 years in a variety of senior strategy, business and finance roles, and the Founder of the international consulting firm Tarchetti & Co. Ltd.

Mr. Tarchetti holds a Bachelor of Arts degree in joint honors, economics and politics from Durham University in the United Kingdom.

We believe Mr. Tarchetti’s qualifications to serve on our board of directors include his extensive business experience, significant expertise in strategy.

Bernardo Paiva, Senior Advisor

Mr. Paiva holds a Bachelor of Engineering degree from Universidade Federal do Rio de Janeiro and an MBA LS in Marketing from PUC-Rio. Mr. Paiva is a class of 1991 graduate from Brahma’s (now AmBev) highly regarded management trainee program. During his early years with the company, he rose through the ranks as Sales Representative, Sales Supervisor and Sales Manager, always working at close proximity to the consumer. After his first international post in Argentina, where he was charged with building the Sales and Direct Distribution operation, Mr. Paiva returned to Brazil as AmBev’s Commercial Director for the Pernambuco region, followed by various positions within Sales. In 2004, Mr. Paiva was appointed AmBev´s Chief Procurement and Logistics Officer and subsequently became AmBev’s Chief Sales Officer.

In 2008, Mr. Paiva was appointed CEO for Labatt, a Canadian brewery acquired by InBev, being tasked with the challenge of increasing the brand’s domestic market share while delivering EBITDA goals. Having met those targets after a year, he was appointed CEO for Quilmes, the leading beer brand in Argentina with operations in Uruguay, Paraguay, Bolivia and Chile.

In 2012, Mr. Paiva was appointed Chief Sales Officer and a member of Anheuser-Busch InBev’s Executive Board, the Senior Leadership Team. Based at the company’s headquarters in New York, Mr. Paiva led AB InBev’s global sales operation, present in over 150 countries.

Bernardo returned to Brazil in January 2015 as Chief Executive Officer for AmBev, one of the largest private enterprises in the country, a position he held until the end of 2019.

Number, Terms of Office and Appointment of Directors and Officers

Our board of directors consists of seven members. Prior to our initial business combination, holders of our founder shares will have the right to appoint all of our directors and remove members of the board of directors for any reason, and holders of our public shares will not have the right to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares attending and voting in a general meeting. Each of our directors will hold office for a two-year term. Subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board of directors or by a majority of the holders of our ordinary shares (or, prior to our initial business combination, holders of our founder shares).

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provide that our officers may consist of a Chairman or Co-Chairmen, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer and such other offices as may be determined by the board of directors.

Our board of directors is divided into three classes, with only one class of directors being appointed in each year, and with each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on the Nasdaq. The term of office of the first class of directors, consisting of George Roeth and Mark Tarchetti, will expire at our first annual general meeting. The term of office of the second class of directors, consisting of Asha Daniere and Ira Lamel, will expire at our second annual general meeting. The term of office of the third class of directors, consisting of Fersen Lamas Lambranho, Irwin Simon and Antonio Bonchristiano, will expire at our third annual general meeting.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have four “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules prior to completion of this offering. Our board has determined that each of Asha Daniere, Ira Lamel, George Roeth and Mark Tarchetti is an independent director under applicable SEC rules and the Nasdaq listing standards.

Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our directors or officers have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will pay an affiliate of GP sponsor a total of $10,000 per month for office space, administrative and support services. Our co-sponsors, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our co-sponsor, directors, officers or our or any of their respective affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our officers after the completion of our initial business combination will be determined by a compensation committee constituted solely by independent directors.

We are not party to any agreements with our directors and officers that provide for benefits upon termination of employment. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, and we do not believe that the ability of our management to remain with us after the consummation of our initial business combination should be a determining factor in our decision to proceed with any potential business combination.

Committees of the Board of Directors

Pursuant to Nasdaq listing rules we will establish three standing committees — an audit committee in compliance with Section 3(a)(58)(A) of the Exchange Act, a compensation committee and a nominating committee, each comprised of independent directors. Under Nasdaq listing rule 5615(b)(1), a company listing in connection with its initial public offering is permitted to phase in its compliance with the independent committee requirements. We do not intend to rely on the phase-in schedules set forth in Nasdaq listing rule 5615(b)(1).

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. The members of our audit committee will be Asha Daniere, Ira Lamel and George Roeth. Ira Lamel will serve as chairman of the audit committee.

Each member of the audit committee is financially literate and our board of directors has determined that qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:

•	assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm;

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other registered public accounting firm engaged by us;

•	pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent registered public accounting firm all relationships the independent registered public accounting firm has with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. The members of our compensation committee will be Asha Daniere, Ira Lamel and George Roeth. Asha Daniere will serve as chairman of the compensation committee. We will adopt a compensation committee charter, which will detail the purpose and responsibility of the compensation committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the board of directors. The members of our nominating and corporate governance committee will be Asha Daniere, Ira Lamel and George Roeth. Asha Daniere will serve as chair of the nominating and corporate governance committee. We will adopt a nominating and corporate governance committee charter, which will detail the purpose and responsibilities of the nominating and corporate governance committee, including:

•	identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board of directors, and recommending to the board of directors candidates for nomination for election at the annual general meeting or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Code of Ethics

Prior to the closing of this offering, we will adopt a code of ethics and business conduct (our “Code of Ethics”) applicable to our directors, officers and employees. We will file a copy of our form of our Code of Ethics as an exhibit to the registration statement. You will be able to review this document by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of our Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•	duty to not improperly fetter the exercise of future discretion;

•	duty to exercise powers fairly as between different sections of shareholders;

•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care, which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders; provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Our management team, in their capacities as directors, officers or employees of our co-sponsors or their respective affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by either of our co-sponsors, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties.

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all, subject to his or her fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. Our directors and officers are also not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. See “Risk Factors — Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

Accordingly, if any of the above directors or officers become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination.

Potential investors should also be aware of the following potential conflicts of interest:

•	None of our directors or officers is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•	In the course of their other business activities, our directors and officers may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Directors and Officers.”

•	We will enter into a forward purchase agreement with GP sponsor in respect of the purchase of the forward purchase units by the forward purchaser. Each of GP sponsor and the forward purchaser is our affiliate.

•	Our initial shareholders, directors and officers have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the consummation of our initial business combination. Additionally, our initial shareholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate our initial business combination within 24 months after the closing of this offering. However, if our initial shareholders (or any of our directors, officers or affiliates) acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate our initial business combination within the prescribed time frame. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our initial shareholders until the earlier of: (1) one year after the completion of our initial business combination; and (2) subsequent to our initial business combination (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. With certain limited exceptions, the private placement warrants and the ordinary shares underlying such warrants, will not be transferable, assignable or salable by our co-sponsors until 30 days after the completion of our initial business combination. Since our co-sponsors and directors and officers may directly or indirectly own ordinary shares and warrants following this offering, our directors and officers may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•	Our directors and officers may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

•	Our directors and officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such directors and officers was included by a target business as a condition to any agreement with respect to our initial business combination.

The conflicts described above may not be resolved in our favor.

Accordingly, as a result of multiple business affiliations, our directors and officers have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Below is a table summarizing the entities to which our directors and officers currently have fiduciary duties or contractual obligations that may present a conflict of interest:

Individual	Entity	Entity’s Business	Affiliation
Fersen Lamas Lambranho	GP Investments and its affiliates	Investment firm	Chairman
	GP Advisors	Investment manager	Director
	Centauro	Sporting goods retailer	Director
	Spice Private Equity (Bermuda) Ltd.	Private equity firm	Director
	The Craftory	Consumer venture capital firm	Director
	Leon Restaurants Ltd.	Restaurant company	Director

Irwin Simon	Aphria Inc.	Cannabis	Director/Officer
	MDC Partners Inc.	Marketing	Director
	Whole Earth Brands, Inc.	Packaged foods company	Executive Chairman
	The Hain Celestial Group, Inc.	Organic and natural products company	Former Founder,
President, Chief
Executive Officer and Chairman (under existing non-compete provisions)

Antonio Bonchristiano	GP Investments and its affiliates	Investment firm	Chief Executive Officer

Individual	Entity	Entity’s Business	Affiliation
	GP Advisors	Investment manager	Director
	Ambev S.A.	Brewing company	Director
	BR Properties	Property company	Director
	Rimini Street Inc.	Third-party enterprise software support services company	Director
	Food First Global Restaurants	Restaurant company	Director

Asha Daniere	Canopy Rivers Inc.	Cannabis venture capital firm	Director
	Toronto International Film Festival	Film festival	Director

Ira Lamel	Whole Earth Brands, Inc.	Consumer packaged goods and ingredients company	Director
	Novanta Inc.	Medical equipment technology company	Director

George Roeth	Oil-Dri Corporation of America	Sorbent products company	Director
	Gryphon Investors	Private equity firm	Executive Advisor

Mark Tarchetti	Alchemy-Rx	Agency/Consulting firm	Co-Founder

Rodrigo Boscolo	GP Investments and its affiliates	Investment firm	Chief Financial Officer
	GP Advisors	Investment manager	Director
	Spice Private Equity (Bermuda) Ltd.	Private equity firm	Director
	The Craftory	Consumer venture capital firm	Alternate Director
	Leon Restaurants Ltd.	Restaurant company	Director
	Food First Global Restaurants	Restaurant company	Director

Irwin Simon, our Co-Chairman, is bound by non-compete provisions contained in employment and succession agreements with Hain Celestial, which provisions are in effect for 3 years from November 2018, and which prohibit Mr. Simon from (i) soliciting customers of Hain Celestial and (ii) providing competing services to entities competing with Hain Celestial or its subsidiaries in the manufacture or marketing of natural or organic branded products developed or sold by Hain Celestial or its subsidiaries for the two years before November 2018, in counties of any country where Hain Celestial or its subsidiaries does business and where Mr. Simon had provided services to Hain Celestial or received confidential information about from Hain Celestial, for the two years before November 2018. Mr. Simon may request that Hain Celestial's Board of Directors approve limited exceptions to the non-compete described above, and Hain Celestial's Board shall consider such requests in good faith, but may disapprove any such exception if it reasonably determines such disapproval is necessary to protect Hain Celestial's business, goodwill and customer relationships.

In light of the non-competition provisions, we will not seek an initial business combination with any company with operations in the businesses described above. In addition, if our initial business combination does not cause Mr. Simon to violate the non-competition agreements, no assurance can be given that the combined company would not in the future engage in competitive activities which would cause him to be in breach of the non-competition provisions. If a court were to conclude that a violation of one or more of the non-competition provisions had occurred, it could extend the term of any or all of the non-competition restrictions and/or enjoin Mr. Simon from participating in our company, or enjoin us from engaging in aspects of the business which compete with Hain Celestial, as applicable. The court could also impose monetary damages against Mr. Simon or us. This could materially harm our business and the trading prices of our securities. Even if ultimately resolved in our favor, any litigation associated with the non-competition agreements could be time consuming, costly and distract management's focus from locating suitable acquisition candidates and operating our business.

Furthermore, if Mr. Simon become aware of a business combination opportunity that is subject to the non-competition agreements with Hain Celestial, he will each honor their contractual obligations and not present such opportunity to us. See “Risk Factors — Irwin Simon, our Co-Chairman, is party to certain agreements that will limit the types of companies that we can target for an initial business combination which could limit our prospects for an initial business combination or make us a less attractive buyer to certain target companies.”

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our co-sponsors, directors or officers. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent and disinterested directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that such an initial business combination is fair to our company from a financial point of view. In addition, pursuant to Nasdaq listing rules, our initial business combination must be approved by a majority of our independent directors.

In addition, our co-sponsors or any of their respective affiliates may make additional investments in the company in connection with the initial business combination, although, except for the forward purchase agreement entered into by GP sponsor, our co-sponsors and its affiliates have no obligation or current intention to do so. If our co-sponsors or any of their respective affiliates elects to make additional investments, such proposed investments could influence our co-sponsors’ motivation to complete an initial business combination.

In the event that we submit our initial business combination to our public shareholders for a vote, our initial shareholders, directors and officers have agreed, pursuant to the terms of a letter agreement entered into with us, to vote any founder shares (and their permitted transferees will agree) and public shares held by them in favor of our initial business combination.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our directors and officers to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We may purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•	each of our directors and officers that beneficially owns ordinary shares; and

•	all our directors and officers as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

The post-offering ownership percentage column below assumes that the underwriters do not exercise their over-allotment option, that our initial shareholders forfeit 937,500 founder shares, and that there are 31,250,000 ordinary shares issued and outstanding after this offering.

	Number of Shares Beneficially	Approximate Percentage of Issued and Outstanding Ordinary Shares
Name and Address of Beneficial Owner(1)	Owned(2)	Before Offering	After Offering(2)
GPIAC II, LLC(3)(4)	3,543,750	49.3	11.3
IDS III LLC(5)	3,543,750	49.3	11.3
Fersen Lamas Lambranho	—	—	—
Irwin Simon(5)	3,543,750	49.3	11.3
Antonio Bonchristiano	—	—	—
Asha Daniere	25,000	*	*
Ira Lamel	25,000	*	*
George Roeth	25,000	*	*
Mark Tarchetti	25,000	*	*
Rodrigo Boscolo	—	—	—
Bernardo Paiva	—	—	—
All directors and officers as a group (9 individuals)	3,643,750	50.7%	11.7

*       Less than one percent.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o GP-Act III Acquisition Corp., 300 Park Avenue, 2nd Floor, New York, New York 10022, United States of America.

(2)	Interests shown consist solely of founder shares, classified as Class B ordinary shares. Such ordinary shares will convert into Class A ordinary shares on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”

(3)

The sole member of GPIAC II, LLC, a Cayman Islands limited liability company, is GPIC, Ltd, a Bermuda limited liability company. GPIC, Ltd. is entitled to sole voting and investment power over the shares held by GPIAC II, LLC. GPIC, Ltd. is controlled by GP Investments, Ltd. Accordingly, GP Investments, Ltd. may be deemed to share beneficial ownership of the shares held by GPIAC II, LLC.

(4)	Excludes forward purchase securities to be issued pursuant to the forward purchase agreement, as such securities will only be issued concurrently with the closing of our initial business combination.

(5)	IDS III LLC, our co-sponsor, is the record holder of 3,543,750 founder shares. Irwin Simon is the managing member of IDS III LLC. As such, Mr. Simon may be deemed to have beneficial ownership of the founder shares held directly by IDS III LLC, a Delaware limited liability company. Mr. Simon disclaims beneficial ownership of such founder shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

Immediately after this offering, our initial shareholders will beneficially own 20.0% of the then issued and outstanding ordinary shares (assuming our initial shareholders do not purchase any units in this offering) and will have the right to elect all of our directors prior to our initial business combination as a result of holding all of the founder shares. Holders of our public shares will not have the right to appoint any directors to our board of directors prior to our initial business combination. In addition, because of their ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions. If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and ordinary shares upon the consummation of this offering.

Our co-sponsor, GP sponsor, has committed to purchase an aggregate of 2,800,000 warrants (or 3,100,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.50 per warrant ($4,200,000 in the aggregate or $4,650,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Our co-sponsor, Act III sponsor, has committed to purchase an aggregate of 1,866,667 warrants (or 2,066,667 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.50 per warrant ($2,800,000 in the aggregate or $3,100,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Each private placement warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. If we do not complete our initial business combination within 24 months from the closing of this offering, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our co-sponsors or their respective permitted transferees: (1) they will not be redeemable by us (except as described below under “Description of Securities — Redeemable Warrants — Public Redeemable Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”); (2) they (including the Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our co-sponsors until 30 days after the completion of our initial business combination, as described below; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the ordinary shares issuable upon exercise of these warrants) are entitled to registration rights, as described below.

Our co-sponsors and our directors and officers are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.

Prior to this offering, we entered into a forward purchase agreement between us and GP sponsor, pursuant to which GP sponsor has agreed to purchase, or procure the purchase by GP Investments or any of its subsidiaries or affiliates, of the forward purchase units.

The forward purchase agreement entered into with GP sponsor pursuant provides that GP Investments or any of its subsidiaries or affiliates (including GP sponsor), as determined by GP sponsor (referred to herein as the forward purchaser) will purchase $50.0 million of forward purchase units consisting of one forward purchase share and one-third of one forward purchase warrant for $10.00 per forward purchase unit, in a private placement that will close substantially concurrently with the closing of our initial business combination. GP sponsor has agreed that the forward purchaser will not redeem any Class A ordinary shares held by it in connection with the initial business combination. Each whole forward purchase warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. The forward purchase warrants will have the same terms as the private placement warrants and the forward purchase shares will be identical to the Class A ordinary shares included in the public units being sold in this offering, except the forward purchase shares will be subject to transfer restrictions and certain registration rights and the forward purchase units will consist of only one-third of one forward purchase warrant. The purchase of the forward purchase securities will be made regardless of whether any of our Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with a minimum funding level for our initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination and for working capital in the post-transaction company. See “Description of Securities—Forward Purchase Agreement.”

The forward purchaser will not have any right to the funds held in the trust account except with respect to any public shares owned by it.

Transfers of Founder Shares and Private Placement Warrants

The founder shares, private placement warrants and any Class A ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with us to be entered into by our initial shareholders, directors and officers. Those lock-up provisions provide that such securities are not transferable or salable (1) in the case of the founder shares, until the earlier of: (A) one year after the completion of our initial business combination; and (B) subsequent to our initial business combination (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (2) in the case of the private placement warrants and the respective Class A ordinary shares underlying such warrants, until 30 days after the completion of our initial business combination, except in each case (a) to our directors or officers, any affiliates or family members of any of our directors or officers, any members or partners of our co-sponsors or their respective affiliates, or any affiliates of our co-sponsors, or any employees of such affiliates, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) in the case of a trust by distribution to one or more permissible beneficiaries of such trust, (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) to us for no value for cancellation in connection with the consummation of our initial business combination, (g) in the event of our liquidation prior to our completion of our initial business combination; (g) by virtue of the laws of the Cayman Islands, by virtue of either co-sponsor’s memorandum and articles of association or other constitutional documents, as amended, upon dissolution of either of our co-sponsors, or by virtue of the constitutional documents of a subsidiary of either of our co-sponsors that holds the relevant securities, upon liquidation or dissolution of such subsidiary; or (h) in the event of our completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Registration Rights

The holders of the founder shares, private placement warrants and any warrants that may be issued on conversion of working capital loans (and any Class A ordinary shares issuable upon the exercise of the private placement warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period as described under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants.” We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On November 29, 2020, GP sponsor paid $25,000 to cover certain of our offering and formation costs in exchange for the issuance of 7,187,500 founder shares to GP sponsor, or approximately $0.003 per share (after giving effect to a share surrender effected on February 1, 2021) , up to 937,500 of which will be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. On March , 2021, GP sponsor transferred 25,000 founder shares to each of our four independent directors (an aggregate of 100,000 founder shares) at their original purchase price. On March , 2021, GP sponsor transferred 3,543,750 founder shares to Act III sponsor at their original purchase price. Our initial shareholders will collectively own 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and ordinary shares upon the consummation of this offering.

Our co-sponsor, GP sponsor, has committed, pursuant to a written agreement, to purchase an aggregate of 2,800,000 (or 3,100,000 if the underwriters’ over-allotment option is exercised in full) private placement warrants for a purchase price of $1.50 per warrant ($4,200,000 in the aggregate or $4,650,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Our co-sponsor, Act III sponsor, has committed, pursuant to a written agreement, to purchase an aggregate of 1,866,667 (or 2,066,667 if the underwriters’ over-allotment option is exercised in full) private placement warrants for a purchase price of $1.50 per warrant ($2,800,000 in the aggregate or $3,100,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant may be exercised for one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial business combination.

As more fully discussed in “Management — Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Prior to this offering, we entered into a forward purchase agreement between us and GP sponsor, pursuant to which GP sponsor has agreed to purchase, or procure the purchase by GP Investments or any of its subsidiaries or affiliates, of the forward purchase units.

The forward purchase agreement entered into with GP sponsor pursuant provides that GP Investments or any of its subsidiaries or affiliates (including GP sponsor), as determined by GP sponsor (referred to herein as the forward purchaser) will purchase $50.0 million of forward purchase units consisting of one forward purchase share and one-third of one forward purchase warrant for $10.00 per forward purchase unit, in a private placement that will close substantially concurrently with the closing of our initial business combination. GP sponsor has agreed that the forward purchaser will not redeem any Class A ordinary shares held by it in connection with the initial business combination. Each whole forward purchase warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. The forward purchase warrants will have the same terms as the private placement warrants and the forward purchase shares will be identical to the Class A ordinary shares included in the public units being sold in this offering, except the forward purchase shares will be subject to transfer restrictions and certain registration rights and the forward purchase units will consist of only one-third of one forward purchase warrant. The purchase of the forward purchase securities will be made regardless of whether any of our Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with a minimum funding level for our initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination and for working capital in the post-transaction company. See “Description of Securities—Forward Purchase Agreement.”

The forward purchaser will not have any right to the funds held in the trust account except with respect to any public shares owned by it.

We will enter into an Administrative Services Agreement with an affiliate of GP sponsor, pursuant to which we will pay a total of $10,000 per month for office space, administrative and support services to such affiliate. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Accordingly, in the event the consummation of our initial business combination takes the maximum 24 months, an affiliate of GP sponsor will be paid a total of $240,000 ($10,000 per month) for office space, administrative and support services and will be entitled to be reimbursed for any out-of-pocket expenses.

Our co-sponsors, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our co-sponsors, directors, officers or our or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

GPIC Ltd., the sole member of GP sponsor, has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021 and the closing of this offering. These loans will be repaid upon completion of this offering out of the $1,000,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. The value of GP sponsor’s interest in this loan transaction corresponds to the principal amount outstanding under any such loan. As of November 30, 2020, there was $113,101 outstanding under such promissory note.

In addition, in order to finance transaction costs in connection with an intended initial business combination, either of our co-sponsors, any of their respective affiliates or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our co-sponsors. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our co-sponsors or an affiliate of either of our co-sponsors as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive officer and director compensation.

We have entered into a registration rights agreement with respect to the founder shares, private placement warrants, warrants issued upon conversion of working capital loans (if any) and the forward purchase shares and the forward purchase warrants (and underlying Class A ordinary shares), which is described under the heading “Principal Shareholders — Registration Rights.”

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the closing of this offering, we will adopt our Code of Ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board of directors) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. Our audit committee will review on a quarterly basis all payments that were made to our co-sponsors, directors or officers, or our or any of their respective affiliates.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our co-sponsors, directors or officers unless we, or a committee of independent and disinterested directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. In addition, pursuant to Nasdaq listing rules, our initial business combination must be approved by a majority of our independent directors.

Furthermore, there will be no finder’s fees, reimbursements or cash payments made by us to our co-sponsors, directors or officers, or our or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement warrants held in the trust account prior to the completion of our initial business combination:

•	repayment of an aggregate of up to $300,000 in loans made to us by GPIC, Ltd., the sole member of GP sponsor, to cover offering-related and organizational expenses;

•	payment to an affiliate of GP sponsor of a total of $10,000 per month for office space, administrative and support services;

•	reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•

repayment of loans which may be made by either of our co-sponsors, any of their respective affiliates or certain of our directors and officers to finance to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.50 per warrant at the option of the lender.

The above payments may be funded using the net proceeds of this offering and the sale of the private placement warrants not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company (company number 368378) and our affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act and common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association which will be adopted upon the consummation of this offering, we will be authorized to issue 200,000,000 Class A ordinary shares, $0.0001 par value each, 20,000,000 Class B ordinary shares, $0.0001 par value each, and 1,000,000 undesignated preferred shares, $0.0001 par value each. The following description summarizes the material terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the company’s Class A ordinary shares. This means only a whole warrant may be exercised at any given time by a warrant holder.

The Class A ordinary shares and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Citigroup informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering which will include this audited balance sheet. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Ordinary Shares

Upon the closing of this offering 31,250,000 ordinary shares will be issued and outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 937,500 founder shares by the holders thereof), comprising:

•	25,000,000 Class A ordinary shares underlying the units being offered in this offering; and

•	6,250,000 Class B ordinary shares held by our initial shareholders.

If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering.

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that, prior to our initial business combination, holders of our Class B ordinary shares will have the right to appoint all of our directors and remove members of the board of directors for any reason, and holders of our Class A ordinary shares will not be entitled to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares attending and voting in a general meeting. Unless specified in the Companies Act, our amended and restated memorandum and articles of association or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders (other than the appointment or removal of directors prior to our initial business combination), and, prior to our initial business combination, the affirmative vote of a majority of our founder shares is required to approve the appointment or removal of directors. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the founder shares voted for the appointment of directors can appoint all of the directors prior to our initial business combination. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to our initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of our ordinary shares who attend and vote in a general meeting.

Because our amended and restated memorandum and articles of association authorize the issuance of up to 200,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

Our board of directors is divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. We may not hold an annual general meeting prior to the consummation of our initial business combination.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. Our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination or certain amendments to our amended and restated memorandum and articles of association as described elsewhere in this prospectus. Permitted transferees of our initial shareholders, directors or officers will be subject to the same obligations.

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by applicable law or stock exchange listing requirements, if a shareholder vote is not required by applicable law or stock exchange listing requirements and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Our initial business combination must be approved by a majority of our board of directors, and a majority of our independent directors. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. However, the participation of our co-sponsors, directors, officers, advisors or any of their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give not less than 10 days nor more than 60 days prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. As a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our initial shareholders have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares held by them in favor of our initial business combination. In addition, pursuant to the terms of a forward purchase agreement, GP sponsor has agreed that the forward purchaser shall vote any shares purchased during or after this offering, in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 9,375,001, or 37.5% (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised), or 1,562,501, or 6.25% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any. Additionally, each public shareholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction.

Pursuant to our amended and restated memorandum and articles of association, if we have not completed our initial business combination within 24 months from the closing of this offering, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our initial shareholders, directors acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders at such time will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are designated as Class B ordinary shares and are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that: (1) prior to our initial business combination, only holders of the founder shares have the right to vote on the appointment of directors and holders of a majority of our founder shares may remove a member of the board of directors for any reason; (2) the founder shares are subject to certain transfer restrictions, as described in more detail below; (3) our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive: (i) their redemption rights with respect to any founder shares and public shares held by them, as applicable, in connection with the completion of our initial business combination; (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (iii) their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); (4) the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; and (5) the founder shares are entitled to registration rights directors and officers. If we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares held by them purchased during or after this offering in favor of our initial business combination.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, other than the forward purchase securities, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon the completion of this offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding the forward purchase securities and any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our directors and officers and other persons or entities affiliated with either of our co-sponsors, each of whom will be subject to the same transfer restrictions) until the earlier of: (A) one year after the completion of our initial business combination; and (B) subsequent to our initial business combination (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

•	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;

•	whether voting rights are attached to the share in issue;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preferred Shares

Our amended and restated memorandum and articles of association authorize 1,000,000 preferred shares and provide that preferred shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future. No preferred shares are being issued or registered in this offering.

Redeemable Warrants

Public Shareholders’ Warrants and Forward Purchase Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering, except as described below. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including in connection with a cashless exercise permitted as a result of a notice of redemption described below under “ Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A ordinary shares are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “ fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “ fair market value” as used in the preceding sentence shall mean the volume weighted average price of the Class A ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.    Once the warrants become exercisable, we may redeem the warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem warrants even if the holders are otherwise unable to exercise their warrants.

We have established the $18.00 per share (as adjusted) redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.    Commencing ninety days after the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A ordinary shares (as defined below) except as otherwise described below;

•	if, and only if, the closing price of our Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and

•	if the closing price of our Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants and Forward Purchase Warrants — Anti-dilution Adjustments”), then the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

The numbers in the table below represent the number of Class A ordinary shares that a warrant holder will receive upon cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A ordinary shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on volume weighted average price of our Class A ordinary shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends.

Pursuant to the warrant agreement, references above to Class A ordinary shares shall include a security other than Class A ordinary shares into which the Class A ordinary shares have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of Class A ordinary shares to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth in the first three paragraphs under the heading “— Anti-dilution Adjustments” below. The adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

	Fair Market Value of Class A Ordinary Shares
Redemption Date (period to expiration of warrants)	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A ordinary shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our Class A ordinary shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A ordinary shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Class A ordinary shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A ordinary shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A ordinary shares.

This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which may only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A ordinary shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A ordinary shares are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A ordinary shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A ordinary shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A ordinary shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A ordinary shares than they would have received if they had chosen to exercise their warrants for Class A ordinary shares if and when such Class A ordinary shares were trading at a price higher than the exercise price of $11.50.

No fractional Class A ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A ordinary shares pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A ordinary shares, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Redemption procedures and cashless exercise.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A ordinary shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.    If the number of issued and outstanding Class A ordinary shares is increased by a capitalization or share dividend payable in Class A ordinary shares, or by a split-up of Class A ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding Class A ordinary shares. A rights offering made to all or substantially all holders of Class A ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A ordinary shares equal to the product of (1) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (2) one minus the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the historical fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) “historical fair market value” means the volume weighted average price of Class A ordinary shares during the 10 trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay to all or substantially all of the holders of Class A ordinary shares a dividend or make a distribution in cash, securities or other assets to the holders of Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of issued and outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to either of our co-sponsors or their respective affiliates, without taking into account any founder shares held by our co-sponsors or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger prices described above under “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the issued and outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a merger or consolidation in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of our Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock or other equity securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of Class A ordinary shares by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Class A ordinary shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A ordinary shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that (a) the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants and (b) all other modifications or amendments require the vote or written consent of at least 50% of the then outstanding public warrants and forward purchase warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, at least 50% of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants,” to our directors and officers and other persons or entities affiliated with our co-sponsors) and they will not be redeemable by us (except as described below under “Description of Securities — Redeemable Warrants — Public Redeemable Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”) so long as they are held by our co-sponsors or their respective permitted transferees. Our co-sponsors, or their respective permitted transferees, has the option to exercise the private placement warrants on a cashless basis and have certain registration rights described herein. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If the private placement warrants are held by holders other than our co-sponsors or their respective permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Except as described under “— Description of Securities — Redeemable Warrants — Public Redeemable Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) less the exercise price of the warrants by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average last reported sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our co-sponsors and their respective permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Class A ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, either of our co-sponsors, any of their respective affiliates or certain of our directors and officers may be required, although they are under no obligation to advance funds or invest in us. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect a capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Forward Purchase Agreement

Prior to this offering, we entered into a forward purchase agreement between us and GP sponsor, pursuant to which GP sponsor has agreed to purchase, or procure the purchase by GP Investments or any of its subsidiaries or affiliates, of the forward purchase units.

The forward purchase agreement entered into with GP sponsor pursuant provides that GP Investments or any of its subsidiaries or affiliates (including GP sponsor), as determined by GP sponsor (referred to herein as the forward purchaser) will purchase $50.0 million of forward purchase units consisting of one forward purchase share and one-third of one forward purchase warrant for $10.00 per forward purchase unit, in a private placement that will close substantially concurrently with the closing of our initial business combination. GP sponsor has agreed that the forward purchaser will not redeem any Class A ordinary shares held by it in connection with the initial business combination. Each whole forward purchase warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. The forward purchase warrants will have the same terms as the private placement warrants and the forward purchase shares will be identical to the Class A ordinary shares included in the public units being sold in this offering, except the forward purchase shares will be subject to transfer restrictions and certain registration rights and the forward purchase units will consist of only one-third of one forward purchase warrant. The purchase of the forward purchase securities will be made regardless of whether any of our Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with a minimum funding level for our initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination and for working capital in the post-transaction company.

The forward purchaser will not have any right to the funds held in the trust account except with respect to any public shares owned by it.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3% in value who attend and vote at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (1) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (2) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (3) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (4) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (1) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (2) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (3) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (4) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his or her shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his or her written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his or her shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his or her intention to dissent including, among other details, a demand for payment of the fair value of his or her shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his or her shares at a price that the company determines is the fair value and if the company and the shareholder agrees to the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fails to agree to a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not to be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, such schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it is satisfied that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and we have complied with the statutory provisions as to majority vote;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a business-person would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits.    Maples and Calder, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability of such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our directors or officers usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes that have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The courts of the Cayman Islands are unlikely (1) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state and (2) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

As used above, “limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions (other than amendments relating to provisions governing the appointment or removal of directors prior to our initial business combination, which require the approval of a majority of at least 90% of our ordinary shares attending and voting in a general meeting) cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (1) holders of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s ordinary shares at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given or (2) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Other than as described above, our amended and restated memorandum and articles of association provide that special resolutions must be approved either by holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Our initial shareholders, who collectively will beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:

•	if we have not completed our initial business combination within 24 months from the closing of this offering, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

•	prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares on any initial business combination;

•

although we do not intend to enter into a business combination with a target business that is affiliated with our co-sponsors, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that such a business combination is fair to our company from a financial point of view;

•	if a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•	as long as our securities are listed on Nasdaq, our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in trust (excluding any deferred underwriters fees and taxes payable on the income earned on the trust account);

•	if our shareholders approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares; and

•	we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares attending and voting at a general meeting. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provide otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our directors or officers, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering — Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (1) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering or (2) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPL”) based on internationally accepted principles of data privacy.

In this subsection, “we”, “us,” “our” and the “Company” refers to GP-Act III Acquisition Corp. or our affiliates and/or delegates, except where the context requires otherwise.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”).

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The Company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(a)	where this is necessary for the performance of our rights and obligations under any purchase agreements;

(b)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(c)	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Certain Anti-Takeover Provisions of Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings.

Our authorized but unissued ordinary shares and preferred shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible For Future Sale

Immediately after this offering we will have 31,250,000 (or 35,937,500 if the underwriters’ over-allotment option is exercised in full) ordinary shares issued and outstanding. Of these shares, the 25,000,000 Class A ordinary shares (or 28,750,000 shares if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 6,250,000 (or 7,187,500 if the underwriters’ over-allotment option is exercised in full) founder shares and all 4,666,667 (or 5,166,667 if the underwriters’ over-allotment option is exercised in full) private placement warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus.

Upon the closing of the sale of the forward purchase securities, as described elsewhere in this prospectus, all of the forward purchase shares, the forward purchase warrants and our Class A ordinary shares underlying the forward purchase warrants will be restricted securities under Rule 144.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of ordinary shares then issued and outstanding, which will equal 312,500 shares immediately after this offering (or 359,375 if the underwriters exercise their over-allotment option in full); or

•	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us. Otherwise, the forward purchase securities will not be subject to any transfer restrictions.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and our co-sponsors will be able to sell its private placement warrants, pursuant to Rule 144 without registration, one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, private placement warrants, any warrants that may be issued on conversion of working capital loans and the forward purchase shares and the forward purchase warrants (and any Class A ordinary shares issuable upon the exercise of the private placement warrants, warrants issued upon conversion of the working capital loans and forward purchase warrants and upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period as described under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants.” We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We intend to apply to list our Class A ordinary shares, units and warrants on Nasdaq under the symbols “GPAT,” “GPATU” and “GPATW,” respectively. We expect that our units will be listed on Nasdaq promptly on or after the effective date of the registration statement. Following the date the Class A ordinary shares and warrants are eligible to trade separately, we anticipate that the Class A ordinary shares and warrants will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq.

INCOME TAX CONSIDERATIONS

The following summary of Cayman Islands and U.S. federal income tax considerations relevant to an investment in our units, ordinary shares and warrants is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act

(2018 Revision)

Undertaking as to Tax Concessions

In accordance with the provision of section 6 of The Tax Concessions Act (2018 Revision), the Financial Secretary undertakes with the company:

1.	that no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the company or its operations; and

2.	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1    on or in respect of the shares, debentures or other obligations of the company; OR

2.2    by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (2018 Revision).

3.	these concessions shall be for a period of 20 years from the date hereof.

U.S. Federal Income Taxation

General

The following discussion summarizes U.S. federal income tax considerations generally applicable to the ownership and disposition of our units (each consisting of one ordinary share and one-third of one redeemable warrant) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and warrant components of the unit.

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the ordinary shares and warrants will trade separately and that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including:

•	financial institutions or financial services entities;

•	dealers that are subject to the mark-to-market accounting rules;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more of our voting shares;

•	persons that hold our securities as part of a straddle, constructive sale, conversion or other integrated or similar transaction; or

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

The discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court.

Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, ordinary shares or warrants who or that is for U.S. federal income tax purposes: (1) an individual citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.

THIS DISCUSSION IS ONLY A SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

There is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one ordinary share and one-third of one redeemable warrant to acquire one ordinary share. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you agree to adopt such treatment for U.S. federal income tax purposes. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the ordinary share and the warrant that comprise the unit based on their respective relative fair market values at the time of issuance. A holder’s initial tax basis in the ordinary share and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the ordinary share and the warrant comprising the unit, and the amount realized on the disposition should be allocated between the ordinary share and the warrant based on their respective relative fair market values at the time of disposition. The separation of the ordinary share and the warrant comprising a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of our ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit) and regarding an allocation of the purchase price among the ordinary share and the warrant that comprise a unit. The balance of this discussion generally assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution paid on our ordinary shares. A distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders, dividends will generally be taxed at the lower applicable long-term capital gains rate (see “— Taxation on the Disposition of Ordinary Shares and Warrants” below) only if our ordinary shares are readily tradable on an established securities market in the United States (which they will be if our shares are traded on Nasdaq) and certain other requirements are met, including that we are not classified as a PFIC during the taxable year in which the dividend is paid or the preceding taxable year. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise or through a decrease to the exercise price) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the holders of such ordinary shares as a distribution. Such constructive distribution would be subject to tax as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of our ordinary shares or warrants which, in general, would include a redemption of ordinary shares as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. Holder generally will recognize capital gain or loss. The amount of gain or loss recognized generally will be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares or warrants based upon the then fair market values of the ordinary shares and the warrants included in the units) and (2) the U.S. Holder’s adjusted tax basis in its ordinary shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its ordinary shares or warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to an ordinary share or warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced by any prior distributions treated as a return of capital. See “— Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s basis in an ordinary share acquired pursuant to a warrant.

Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. It is unclear whether the redemption rights with respect to the ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. Holder’s particular facts and circumstances.

Redemption of Ordinary Shares

Subject to the PFIC rules discussed below, if a U.S. Holder’s ordinary shares are redeemed pursuant to the exercise of a shareholder redemption right or if we purchase a U.S. Holder’s ordinary shares in an open market transaction, for U.S. federal income tax purposes, such redemption will be subject to the following rules. If the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “— Taxation on the Disposition of Ordinary Shares and Warrants” above. Whether a redemption of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning warrants). The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (1) is “substantially disproportionate” with respect to a U.S. Holder, (2) results in a “complete termination” of such holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exercise of the warrant. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (1) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (2) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “— Taxation of Distributions,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant for cash. An ordinary share acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. It is unclear whether a U.S. Holder’s holding period for the ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the ordinary shares received generally would equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary shares would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrants.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we provide notice that we will redeem warrants for $0.10 as described in the section entitled “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants and Forward Purchase Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” and a U.S. Holder exercises its warrant on a cashless basis and receives the amount of Class A ordinary shares as determined by reference to the table set forth therein, we intend to treat such exercise as a redemption of warrants for Class A ordinary shares for U.S. federal income tax purposes. Such redemption should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, subject to the PFIC rules described below, a U.S. Holder should not recognize any gain or loss on the redemption of warrants for ordinary shares. In such event, a U.S. Holder’s aggregate tax basis in the ordinary shares received in the redemption generally should equal the U.S. Holder’s aggregate tax basis in the warrants redeemed and the holding period for the ordinary shares received should include the U.S. Holder’s holding period for the surrendered warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated as an exercise as described above in the first paragraph under “ U.S. Holders — Exercise, Lapse or Redemption of a Warrant,” or in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of warrants. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a redemption of warrants for ordinary shares.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “ Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants and Forward Purchase Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “ — Taxation on the Disposition of Ordinary Shares and Warrants.”

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies to the IRS that it will not be a PFIC for either of the two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year and, possibly, after the close of our two subsequent taxable years. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any future taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election or a mark-to-market election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, as described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants; and

•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares and warrants;

•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to our ordinary shares (but not our warrants) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends.

A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. A U.S. Holder may not make a QEF election with respect to its warrants to acquire our ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which will generally be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. One type of purging election creates a deemed sale of such shares at their fair market value. Any gain recognized in this deemed sale will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the ordinary shares acquired upon the exercise of the warrants. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances (including a potential separate “deemed dividend” purging election that may be available if we are a controlled foreign corporation).

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. Such a U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Such U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to our warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares or warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares or warrants under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets,” which may include an interest in us, on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential investors are urged to consult their tax advisers regarding the foreign financial asset and other reporting obligations and their application to an investment in our securities.

Non-U.S. Holders

Dividends (including constructive distributions) paid or deemed paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares and warrants (including a redemption or cashless exercise of warrants to the extent such disposition may otherwise be treated as taxable) unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends (including constructive distributions) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the Non-U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the holders of such ordinary shares as a distribution. Such constructive distribution would be subject to tax, if any, as if the Non-U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated             , 2021, between us and Citigroup Global Markets Inc. as the representative of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of units shown opposite its name below:

Underwriter	Number of Units
Citigroup Global Markets Inc.
Cantor Fitzgerald & Co.
Nomura Securities International, Inc.
TD Securities (USA) LLC
Total	25,000,000

The underwriters may offer and sell the units to the public through one or more of their respective affiliates or other registered broker-dealers or selling agents.

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the units if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the units as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the units, that you will be able to sell any of the units held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the units subject to their acceptance of the units from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commission and Expenses

The underwriters have advised us that they propose to offer the units to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $           per unit. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by GP-Act III Acquisition Corp.
	No Exercise	Full Exercise
Per Unit(1)	$0.55	$0.55
Total(1)	$13,750,000	$15,812,500

(1)	$0.20 per unit, or $5,000,000 in the aggregate (or $5,750,000 in the aggregate if the underwriters’ option to purchase additional units is exercised in full) is payable upon the closing of this offering. $0.35 per unit, or $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on, and concurrently with, completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of Class A ordinary shares sold as part of the units in this offering, as described in this prospectus.

If we do not complete our initial business combination within 24 months from the closing of this offering, the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account and (ii) the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest will be net of taxes payable) to the public shareholders.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $1.0 million. We have agreed to pay for FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $25,000.

Determination of Offering Price

Prior to this offering, there has not been a public market for our securities. Consequently, the initial public offering price for our units was determined by negotiations between us and the representative. Among the factors considered in these negotiations were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company.

We offer no assurances that the initial public offering price will correspond to the price at which the units will trade in the public market subsequent to the offering or that an active trading market for the units will develop and continue after the offering.

Listing

We intend to apply to have our units listed on Nasdaq under the symbol “GPATU.” Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on Nasdaq under the symbols “GPAT” and “GPATU,” respectively. The units will automatically separate into their component parts and will not be traded following the completion of our initial business combination.

Stamp Taxes

If you purchase units offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Option to Purchase Additional Units

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 3,750,000 units from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional units proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more units than the total number set forth on the cover page of this prospectus.

Letter Agreements

We, our co-sponsors and our directors and officers have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, without the prior written consent of Citigroup for a period of 180 days after the date of this prospectus, any units, warrants, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares; provided, however, that we may (1) issue and sell the private placement warrants; (2) issue and sell the additional units to cover our underwriters’ over-allotment option (if any); (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the private placement warrants and the Class A ordinary shares issuable upon exercise of the warrants and the founder shares; and (4) issue securities in connection with our initial business combination. However, the foregoing shall not apply to the forfeiture of any founder shares pursuant to their terms or any transfer of founder shares to any current or future independent director of the company (as long as such current or future independent director transferee is subject to the letter agreement, filed herewith, or executes an agreement substantially identical to the letter agreement, as applicable to directors and officers at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). Citigroup in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination; and (B) subsequent to our initial business combination (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property (except with respect to permitted transferees as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the units at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional units in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional units or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the option to purchase additional units.

“Naked” short sales are sales in excess of the option to purchase additional units. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our units in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of units on behalf of the underwriters for the purpose of fixing or maintaining the price of the units. A syndicate covering transaction is the bid for or the purchase of units on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the units originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our units. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our units on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our units in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but we may do so at our discretion. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future, including by acting as placement agent in a private offering of securities, underwriting or arranging debt financing or acting as financial advisor. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the underwriters or their affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may be paid in other than cash. The underwriters or their affiliates that provide these services to us may have a potential conflict of interest given that the underwriters are entitled to the deferred portion of their underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

Resale Restrictions

The distribution of the securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions;

•	the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•	where required by law, the purchaser is purchasing as principal and not as agent; and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the Company under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area, an offer of the units to the public may not be made in that Member State, except that an offer of the units may be made to the public in that Member State at any time:

•	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•	to fewer than 150 natural or legal persons in a Member State (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representative of the underwriters for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the units shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “an offer of the public” in relation to the units in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

An offer to the public of the units may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of the units may be made at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

•	to fewer than 150 natural or legal persons in the United Kingdom (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representative of the underwriters for any such offer; of

•	in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation, provided that no such offer of the units shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the units in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this prospectus is only being distributed to and is only directed at: (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons being referred to as “relevant persons”). The units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the units is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (“FIEL”) and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notification under Section 309B(1)(c) of the Securities and Futures Act:    Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Units are (A) prescribed capital markets products (as defined in the CMP Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, São Paulo, Brazil, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Maples and Calder, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. In connection with this offering, Davis Polk & Wardwell LLP, New York, New York is acting as counsel to the underwriters.

EXPERTS

The financial statements of GP-Act III Acquisition Corp. (formerly known as GP Investments Acquisition Corp. II) as of November 30, 2020 and for the period from November 23, 2020 (inception) through November 30, 2020 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of GP-Act III Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements for GP-Act III Acquisition Corp. (formerly known as GP Investments Acquisition Corp. II):

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and the Board of Directors of GP-Act III Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of GP-Act III Acquisition Corp. (formerly known as GP Investments Acquisition Corp. II) (the “Company”) as of November 30, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from November 23, 2020 (inception) through November 30, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2020, and the results of its operations and its cash flows for the period from November 23, 2020 (inception) through November 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of November 30, 2020 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY

February 1, 2021

GP-ACT III ACQUISITION CORP.
(FORMERLY KNOWN AS GP INVESTMENTS ACQUISITION CORP. II)

BALANCE SHEET

NOVEMBER 30, 2020

ASSETS
Deferred offering costs	$236,384
Total Assets	$236,384

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accrued expenses	$3,973
Accrued offering costs	98,283
Promissory note – related party	113,101
Total Current Liabilities	215,357

Commitments

Shareholder’s Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 shares issued and outstanding(1)	719
Additional paid-in capital	24,281
Accumulated deficit	(3,973)
Total Shareholder’s Equity	21,027
Total Liabilities and Shareholder’s Equity	$236,384

(1)	Includes an aggregate of up to 937,500 Class B ordinary shares subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ overallotment option is exercised (see Note 5). On February 1, 2021, the Company effected a share surrender pursuant to which 4,312,500 Class B ordinary shares were canceled, resulting in an aggregate of 7,187,500 Class B ordinary shares outstanding (see Note 5).

The accompanying notes are an integral part of these financial statements.

GP-ACT III ACQUISITION CORP.
(FORMERLY KNOWN AS GP INVESTMENTS ACQUISITION CORP. II)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM NOVEMBER 23, 2020 (INCEPTION) THROUGH NOVEMBER 30, 2020

Formation costs	$3,973
Net Loss	$(3,973)
Weighted average shares outstanding, basic and diluted(1)	6,250,000
Basic and diluted net loss per share	$(0.00)

(1)	Excludes an aggregate of up to 937,500 Class B ordinary shares subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ overallotment option is exercised (see Note 5). On February 1, 2021, the Company effected a share surrender pursuant to which 4,312,500 Class B ordinary shares were canceled, resulting in an aggregate of 7,187,500 Class B ordinary shares outstanding (see Note 5).

The accompanying notes are an integral part of these financial statements.

GP-ACT III ACQUISITION CORP.
(FORMERLY KNOWN AS GP INVESTMENTS ACQUISITION CORP. II)

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

FOR THE PERIOD FROM NOVEMBER 23, 2020 (INCEPTION) THROUGH NOVEMBER 30, 2020

	Class B Ordinary Shares(1)		Additional Paid-In	Accumulated	Total Shareholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance – November 23, 2020 (inception)	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to GPIAC II, LLC(1)	7,187,500	719	24,281	—	25,000
Net loss	—	—	—	(3,973)	(3,973)
Balance – November 30, 2020	7,187,500	$719	$24,281	$(3,973)	$21,027

(1)	Includes an aggregate of up to 937,500 Class B ordinary shares subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ overallotment option is exercised (see Note 5). On February 1, 2021, the Company effected a share surrender pursuant to which 4,312,500 Class B ordinary shares were canceled, resulting in an aggregate of 7,187,500 Class B ordinary shares outstanding (see Note 5).

The accompanying notes are an integral part of these financial statements.

GP-ACT III ACQUISITION CORP.
(FORMERLY KNOWN AS GP INVESTMENTS ACQUISITION CORP. II)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM NOVEMBER 23, 2020 (INCEPTION) THROUGH NOVEMBER 30, 2020

Cash Flows from Operating Activities
Net loss	$(3,973)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued expenses	3,973
Net cash used in operating activities	—

Cash Flows from Financing Activities
Proceeds from promissory note – related party	113,101
Payment of offering costs	(113,101)
Net cash provided by financing activities	—

Net Change in Cash	—
Cash – beginning of the period	—
Cash – end of the period	$—

Non-cash investing and financing activities:
Deferred offering costs paid by Co-Sponsors in exchange for the issuance of Class B ordinary shares	$25,000
Offering costs included in accrued offering costs	$98,283

The accompanying notes are an integral part of these financial statements.

GP-ACT III ACQUISITION CORP.
(FORMERLY KNOWN AS GP INVESTMENTS ACQUISITION CORP. II)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION, PLAN OF BUSINESS OPERATIONS AND GOING CONCERN

GP-Act III Acquisition Corp. (formerly known as GP Investments Acquisition Corp. II) (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on November 23, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

The Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of November 30, 2020, the Company had not commenced any operations. All activity for the period from November 23, 2020 (inception) through November 30, 2020 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 25,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 28,750,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 4,666,667 warrants (or 5,166,667 warrants if the underwriters’ over-allotment option is exercised on full) (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in private placements to GPIAC II, LLC and IDS III LLC (the “Co-Sponsors”), that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding any deferred underwriting commissions held in the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per Unit sold in the Proposed Public Offering, including proceeds of the sale of the Private Placement Warrants, will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Class A ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If the Company seeks shareholder approval in connection with a Business Combination, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, each of the Co-Sponsors has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased in or after the Proposed Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Additionally, each public shareholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

Each of the Co-Sponsors has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (iii) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination.

The Company will have until 24 months from the closing of the Proposed Public Offering (the “Combination Period”) to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Each of the Co-Sponsors has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if either of the Co-Sponsors acquires Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

Each of the Co-Sponsors has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Co-Sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Co-Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

At November 30, 2020, the Company had no cash and a working capital deficit of $215,357. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 global pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of November 30, 2020.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of November 30, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 937,500 ordinary shares that are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ overallotment option is exercised (see Note 5). At November 30, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 25,000,000 Units (or 28,750,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4 — PRIVATE PLACEMENT

The Co-Sponsor, GPIAC II, LLC has committed to purchase an aggregate of 2,800,000 Private Placement Warrants (or 3,100,000 Private Placement Warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.50 per Private Placement Warrants ($4,200,000 in the aggregate or $4,650,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of the Proposed Public Offering. The Co-Sponsor, IDS III LLC, has committed to purchase an aggregate of 1,866,667 Private Placement Warrants (or 2,066,667 Private Placement Warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.50 per Private Placement Warrants ($2,800,000 in the aggregate or $3,100,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the Proposed Public Offering. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the sale of the Private Placement Warrants will be added to the net proceeds from the Proposed Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On November 23, 2020, GPIAC II, LLC paid $25,000 to cover certain offering costs of the Company in consideration for 11,500,000 Class B ordinary shares (the “Founder Shares”) issued to GPIAC II, LLC. On February 1, 2021, the Company effected a share surrender pursuant to which 4,312,500 Founder Shares were canceled, resulting in an aggregate of 7,187,500 Founder Shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share surrender. The Founder Shares include an aggregate of up to 937,500 shares subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ overallotment option is exercised, so that the number of Founder Shares will collectively represent 20% of the Company’s issued and outstanding shares upon the completion of the Proposed Public Offering.

Each of the Co-Sponsors has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination; and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Promissory Note — Related Party

On November 29, 2020, the Company issued an unsecured promissory note to GPIC, Ltd., the sole member of GPIAC II, LLC (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2021 or (i) the consummation of the Proposed Public Offering. As of November 30, 2020, there was $113,101 outstanding under the Promissory Note.

Administrative Services Agreement

The Company intends to enter into an agreement, commencing on the effective date of the Proposed Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of GPIAC II, LLC a total of up to $10,000 per month for office space and administrative and support services.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, either of the Co-Sponsors, any of their respective affiliates or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants.

NOTE 6 — COMMITMENTS

Registration Rights

The holders of the Founder Shares, Private Placement Warrants, warrants that may be issued upon conversion of the Working Capital Loans and the forward purchase shares and the forward purchase warrants (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Propose Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments at the Proposed Public Offering price, less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $5,000,000 in the aggregate (or $5,750,000 if the underwriters’ over-allotment is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit, or $8,750,000 in the aggregate (or $10,062,500 if the underwriters’ over-allotment is exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 7 — SHAREHOLDER’S EQUITY

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At November 30, 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At November 30, 2020, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At November 30, 2020, there were 7,187,500 Class B ordinary shares issued and outstanding, of which an aggregate of up to 937,500 shares are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ overallotment option is exercised so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of the Company’s shareholders except as otherwise required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Proposed Public Offering and related to the closing of a Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon the completion of the Proposed Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding the forward purchase securities and any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Proposed Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A ordinary shares are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder and

•	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00 — Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary shares;

•	if, and only if, the closing price of Class A ordinary shares equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) on the trading prior to the date on which the Company send the notice of redemption to the warrant holders; and

•	if the closing price of Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities (excluding the forward purchase securities) for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to either of the Co-Sponsors or their respective affiliates without taking into account any Founder Shares held by the Co-Sponsors or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 8 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to February 1, 2021, the date that the financial statements were available to be issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On February 1, 2021, the Company effected a share surrender pursuant to which 4,312,500 Founder Shares were canceled, resulting in an aggregate of 7,187,500 Founder Shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share surrender.

On February 1, 2021, by a written resolution, GPIAC II, LLC, the sole shareholder of the Company, resolved that, with immediate effect, (i) the name of the Company be changed from “GP Investments Acquisition Corp. II” to “GP-Act III Acquisition Corp.,” and (ii) the memorandum and articles of association of the Company currently in effect be amended and restated to reflect that change of name.

25,000,000 Units

GP-Act III Acquisition Corp.

_______________________

PRELIMINARY PROSPECTUS

              , 2021

_______________________

Joint Book-Running Managers

Citigroup	Cantor
Co-Managers
Nomura	TD Securities

Until           , 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

_______________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	$400,000
Accounting fees and expenses	100,000
Printing and engraving expenses	30,000
SEC expenses	31,366
FINRA expenses	43,625
Roadshow expenses	25,000
Directors and officers insurance premiums	200,000
Exchange listing fees	85,000
Miscellaneous expenses	85,009
Total offering expenses	$1,000,000

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our directors and officers to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We may purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On November 29, 2020, GPIAC II, LLC subscribed for an aggregate of 7,187,500 founder shares, for an aggregate offering price of $25,000 at an average purchase price of approximately $0.003 per share (after giving effect to a share surrender effected on February 1, 2021). The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the issued and outstanding ordinary shares upon completion of this offering. Such securities were issued in connection with the Registrant’s incorporation pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Prior to effectiveness of this registration statement, GPIAC II, LLC shall transfer 25,000 founder shares to each of the Registrant’s four independent directors (an aggregate of 100,000 founder shares) at their original purchase price. Prior to effectiveness of this registration statement, GPIAC II, LLC shall transfer 3,543,750 founder shares to IDS III LLC at their original purchase price.

Each of GPIAC II, LLC and IDS III LLC is an accredited investor for purposes of Rule 501 of Regulation D.

In addition, GPIAC II, LLC has committed to purchase an aggregate of 2,800,000 warrants (or 3,100,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.50 per warrant ($4,200,000 in the aggregate or $4,650,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of the Registrant’s initial public offering. IDS III LLC has committed to purchase an aggregate of 1,866,667 warrants (or 2,066,667 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.50 per warrant ($2,800,000 in the aggregate or $3,100,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. These purchases will take place on a private placement basis simultaneously with the completion of the Registrant’s initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are being filed herewith:

Exhibit	Description
1.1*	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association dated February 1, 2021
3.2*	Form of Amended and Restated Memorandum and Articles of Association
4.1*	Specimen Unit Certificate
4.2*	Specimen Class A Ordinary Share Certificate
4.3*	Specimen Warrant Certificate (included in Exhibit 4.4)
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1*	Opinion of Maples and Calder
5.2*	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1*	Promissory Note, dated November 29, 2020, issued to GPIC, Ltd.
10.2*	Securities Subscription Agreement, dated November 29, 2020, between the Registrant and GPIAC II, LLC
10.3*	Securities Assignment Agreement, dated March , 2021, between GPIAC II, LLC and Asha Daniere, Ira Lamel, George Roeth and Mark Tarchetti
10.4*	Securities Assignment Agreement, dated March , 2021, between GPIAC II, LLC and IDS III LLC
10.5*	Form of Letter Agreement among the Registrant, its directors and officers, GPIAC II, LLC and IDS III LLC
10.6*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.7*	Form of Registration Rights Agreement between the Registrant and certain security holders
10.8*	Form of Private Placement Warrants Purchase Agreement between the Registrant, GPIAC II, LLC and IDS III LLC
10.9*	Form of Indemnity Agreement
10.10*	Form of Administrative Services Agreement, by and between the Registrant and an affiliate of the Registrant
10.11*	Form of Forward Purchase Agreement, by and between the Registrant and GPIAC II, LLC
14*	Form of Code of Ethics and Business Conduct
23.1**	Consent of Marcum LLP
23.2*	Consent of Maples and Calder (included in Exhibit 5.1)
23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
24**	Power of Attorney (included on signature page to the initial filing of this Registration Statement)

*To be filed by amendment.

**Filed herewith.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of March, 2021.

GP-Act III Acquisition Corp.

By:	/s/ Antonio Bonchristiano
Name: Antonio Bonchristiano
Title: Chief Executive Officer (Principal Executive Officer) and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Fersen Lamas Lambranho, Irwin Simon, Antonio Bonchristiano and Rodrigo Boscolo, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Antonio Bonchristiano	Chief Executive Officer (Principal Executive Officer) and Director	March 3, 2021
Antonio Bonchristiano
/s/ Rodrigo Boscolo	Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2021
Rodrigo Boscolo
/s/ Fersen Lamas Lambranho	Co-Chairman of the Board of Directors	March 3, 2021
Fersen Lamas Lambranho
/s/ Irwin Simon	Co-Chairman of the Board of Directors	March 3, 2021
Irwin Simon
/s/ Asha Daniere	Director	March 3, 2021
Asha Daniere
/s/ Ira Lamel	Director	March 3, 2021
Ira Lamel
/s/ George Roeth	Director	March 3, 2021
George Roeth
/s/ Mark Tarchetti	Director	March 3, 2021
Mark Tarchetti